   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 14, 2000



                                                      REGISTRATION NO. 333-48936

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         SATCON TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                               3674                           04-2857552
 (State or Other Jurisdiction of       (Primary Standard Industrial            (I.R.S. Employer
 Incorporation or Organization)         Classification Code Number)         Identification Number)

                           --------------------------

                                161 FIRST STREET
                      CAMBRIDGE, MASSACHUSETTS 02142-1221
                                 (617) 661-0540
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                              DAVID B. EISENHAURE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         SATCON TECHNOLOGY CORPORATION
                                161 FIRST STREET
                      CAMBRIDGE, MASSACHUSETTS 02142-1221
                                 (617) 661-0540
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                           --------------------------

                                   COPIES TO:

      JEFFREY N. CARP, ESQ.                                                  DAVID B. WALEK, ESQ.
        HALE AND DORR LLP                                                        ROPES & GRAY
         60 STATE STREET                                                    ONE INTERNATIONAL PLACE
   BOSTON, MASSACHUSETTS 02109                                            BOSTON, MASSACHUSETTS 02110
    TELEPHONE: (617) 526-6000                                              TELEPHONE: (617) 951-7000
    TELECOPY: (617) 526-5000                                               TELECOPY: (617) 951-7050

                           --------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED DECEMBER 14, 2000


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                        SHARES

                                     [LOGO]

                                  COMMON STOCK
                               $       PER SHARE
-----------------------------------------------------------------------------

SatCon Technology Corporation is offering       shares of common stock with this
prospectus. All of the shares are being sold by SatCon.


The common stock is listed on the Nasdaq National Market under the symbol "SATC." On December 13, 2000, the last reported sale price of our common stock on the Nasdaq National Market was $13.50 per share.



INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7.


                                                              PER SHARE    TOTAL
                                                              ---------   --------
Price to the public.........................................   $           $
Underwriting discounts and commissions......................   $           $
Net proceeds to SatCon......................................   $           $

SatCon has granted an over-allotment option to the underwriters. Under this
option, the underwriters may elect to purchase a maximum of       additional
shares from SatCon at the public offering price, less the underwriting discount, within 30 days following the date of this prospectus to cover over-allotments.

The underwriters are severally underwriting the shares being offered. The
underwriters expect to deliver the shares to purchasers on             , 2001.


--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CIBC WORLD MARKETS

                           BANC OF AMERICA SECURITIES LLC

                                                                    FAC/EQUITIES


                 The date of this prospectus is         , 2001

Description of the inside of the prospectus cover and the two-page graphical fold-out:

At the top of the inside of the cover page is the heading "Turning Tomorrow's Technology Into Today's Products" half on the white border and half on the blue background of the page.

The first picture, above the caption "Manufacturing Facility at Film Microelectronics Division," depicts two employees in sanitary clothing, gloves and protective eyewear working with various materials in the manufacturing process.

The second picture, above the caption "Manufacturing Facility at Magmotor Division," depicts four employees wearing lab coats assembling products.

In the lower right hand corner of the page, half on the blue background and half on the white border, is the SatCon logo.

The fold out contains several pictures and a graphic set on a white background with blue borders at the top and bottom of the pages. Reading right to left across both pages and printed in gray on the white background are the words "IPS System" (near the top of the pages), "Fuel Cells" (near the center of the pages) and "Microturbines" (near the bottom of the pages).

At the top of the foldout is the heading "SatCon Technology Corporation." Just below is the heading "The Future of Power and Energy Management." The foldout is divided by a blue vertical line on the right page. The pictures on the left of the blue line are under the heading "our products." The artistic rendition and pictures on the right of the blue line are under the heading "end uses."

Under the heading "our products" and above the caption "Beacon Power Flywheel Energy Storage System" is a picture of a flywheel and the flywheel cover. Below that picture on the left page, and above the caption "High Performance Motors" are pictures of six motors of varying size. On the right half of the left page, and at the vertical center, above the caption "Hybrid Microcircuits" is a picture of a rectangular circuit board. Two pictures are centered on the fold of the two pages. The top picture, above the caption "Power Conversion Systems" depicts a power conversion system with various electronic components, wires, and metal framework, bearing the SatCon logo. The bottom picture, above the caption "100hp Electric Drivetrain" is a electric motor bearing the name "Chrysler Electric."

Under the heading "end uses" is an artistic rendition depicting a residential fuel cell and surrounding landscaping. To the right of the rendition is the caption "Residential Fuel Cell Distributed Power Generation Systems." Below are side-by-side photographs of a cellular telephone and a satellite with the caption "Wireless Telecommunications Products." At the bottom of the page is a photograph of a Chrysler minivan with a caption to the right reading "Chrysler's EPIC (Electric Powered Intraurban Commuter) Minivan."

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
Prospectus Summary..........................................      1
Risk Factors................................................      7
Forward-Looking Statements; Market Data.....................     19
Use of Proceeds.............................................     20
Price Range of Common Stock.................................     21
Dividend Policy.............................................     21
Capitalization..............................................     22
Dilution....................................................     23
Selected Consolidated Financial Data........................     24
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     26
Business....................................................     35
Management..................................................     55
Certain Transactions........................................     58
Principal Stockholders......................................     61
Description of Capital Stock................................     63
Underwriting................................................     65
Legal Matters...............................................     67
Experts.....................................................     67
Where You Can Find More Information.........................     68
Index to Financial Statements...............................    F-1

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE MAKING AN INVESTMENT DECISION. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION TITLED "RISK FACTORS" AND THE FINANCIAL STATEMENTS AND NOTES RELATING TO THOSE STATEMENTS.

                         SATCON TECHNOLOGY CORPORATION

OVERVIEW




We are developing enabling technologies for the emerging distributed power generation and power quality markets. We design, develop and manufacture high-efficiency, reliable and long-lived electronics products and a variety of standard and custom high-performance motors to suit specific applications. Our power and energy management products convert, condition, store and manage electricity for businesses and consumers that require high-quality, uninterruptible power. We are utilizing our engineering and manufacturing expertise to develop products we believe will be integral components of distributed power generation and power quality systems. Our specialty motors are typically designed and manufactured for unique customer requirements such as high power-to-size requirements or high efficiency.



We and our affiliate, Beacon Power Corporation, are focusing our development and manufacturing efforts on products for high-growth markets in the following categories:



PRODUCT CATEGORY               PRODUCTS                       MARKETS
----------------               --------                       -------
Electronics and power          Controllers, inverters,        Distributed power generation
electronics                    hybrid microcircuits, thin     (including fuel cells and
                               film substrates, and           microturbines),
                               amplifiers                     telecommunications, aircraft,
                                                              satellites and medical
                                                              instruments

High-performance motors        Industrial automation motors,  Hybrid-electric vehicles,
                               shaker systems, and electric   industrial automation,
                               drivetrains                    machine tools, semiconductor
                                                              manufacturers

Beacon Power's flywheel and    Flywheels                      Uninterruptible power
energy storage                                                supplies


MARKET OPPORTUNITY


Distributed power, or on-site power independent of the electric utility grid, locates power-generating capability closer to the end user, while power quality systems maintain high quality electricity despite power surges and shortages. These systems include fuel cell and microturbine power generation systems, hybrid-electric vehicles and flywheel energy storage systems that store electricity in mechanical form and are an alternative to traditional lead-acid batteries.


The distributed power generation and power quality industries are entering a period of rapid expansion as products approach commercialization and mass production. In the United States, this expansion is being driven by several factors, including:

    - Increasing demand for electricity, driven by the proliferation of computers and e-commerce,

    - Growing demand for high-quality power, as more mission-critical and sensitive electronics are connected to the electric utility grid,

    - Capacity constraints on the electric utility grid that have resulted in decreased reliability in certain power markets, and


    - Heightening environmental concerns regarding transportation vehicles and conventional power generation.



In response to the many power outages in 1999, the U.S. Department of Energy's Power Outage Study Team recommended the increased use of distributed power. Assuming sustained investment, according to the Electric Power Research Institute's, or EPRI's, July 1999 ELECTRICITY TECHNOLOGY ROADMAP, at least 20 gigawatts of distributed resources are forecast for installation in the United States in the coming decade.



We are focused on selling our enabling products into the markets for distributed power generation and power quality systems. All of these systems require power and energy management products to convert, condition, store and manage electricity. In order to be commercially viable and operate effectively, these power and energy management products must be highly reliable, efficient, low-cost and compact. Many of these products must be highly customized to meet the evolving needs of the distributed power generation and power quality marketplace. We believe that a significant opportunity exists to manufacture and supply power and energy management products that meet these criteria.


OUR SOLUTION


Our solution is to provide critical power products and systems necessary for the successful commercialization of distributed power generation and power quality systems. Our products and systems include our PowerGate-TM- and MegaVerter-TM-power electronics, our control software, GridLink-TM- utility interface, high-performance motors and electric drivetrains and a flywheel energy storage system being developed by Beacon Power. We believe our solution encompasses the following key attributes demanded by the emerging distributed power and power quality markets:


    - PERFORMANCE. We use proprietary designs to ensure that high-quality power is produced during peak as well as steady-state operations.

    - RELIABILITY. We design our products to support the long-life, always-on requirements of the distributed power generation and power quality markets.

    - EFFICIENCY. We apply our power electronics expertise to design and manufacture our products to meet the efficiency needs of our customers.

    - LOW-COST. We design our products to be low-cost by making them as compact and as easy to manufacture as possible.

    - HIGH POWER DENSITY. We engineer our products to convert, condition and manage large amounts of energy within a compact design.

    - FLEXIBILITY. We develop and manufacture products for use in various distributed power generation systems and many of our products are modular and scalable to meet a wide range of power requirements.

STRATEGY

Our objective is to be a leading provider of the power and energy management products necessary for the successful commercialization of distributed power generation systems, such as fuel cells and microturbines, hybrid-electric vehicles and power quality products, such as flywheel energy storage systems. We believe that by designing and developing our products across multiple markets and multiple applications, our success should be less dependent upon the adoption of a specific application or on the business of a single market participant. To accomplish our objective, we are pursuing the following key strategies:

    - DESIGN AND DEVELOP INNOVATIVE POWER AND ENERGY MANAGEMENT PRODUCTS. We are developing proprietary products that are integral components in distributed power generation and power quality systems.

    - ESTABLISH OUR PRODUCTS AS INDUSTRY STANDARDS. We believe that our engineering expertise, high-reliability manufacturing and industry relationships will position us to establish the industry standards for our products.

    - INSTALL LOW-COST, HIGH-VOLUME MANUFACTURING CAPABILITIES. We are developing and installing semi-automated manufacturing processes and expanding our manufacturing capacity in order to reduce costs as production volumes increase.

    - ACQUIRE NEW PRODUCTS, MANUFACTURING CAPABILITIES AND TECHNOLOGIES. We believe that the acquisition of new products, manufacturing capabilities and technologies will enhance our competitive position and growth opportunities.


We are working with companies in the distributed power generation and power quality markets to develop products that we believe will establish industry standards. Plug Power, Inc., H Power Corp. and IdaTech LLC, formerly Northwest Power Systems LLC, are currently evaluating our PowerGate-TM- power electronics and control software for use in their residential fuel cell power generation systems. In addition, we have received an order from Nuvera Fuel Cells, Inc. for two of our PowerGate-TM- power converters. We are also working with FuelCell Energy, Inc. to develop our MegaVerter-TM- power electronics and control software for use in their industrial fuel cell power generation system. A major automotive manufacturer is evaluating our high-performance motors for auxiliary uses in fuel cell hybrid-electric vehicles. Beacon Power has received a sales commitment for 100 flywheel energy storage systems from TLER Associates, Ltd., a Mexican telephone company, and a sales commitment for flywheels from Cox Communications, Inc. In addition, Beacon Power conducted field tests of its flywheel energy storage systems with Bell Atlantic Network Services, Inc., now part of Verizon Communications, Century Communications Corporation, now part of Adelphia Communications Corporation, and WinDBreak Cable.


BEACON POWER CORPORATION


SatCon has been developing flywheels for energy storage and other applications since 1985. In May 1997, we formed Beacon Power to develop stationary, terrestrial flywheel energy storage systems for commercial applications. These systems are designed to offer customers an environmentally cleaner, more reliable alternative to lead-acid batteries for energy storage and power quality management. Because of its advantages over lead-acid batteries, Beacon Power's flywheel energy storage system may be a viable alternative for use in applications where the loss or disruption of electricity could have potentially significant economic impacts. Beacon Power's initial market focus is to provide a flywheel energy storage system to telecommunication service providers who must maintain electricity during power outages. We believe that the economics of a flywheel energy storage system will compare favorably to lead-acid batteries in many applications. As of November 30, 2000, we beneficially owned approximately 25.3% of Beacon Power's common stock.

                                  THE OFFERING

Common stock offered by SatCon..............................  shares

Common stock to be outstanding after the offering...........  shares

Use of proceeds.............................................  We intend to use the net proceeds from this offering for manufacturing
                                                              equipment, manufacturing facilities and
                                                              other capital expenditures, for general
                                                              corporate purposes, including research
                                                              and development and working capital,
                                                              and for acquisitions that could provide
                                                              additional product offerings,
                                                              additional industry expertise, a
                                                              broader client base or an expanded
                                                              geographic presence. See "Use of
                                                              Proceeds."

Nasdaq National Market symbol...............................  SATC


The number of shares outstanding after this offering is based on our shares of common stock outstanding as of September 30, 2000 and excludes:



    - 1,877,105 shares subject to options outstanding as of September 30, 2000 at a weighted average exercise price of $11.89 per share,



    - 276,450 additional shares reserved for issuance under our stock option plans, and



    - 977,000 shares subject to warrants outstanding as of September 30, 2000 at a weighted average exercise price of $8.61.

                            ------------------------

Except as otherwise noted, all information in this prospectus assumes no exercise of the underwriters' over-allotment option and all references to years, or year end, refer to our fiscal year end of September 30.

SatCon was organized as a Massachusetts corporation in February 1985 and reincorporated as a Delaware corporation in 1992. Our principal office is located at 161 First Street, Cambridge, Massachusetts 02142, and our telephone number is (617) 661-0540.


GridLink-TM-, MagLev-TM-, MegaVerter-TM- and PowerGate-TM- are trademarks of SatCon. All other trademarks or trade names referred to in this prospectus are the property of their respective owners.

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                     (in thousands, except per share data)


Set forth below are our summary consolidated statements of operations data for the years ended September 30, 1998, 1999 and 2000, and summary balance sheet data as of September 30, 2000, on an actual basis and on an as adjusted basis to
give effect to the sale of             shares of our common stock in this
offering at an assumed public offering price of $      per share, after
deducting underwriting discounts and commissions and the estimated offering expenses payable by us.



Our financial statements for the years ended September 30, 1998 and 1999 have been restated. All financial information included in this prospectus reflects the restatements. For a discussion of the restatements, see our financial statements and related notes included elsewhere in this prospectus.



The statement of operations for the year ended September 30, 2000 includes the results of Ling Electronics beginning from October 21, 1999, the date on which we acquired Ling Electronics. Unaudited pro forma combined consolidated statements of operations for the years ended September 30, 1999 and 2000 that give effect to the acquisition as if it had occurred as of October 1, 1998 appear elsewhere in this prospectus.


This information should be read in conjunction with our consolidated financial statements and related notes and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus.

                      SUMMARY CONSOLIDATED FINANCIAL DATA


                                                                    FISCAL YEAR ENDED
                                                                      SEPTEMBER 30,
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
                                                                (IN THOUSANDS, EXCEPT PER
                                                                       SHARE DATA)
STATEMENT OF OPERATIONS DATA
  Product revenue...........................................  $ 7,520    $  9,123   $ 22,427
  Funded research and development revenue...................    8,011       6,355      8,628
                                                              -------    --------   --------
  Total revenue.............................................   15,531      15,478     31,055
  Cost of product revenue...................................    5,474       9,511     19,069
                                                              -------    --------   --------
  Gross margin..............................................   10,057       5,967     11,986
                                                              -------    --------   --------
  Research and development expenses.........................    6,794       6,554     10,301
  Selling, general and administrative expenses..............    4,523       8,819      9,970
  Amortization of intangibles...............................      291         371      1,217
                                                              -------    --------   --------
  Total operating expenses..................................   11,608      15,744     21,488
                                                              -------    --------   --------
  Operating loss............................................   (1,551)     (9,777)    (9,502)
  Other income (expense), net...............................      170        (224)       460
                                                              -------    --------   --------
  Net loss before income taxes and loss from Beacon Power
    Corporation.............................................   (1,381)    (10,001)    (9,042)
  Provision for income taxes................................       (4)         --         --
  Loss from Beacon Power Corporation........................   (3,473)     (4,341)      (899)
                                                              -------    --------   --------
  Net loss..................................................   (4,858)    (14,342)    (9,941)
  Accretion of redeemable convertible preferred stock
    discount................................................       --         (51)    (3,106)
                                                              -------    --------   --------
  Net loss attributable to common stockholders..............  $(4,858)   $(14,393)  $(13,047)
                                                              =======    ========   ========
  Net loss per share, basic and diluted.....................  $ (0.54)   $  (1.57)  $  (1.03)
                                                              =======    ========   ========
  Weighted average number of common shares, basic and
    diluted.................................................    8,957       9,176     12,630
                                                              =======    ========   ========



                                                               AS OF SEPTEMBER 30,
                                                                       2000
                                                              ----------------------
                                                               ACTUAL    AS ADJUSTED
                                                              --------   -----------
                                                                  (IN THOUSANDS)
BALANCE SHEET DATA
  Cash and cash equivalents.................................  $ 8,814
  Total assets..............................................   44,487
  Working capital...........................................   18,390
  Total long term liabilities, net of current portion.......      214
  Contingent obligation to class D preferred stockholders of
    Beacon Power Corporation................................    5,794
  Stockholders' equity......................................   31,118

                                  RISK FACTORS

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. ADDITIONAL RISKS NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS. ANY OF THESE RISKS COULD HAVE A MATERIAL AND NEGATIVE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATING TO OUR BUSINESS

WE EXPECT TO GENERATE A SIGNIFICANT PORTION OF OUR FUTURE REVENUES FROM SALES OF OUR PRODUCTS TO THE DISTRIBUTED POWER AND POWER QUALITY MARKETS, AND NO ASSURANCE CAN BE GIVEN THAT WE WILL REALIZE ANY OF THESE REVENUES.


On-site distributed power and power quality solutions, such as fuel cells and microturbines, which utilize our products are relatively new methods of producing electricity and have not historically accounted for much revenue in the electricity generation market. We have no experience manufacturing large volumes of our products for mass marketed fuel cell and microturbine systems, and, as a result, we currently generate only limited revenues from these products. Additionally, the existing market for these alternative distributed power products is limited, and there can be no assurance that this market will develop or that our products will be demanded in sufficient quantities to generate our expected revenues. If any of the foregoing were to occur, we would not achieve our anticipated levels of profitability and growth, and we may have to refocus our business on other new or existing product lines.


WE CANNOT ASSURE MARKET ACCEPTANCE OR COMMERCIAL VIABILITY OF OUR DISTRIBUTED POWER AND POWER QUALITY PRODUCTS.


We intend to continue to expand development of our products for the distributed power generation and power quality markets. However, we cannot assure you that manufacturers of these distributed power solutions will select our products to be incorporated into their solutions. Additionally, we cannot assure you that our customers' products will realize market acceptance, that they will meet the technical demands of their end users or that they will offer cost-effective advantages over existing utilities. Our marketing efforts to date involve development contracts with several customers, identification of specific market segments for power and energy management systems and the continuation of marketing efforts of recently acquired businesses. We cannot know if our commercial marketing efforts will be successful in the future. Furthermore, we cannot assure you that our products, in their current form, will be suitable for specific commercial applications or that further design modifications, beyond anticipated changes to accommodate different markets, will not be necessary. Additionally, we may not be able to develop competitive products, our products may not receive market acceptance, and we may not be able to profitably compete in this market even if market acceptance is achieved. If our products do not gain market acceptance or commercial viability, we will not achieve our anticipated levels of profitability and growth.


WE HAVE NO EXPERIENCE MANUFACTURING PRODUCTS FOR DISTRIBUTED POWER AND POWER QUALITY SYSTEMS ON A COMMERCIAL BASIS.


To date, we have focused primarily on research and development and have no experience manufacturing products for distributed power and power quality systems on a commercial basis. We have a semi-automated production line in our Marlborough, Massachusetts facility that we expect to be capable of producing up to 25,000 of our residential fuel cell power conversion systems annually. We are also continuing to develop our manufacturing capabilities and processes. We do not know whether or when we will be able to fully develop efficient, low-cost manufacturing capability and processes that will enable us to meet the quality, price, engineering, design and production standards or production volumes required to successfully mass market our distributed power and power quality products. Even if we are successful in developing our manufacturing capability and processes, we do not know whether we will do so in time to meet our product commercialization schedule or to satisfy the requirements of our customers.


WE HAVE RECENT AND ANTICIPATED OPERATING LOSSES.


We have recorded net losses for the fiscal years ended September 30, 1995, 1996, 1997, 1998, 1999 and 2000. In order to achieve profitability, we must achieve all or some combination of the following:


- successfully compete in the market for distributed power and power quality products,

- develop new products for our existing markets,

- sell these products to existing and new customers,

- increase gross margins through higher volumes and manufacturing efficiencies,

- control our operating expenses, and

- develop and manage our distribution capability.

If our revenue does not increase significantly or the increase in our expenses is greater than expected, we may not achieve or sustain profitability or generate positive cash flow in the future. We cannot assure you that we will accomplish these objectives or be profitable in the future. We expect to continue to incur operating losses at least through fiscal year 2001, and we may never become profitable.

WE MAY NOT BE ABLE TO DEVELOP OR SELL OUR DISTRIBUTED POWER, POWER QUALITY AND OTHER PRODUCTS UNDER DEVELOPMENT.


We have a number of potential products under development including our residential fuel cell power conversion system and the converter, inverter and controller contained in this conversion system. We face many technological challenges that we must successfully address to complete our development efforts. Our product development involves a high degree of risk and may require significant capital resources to enable us to be a low-cost, high-volume manufacturer of reliable products meeting our customers' needs. Returns to our investors are dependent upon successful development and commercialization of our potential products. For example, the successful development of our distributed power and power quality products will require significant investment in research and development before we can determine whether the development of our technology was successful and whether the resulting products will be commercially viable and accepted by the marketplace. In addition, many proposed products based on our technologies will require significant additional expenditures for research and development. We cannot assure you that any of the products we are developing, or those that we develop in the future, will be technologically feasible or accepted by the marketplace. Also, we cannot assure you that any of our product development will be completed on schedule, or at all and, as a result, you may lose all or part of your investment.



WE ARE HEAVILY DEPENDENT ON CONTRACTS WITH THE U.S. GOVERNMENT, AND PARTICULARLY THE U.S. DEPARTMENT OF ENERGY, FOR REVENUE TO DEVELOP OUR DISTRIBUTED POWER AND POWER QUALITY PRODUCTS, AND THE LOSS OF ONE OF OUR GOVERNMENT CONTRACTS COULD PRECLUDE US FROM ACHIEVING OUR ANTICIPATED LEVELS OF GROWTH AND REVENUES.



Our ability to develop and market our products is heavily dependent upon maintaining our U.S. government contract revenue and research grants. Most of our U.S. government contracts are funded incrementally on a year-to-year basis. Approximately 21% of our revenue during fiscal year 2000 was derived from government contracts and subcontracts. Any change in our relationship with the U.S. government or its agencies whether as a result of market, economic, or competitive pressures, including any decision by the U.S. government to alter its commitment to our research and development efforts could harm our business and financial condition by depriving us of the resources necessary to develop our distributed power and power quality products. Furthermore, contracts with the U.S. government may be terminated or suspended by the U.S. government at any time, with or without cause. There can be no assurance that our U.S. government contracts will not be terminated or suspended in the future, or that contract suspensions or terminations will not result in unreimbursable expenses or charges or other adverse effects on us. See "Business--Government Contracts."

The accuracy and appropriateness of our direct and indirect costs and expenses under our contracts with the U.S. government are subject to extensive regulation and audit by the Defense Contract Audit Agency or by other appropriate agencies of the U.S. government. These agencies have the right to challenge our cost estimates or allocations with respect to any such contract. Additionally, a substantial portion of the payments to us under U.S. government contracts are provisional payments that are subject to potential adjustment upon audit by such agencies. Adjustments that result from inquiries or audits of our contracts could have a material adverse impact on our financial condition or results of operations. Since our inception, we have not experienced any material adjustments as a result of any inquiries or audits, but there can be no assurance that our contracts will not be subject to material adjustments in the future.



In the event that any of our government contracts are terminated for cause, it could significantly affect our ability to obtain future government contracts which could seriously harm our ability to develop our technologies and products. In addition, our participation in various government business programs depends upon our continuing eligibility under the regulations of the United States Small Business Administration. Qualification under these regulations is based upon the standard industrial classification of the product or service that is the subject of the program and the level of our revenues and the number of our employees. Although our current awards under government programs such as the Small Business Innovative Research, or SBIR, program and small business procurement set-asides and preferences will not be affected by increases in the level of our revenues or the number of our employees, as we grow, we may lose our ability to participate in these programs in the future. Under these circumstances, although we will still be able to participate in general government contract and cooperative agreement programs, we will lose our ability to benefit in the future from many of the programs in which we have historically participated. During our fiscal years ended September 30, 1999 and 2000, 11.9% and 5.8%, respectively, of our revenues have been obtained under the SBIR program.



A SIGNIFICANT PORTION OF OUR REVENUE IS DERIVED FROM CONTRACTS WITH THE U.S. GOVERNMENT AND ITS AGENCIES OR FROM SUBCONTRACTS WITH THE U.S. GOVERNMENT'S PRIME CONTRACTORS AND A SLOWDOWN IN GOVERNMENT SPENDING MAY ADVERSELY AFFECT OUR ABILITY TO OBTAIN ANTICIPATED REVENUES.



Changes in government policies, priorities or funding levels through agency or program budget reductions by the U.S. Congress or executive agencies or the imposition of budgetary constraints could significantly impair our ability to achieve this level of revenue going forward. Any reductions or slowdowns in government spending could also severely inhibit our ability to successfully complete the development and commercialization of our products.



THE U.S. GOVERNMENT HAS CERTAIN RIGHTS RELATING TO OUR INTELLECTUAL PROPERTY.



Many of our patents are the result of retaining ownership of inventions made under U.S. government-funded research and development programs. With respect to any invention made with government assistance, the government has a nonexclusive, nontransferable, irrevocable, paid-up license to use the technology or have the technology employed for or on behalf of the U.S. government throughout the world. Under certain conditions, the U.S. government also has "march-in rights." These rights enable the U.S. government to require us to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to responsible applicants, upon terms that are reasonable under the circumstances. If we refuse, the government can grant the license itself, provided that it determines that such action is necessary because we have not achieved practical application of the invention, or to alleviate health or safety needs, or to meet requirements for public use specified by federal regulations, or because products using such inventions are not being produced substantially in the United States. The exercise of these rights by the government could create potential competitors for us if we later determine to further develop the technologies and utilize the inventions in which the government has exercised these rights.

IF WE ARE UNABLE TO MAINTAIN OUR TECHNOLOGICAL EXPERTISE IN DESIGN AND MANUFACTURING PROCESSES, WE WILL NOT BE ABLE TO SUCCESSFULLY COMPETE.


We believe that our future success will depend upon our ability to develop and provide distributed power and power quality products that meet the changing needs of our customers. This requires that we successfully anticipate and respond to technological changes in design and manufacturing processes in a cost-effective and timely manner. As a result, we continually evaluate the advantages and feasibility of new product design and manufacturing processes. We cannot, however, assure you that our process development efforts will be successful. The introduction of new products embodying new technologies and the emergence of shifting customer demands or changing industry standards could render our existing products obsolete and unmarketable which would have a significant impact on our ability to generate revenue. Our future success will depend upon our ability to continue to develop and introduce a variety of new products and product enhancements to address the increasingly sophisticated needs of our customers. This will require us to continue to make substantial product development investments. We may experience delays in releasing new products and product enhancements in the future. Material delays in introducing new products or product enhancements may cause customers to forego purchases of our products and purchase those of our competitors.


OUR BUSINESS COULD BE ADVERSELY AFFECTED IF WE ARE UNABLE TO PROTECT OUR PATENTS AND PROPRIETARY TECHNOLOGY.

We currently own 58 U.S. patents which expire between 2007 and 2018. We also have 14 patent applications pending with the U.S. Patent and Trademark Office. As a qualifying small business from our inception to date, we have retained commercial ownership rights to proprietary technology developed under various U.S. government contracts and grants.

Our patent and trade secret rights are of significant importance to us and to our future prospects. Our ability to compete effectively against other companies in our industry will depend, in part, on our ability to protect our proprietary technology and systems designs relating to our distributed power and power quality products. Although we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be successful in doing so. Further, our competitors may independently develop or patent technologies that are substantially equivalent or superior to ours. No assurance can be given as to the issuance of additional patents or, if so issued, as to their scope. Patents granted may not provide meaningful protection from competitors. Even if a competitor's products were to infringe patents owned by us, it would be costly for us to pursue our rights in an enforcement action, it would divert funds and resources which otherwise could be used in our operations and there can be no assurance that we would be successful in enforcing our intellectual property rights. Because we intend to enforce our patents, trademarks and copyrights and protect our trade secrets, we may be involved from time to time in litigation to determine the enforceability, scope and validity of these rights. This litigation could result in substantial costs to us and divert efforts by our management and technical personnel. In addition, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country where we operate or sell our products.

WE MAY NOT BE ABLE TO MAINTAIN THE CONFIDENTIALITY OF OUR PROPRIETARY KNOWLEDGE.


In addition to our patent rights, we also rely on treatment of our technology as trade secrets and upon confidentiality agreements, which all of our employees are required to sign, assigning to us all patent rights and technical or other information developed by the employees during their employment with us. We also rely, in part, on contractual provisions to protect our trade secrets and proprietary knowledge. Our employees have also agreed not to disclose any trade secrets or confidential information without our prior written consent. These agreements may be breached, and we may not have adequate remedies for any breach. Our trade secrets may also be known without breach of these agreements or may be independently developed by competitors. Our inability to maintain the proprietary nature of our technology and information could harm our business, results of operations and financial condition by adversely affecting our ability to compete in our markets.


OTHERS MAY ASSERT THAT OUR TECHNOLOGY INFRINGES THEIR INTELLECTUAL PROPERTY RIGHTS.


We believe that we do not infringe the proprietary rights of others and, to date, no third parties have asserted an infringement claim against us, but we may be subject to infringement claims in the future. The defense of any claims of infringement made against us by third parties could involve significant legal costs and require our management to divert time from our business operations. If we are unsuccessful in defending any claims of infringement, we may be forced to obtain licenses or to pay royalties to continue to use our technology. We may not be able to obtain any necessary licenses on commercially reasonable terms or at all. If we fail to obtain necessary licenses or other rights, or if these licenses are costly, our operating results may suffer either from reductions in revenues through our inability to serve customers or from increases in costs to license third-party technologies.


WE HAVE EXCLUSIVELY LICENSED OUR INTELLECTUAL PROPERTY RIGHTS FOR OUR FLYWHEEL TECHNOLOGY FOR STATIONARY, TERRESTRIAL APPLICATIONS TO OUR AFFILIATE, BEACON POWER, WHOM WE NO LONGER CONTROL, AND BEACON POWER'S DECISIONS REGARDING THE USE OR DEVELOPMENT OF THIS INTELLECTUAL PROPERTY MAY NOT BE IN OUR BEST INTEREST.


In 1997, we granted Beacon Power a perpetual, worldwide, royalty-free, exclusive right and license to our flywheel technology for stationary, terrestrial applications. In the future, we may not agree with strategic decisions made by Beacon Power, including decisions relating to product development, marketing and market focus, and we will be unable to alter any strategic decisions with which we do not agree. There can be no assurance that Beacon Power will pursue market opportunities that complement our products in a timely manner, or at all. As a result, even though we developed the technology used by Beacon Power, we may not be able to address the market demand for stationary, terrestrial flywheel energy storage systems unless we develop or license alternative technology to meet the needs of our customers. There can be no assurance that any alternative technology will be developed or will be available to us under a license on acceptable terms, or at all. In addition, we may not agree with the terms and conditions of any future Beacon Power financings. We anticipate that our economic stake in Beacon Power will continue to be substantially diluted in the future as Beacon Power obtains additional public or private funding to pursue its business plan.


WE CANNOT ASSURE MARKET ACCEPTANCE OR COMMERCIAL VIABILITY OF BEACON POWER'S STATIONARY FLYWHEEL ENERGY STORAGE SYSTEM OR ANY OF ITS OTHER PRODUCTS.


The existing market for Beacon Power's alternative distributed power products is limited, and there can be no assurance that this market will develop or that Beacon Power's products will realize market acceptance or be demanded in sufficient quantities to generate anticipated revenues. Even if market acceptance is achieved, there can be no assurance that Beacon Power can profitably compete in this market. In addition, Beacon Power's products may not function as anticipated or may not compete effectively with other products produced by their competitors, and we cannot assure you that Beacon Power's products will meet the technical demands of their end-users or that they will offer cost-effective advantages over existing technologies. If any of the foregoing were to occur, Beacon Power would not achieve its anticipated levels of profitability and growth which would diminish the value of our investment in Beacon Power.



Many proposed products based on technologies owned by or licensed to Beacon Power will require significant additional capital expenditures for research and development. We cannot assure you that any of the products Beacon Power is developing, or those that they develop in the future, will be technologically feasible, suitable for specific commercial applications without design modifications beyond anticipated changes to accommodate different markets or accepted by the marketplace. In addition, we cannot assure you that Beacon Power's product development will be completed on schedule, or at all. If Beacon Power is unable to successfully develop and market, on a commercially viable basis, its flywheel products, the value of our investment in Beacon Power could be significantly diminished.


LOSS OF ANY OF OUR KEY PERSONNEL, AND PARTICULARLY OUR CHIEF EXECUTIVE OFFICER, COULD HURT OUR BUSINESS BECAUSE OF THEIR EXPERIENCE, CONTACTS AND TECHNOLOGICAL EXPERTISE.

The loss of the services of one or several of our key employees or an inability to attract, train and retain qualified and skilled employees, specifically engineering and sales personnel, could result in the loss of customers or otherwise inhibit our ability to operate and grow our business successfully. In addition, our ability to successfully integrate acquired facilities or businesses depends, in part, on our ability to retain and motivate key management and employees hired by us in connection with these acquisitions. We are particularly dependent upon the services of David B. Eisenhaure, our president, chief executive officer, chairman of the board and founder as a result of his business and academic relationships, understanding of government contracts and technical expertise. The loss of Mr. Eisenhaure's services would have a material adverse effect on our business and results of operations, including our ability to attract employees and obtain future contract research and development.

WE EXPECT SIGNIFICANT COMPETITION FOR OUR PRODUCTS AND SERVICES.

To date, we have faced only limited competition in providing research services, prototype development and custom and limited quantity manufacturing. We expect competition to intensify greatly as commercial applications increase for our products under development. Many of our competitors and potential competitors are well established and have substantially greater financial, research and development, technical, manufacturing and marketing resources than we do. Some of our competitors and potential competitors are much larger than we are. If these larger competitors decide to focus on the development of distributed power and power quality products, they have the manufacturing, marketing and sales capabilities to complete research, development and commercialization of these products more quickly and effectively than we can. There can also be no assurance that current and future competitors will not develop new or enhanced technologies perceived to be superior to those sold or developed by us. There can be no assurance that we will be successful in this competitive environment.

PRICE INCREASES OF MATERIALS OR COMPONENTS USED BY US COULD ADVERSELY AFFECT THE VOLUME OF OUR SALES.


We use materials and components obtained from third-party suppliers to manufacture many of our products. We expect this to continue as we increase our manufacturing capabilities and move into high volume production. If prices of materials and components that we use were to increase, we may not be able to afford them or to pass these costs on to our customers. In addition, if we were required to raise the price of our products as a result of increases in the price of materials or components that we use, demand for our products may decrease which would reduce our sales. To date, we have not entered into long-term contracts which fix prices or limit price increases for materials or components during the term of the contract and we do not expect to do so in the future.


WE ARE DEPENDENT ON THIRD-PARTY SUPPLIERS FOR THE DEVELOPMENT AND SUPPLY OF KEY COMPONENTS FOR OUR PRODUCTS.

From time to time, shipments can be delayed because of industry-wide or other shortages of necessary materials and components from third-party suppliers. A supplier's failure to develop and supply components in a timely manner, or to supply components that meet our quality, quantity or cost requirements, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could impair our ability to manufacture our products. In addition, to the extent the processes that our suppliers use to manufacture components are proprietary, we may be unable to obtain comparable components from alternative suppliers.

LONG-TERM CONTRACTS ARE NOT TYPICAL IN OUR BUSINESS, AND REDUCTIONS, CANCELLATIONS OR DELAYS IN CUSTOMER ORDERS WOULD ADVERSELY AFFECT OUR OPERATING RESULTS.


We do not usually obtain long-term purchase orders or commitments from our customers. Instead, we work closely with our customers to develop non-binding forecasts of the future volume of orders. Customers may cancel their orders, change production quantities from forecasted volumes or delay production for a number of reasons beyond our control. Significant or numerous cancellations, reductions or delays in orders by our customers would reduce our net sales. From time to time we make capital investments in anticipation of future business opportunities like the significant investment we are making to install a semi-automated production line in our Marlborough, Massachusetts facility for residential fuel cell power conversion systems. There can be no assurance that we will receive the anticipated business that supports these investments. If we are unable to obtain this anticipated business, we may not be able to successfully compete in our markets.


IF WE EXPERIENCE A PERIOD OF SIGNIFICANT GROWTH OR EXPANSION, IT COULD PLACE A SUBSTANTIAL STRAIN ON OUR RESOURCES.


If we are successful in obtaining rapid market penetration of our products, we will be required to deliver large volumes of quality products or components to our customers and licensees on a timely basis and at reasonable costs to us. We have limited experience in delivering large volumes of our products and have limited capacity to meet wide-scale production requirements. We cannot assure you that our efforts to expand our manufacturing and quality assurance activities will be successful, that we will be able to satisfy large-scale commercial production on a timely and cost-effective basis or that growth will not strain our management, operational and technical resources. We will also be required to continue to improve our operational, management and financial systems and controls to meet anticipated growth. Failure to manage our growth could damage our relationships with our customers and our investors and be extremely costly to try to resolve.


WE MAY NEED ADDITIONAL FINANCING FOR OUR FUTURE CAPITAL NEEDS AND MAY NOT BE ABLE TO RAISE ADDITIONAL FUNDS ON TERMS ACCEPTABLE TO US, OR AT ALL.

If we are unable to increase our revenues and achieve positive cash flow, we will need to raise additional funds. We may also need additional financing if we:

- need additional cash to fund research and development costs of products currently under development,

- decide to expand faster than currently planned,

- develop new or enhanced services or products ahead of schedule,

- need to respond to competitive pressures, or

- decide to acquire complementary products, businesses or technologies.


We cannot assure you that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs which would significantly limit our ability to implement our business plan. In addition, we may have to issue securities that may have rights, preferences and privileges senior to our common stock.


WE INTEND TO PURSUE STRATEGIC ACQUISITIONS, AND FAILURE TO SUCCESSFULLY INTEGRATE ACQUIRED BUSINESSES OR ASSETS MAY ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE.

A component of our business strategy is to seek the acquisition of businesses, products, assets and technologies that complement or augment our existing businesses, products, assets and technologies. Since 1997, we have expanded our business and capabilities through the acquisition of six businesses and intellectual property, tooling and other assets from another entity.

Acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers and the need for regulatory approvals, including antitrust approvals. We cannot assure you that we will be able to successfully identify acquisition candidates or complete future acquisitions. We cannot assure you that we will be able to operate acquired businesses profitably or otherwise implement our growth strategy successfully. The successful combination of companies in a rapidly changing industry such as ours may be more difficult to accomplish than in other industries. Our ability to integrate any newly acquired entities will require us to continue to improve our operational, financial and management information systems and to motivate and effectively manage our employees. If our management is unable to manage growth effectively, the quality of our products, our ability to identify, hire and retain key personnel and our results of operations could be materially and adversely affected.

Although successfully completing future acquisitions is an important part of our overall business strategy, any future acquisitions that we make could result in:

- difficulty in integrating our operations, technologies, systems, products and services with those of the acquired facility,

- difficulty in operating in foreign countries, in the case of acquisitions that we make outside the United States, and over significant geographical distances,

- diversion of our capital and our management's attention away from other business issues,

- an increase in our expenses and our working capital requirements,

- potential loss of our key employees and customers of facilities or businesses we acquire, and

- financial risks, such as:

    - potential liabilities of the facilities and businesses we acquire,

    - our need to incur additional indebtedness, and


    - dilution if we issue additional equity securities.


OUR BUSINESS COULD BE SUBJECT TO PRODUCT LIABILITY CLAIMS.

Our business exposes us to potential product liability claims which are inherent in the manufacturing, marketing and sale of our products, and we may face substantial liability for damages resulting from the faulty design or manufacture of products or improper use of products by end users. We currently maintain a low level of product liability insurance, and there can be no assurance that this insurance will provide sufficient coverage in the event of a claim. Also, we cannot predict whether we will be able to maintain such coverage on acceptable terms, if at all, or that a product liability claim would not harm our business or financial condition. In addition, negative publicity in connection with the faulty design or manufacture of our products would adversely affect our ability to market and sell our products.

WE ARE SUBJECT TO A VARIETY OF ENVIRONMENTAL LAWS THAT EXPOSE US TO POTENTIAL FINANCIAL LIABILITY.


Our operations are regulated under a number of federal, state and foreign environmental and safety laws and regulations that govern, among other things, the discharge of hazardous materials into the air and water as well as the handling, storage and disposal of these materials. These laws and regulations include the Clean Air Act, the Clean Water Act, the Resource, Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and Liability Act, as well as analogous state and foreign laws. Because we use hazardous materials in our manufacturing processes, we are required to comply with these environmental laws. In addition, because we generate hazardous wastes, we, along with any other person who arranges for the disposal of our wastes, may be subject to potential financial exposure for costs associated with an investigation and any remediation of sites at which we have arranged for the disposal of hazardous wastes if those sites become contaminated and even if we fully comply with applicable environmental laws. In the event of a violation of environmental laws, we could be held liable for damages and for the costs of remedial actions. Environmental laws could also become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with any violation.


RISKS RELATING TO OUR INDUSTRY

BUSINESSES AND CONSUMERS MIGHT NOT ADOPT ALTERNATIVE DISTRIBUTED POWER SOLUTIONS AS A MEANS FOR OBTAINING THEIR ELECTRICITY AND POWER NEEDS.


On-site distributed power generation solutions, such as fuel cell and microturbine products, which utilize our products, provide an alternative means for obtaining electricity, and are relatively new methods of obtaining electricity and other forms of power that businesses and consumers may not adopt at levels sufficient to sustain our business. Traditional electricity distribution is based on the regulated industry model whereby businesses and consumers obtain their electricity from a government regulated utility. For alternative methods of distributed power to succeed, businesses and consumers must adopt new purchasing practices and must be willing to rely less upon traditional means of purchasing electricity, and market participants must be willing to produce products for alternative methods of power distribution. We cannot assure you that businesses, consumers or market participants will choose to utilize or service this on-site distributed power market at levels sufficient to sustain our business. The development of a mass market for our products may be impacted by many factors which are out of our control, including:


- market acceptance of fuel cell and microturbine systems that incorporate our distributed power and power quality products,

- the cost competitiveness of fuel cell and microturbine systems that incorporate our distributed power and power quality products,

- the future costs of natural gas, propane and other fuels used by our customers' products versus future costs of other forms of fuel and/or power,

- consumer reluctance to try a new product,

- consumer perceptions regarding the safety of our customers' products,

- regulatory requirements, and

- the emergence of newer, more competitive technologies and products.


If a mass market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop these products.


A MASS MARKET FOR HYBRID-ELECTRIC VEHICLES MAY NEVER DEVELOP OR MAY TAKE LONGER TO DEVELOP THEN WE ANTICIPATE.


If a mass market fails to develop or develops more slowly than we anticipate for hybrid-electric automobiles, we may be unable to recover the expenditures we will have incurred to develop our products and may be unable to achieve profitability in that portion of our business which could negatively impact our overall profitability. Many factors which are out of our control may have a negative effect on the development of a mass market for our hybrid-electric vehicle components. These factors include:


- the competitiveness of alternative fuel vehicles,

- the availability, future costs and safety of hydrogen, natural gas or other potential alternative fuels,

- consumer reluctance to adopt alternative fuel products,

- original equipment manufacturer reluctance to replace current technology,

- consumer perceptions,

- regulatory requirements, and

- the emergence of newer, breakthrough technologies and products by our competitors in the alternative fuel vehicle market.

THE DISTRIBUTED POWER GENERATION INDUSTRY MAY BECOME SUBJECT TO FUTURE GOVERNMENT REGULATION WHICH MAY IMPACT OUR ABILITY TO MARKET OUR PRODUCTS.


We do not believe that our products will be subject to existing federal and state regulations governing traditional electric utilities and other regulated entities. We do believe that our products will be subject to oversight and regulation at the local level in accordance with state and local ordinances relating to building codes, safety, pipeline connections and related matters. Such regulation may depend, in part, upon whether an on-site distributed power system is placed outside or inside a home. At this time, we do not know which jurisdictions, if any, will impose regulations upon our products. We also do not know the extent to which any existing or new regulations may impact our ability to sell and service our products. Once our customers' products reach the commercialization stage and they begin distributing systems to their target markets, federal, state or local government entities may seek to impose regulations. Any new government regulation of our products, whether at the federal, state or local level, including any regulations relating to installation and servicing of our products, may increase our costs and the price of our products, and may have a negative impact on our revenue and profitability.

UNCERTAINTIES AND ADVERSE TRENDS AFFECTING THE DEREGULATION OF THE ELECTRIC UTILITY INDUSTRY OR ANY OF OUR MAJOR CUSTOMERS MAY HARM OUR OPERATING RESULTS.


The growth of our distributed power generation business depends in large part on the continued deregulation of the electric utility industry. Existing utility companies, which have historically operated without competition, may attempt to deter or delay the deregulation process. In addition, our customers may not be able to compete effectively against existing utility companies in a deregulated market. Changes in federal and state regulation may also have the effect of deterring further investment in research and development of alternative energy sources, including fuel cells and microturbines. Any changes in the deregulation process or procedures, the inability of our customers to compete effectively against existing utility companies or changes in federal or state regulation which deter further investment in alternative energy sources would significantly limit the demand for our products and our ability to generate anticipated levels of revenue.


RISKS RELATING TO THIS OFFERING

OUR SHARE PRICE HAS BEEN SUBJECT TO EXTREME PRICE FLUCTUATIONS.


The markets for equity securities in general, and for those of other companies in our industry, have been volatile, and the market price of our common stock, which is traded on the Nasdaq National Market under the symbol SATC, may be subject to significant fluctuations. This could be in response to operating results, announcements of technological innovations or new products by us, our competitors or our customers, patent or proprietary rights developments and market conditions for distributed energy and high technology stocks in general. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These market fluctuations, as well as general economic conditions, may adversely affect the market price of our common stock. Past fluctuations have coincided with fluctuations of other public companies in the alternative energy sector, market responses to national issues, public release of information regarding the introduction of new products, the award of significant contracts, analyst downgrades of our projected stock price and investment community enthusiasm for the alternative energy sector. There can be no assurance that the trading price of our common stock will remain at or near its current level.


OUR QUARTERLY OPERATING RESULTS ARE SUBJECT TO FLUCTUATIONS, AND IF WE FAIL TO MEET THE EXPECTATIONS OF SECURITIES ANALYSTS OR INVESTORS, OUR SHARE PRICE MAY DECREASE SIGNIFICANTLY.


Our annual and quarterly results may vary significantly depending on various factors, many of which are beyond our control and may not meet the expectations of securities analysts or investors. If this occurs, the price of our stock could decline. Past material quarterly fluctuations have been caused by:


- variations in the timing and volume of customer orders relative to our manufacturing capacity and staffing levels,


- the timing of our expenditures in anticipation of future orders,



- introduction and market acceptance of our customers' new products, and



- the level of research and development expenses incurred by us which are unreimbursed.

Future quarterly fluctuations could be caused by these factors and:



- our effectiveness in managing our manufacturing processes,


- changes in competitive and economic conditions generally or in our customers' markets,

- the timing of, and the price we pay for, acquisitions and related integration costs,


- changes in the cost or availability of components or skilled labor, and


- general economic conditions.

Because our operating expenses are based on anticipated revenue levels, our sales cycle for development work is relatively long and a high percentage of our expenses are fixed for the short term, a small variation in the timing of recognition of revenue can cause significant variations in operating results from quarter to quarter.

EXISTING STOCKHOLDERS CAN EXERT CONSIDERABLE CONTROL OVER US.


As of September 30, 2000, our officers and directors, and their affiliates, beneficially held approximately 39.3% of our outstanding common stock of which approximately 32.5% is beneficially held by Mr. Eisenhaure, our president, chief executive officer, chairman of the board and founder. If all of these stockholders were to vote together as a group, they would have the ability to exert significant influence over our board of directors and its policies. As a practical matter, Mr. Eisenhaure may have the ability to elect our directors and to determine the outcome of corporate actions requiring stockholder approval, including votes concerning director elections, by-law amendments and possible mergers, corporate control contests and other significant corporate transactions, irrespective of how some of our other stockholders may vote. Accordingly, such concentration of ownership may have the effect of delaying, deterring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could have an adverse effect on the market price of our common stock.


WE COULD ISSUE ADDITIONAL COMMON STOCK, WHICH MIGHT DILUTE THE BOOK VALUE OF OUR COMMON STOCK.


We have authorized 25,000,000 shares of our common stock, of which 13,841,185 shares were issued and outstanding as of September 30, 2000. In connection with
this offering, we will issue an additional [      ] shares of our common stock.
Our board of directors has the authority, without action or vote of our stockholders, to issue all or part of the authorized but unissued shares. These issuances would dilute your percentage ownership interest, which will have the effect of reducing your influence on matters on which our stockholders vote, and might dilute the book value of our common stock. See "Description of Capital Stock--Common Stock."


THE SALE OF LARGE NUMBERS OF SHARES OF OUR COMMON STOCK COULD DEPRESS OUR STOCK PRICE.


[ ] shares of common stock will be outstanding immediately following this offering. In addition, as of September 30, 2000, we have reserved
2,854,105 shares of common stock for issuance upon exercise of stock options and warrants and 276,450 shares for future issuances under our stock plans. All the [ ] shares of common stock sold in this offering, plus any shares issued upon exercise of the underwriters' over-allotment option in this offering, will be freely transferable, unless they are held by our "affiliates" as that term is used under the Securities Act. Of the [ ] remaining shares of common stock that will be outstanding immediately following this offering, [ ] shares will be transferable without restriction, [ ] shares will be transferable subject to Rule 144 and lock-up agreements that prohibit any sales until 90 days following this offering without the consent of the underwriters, and [ ] shares not subject to lock-up agreements will be transferable pursuant to Rule 144. In addition, as of September 30, 2000, holders of warrants and options to purchase an aggregate of 1,340,764 shares of our common stock may exercise those securities and transfer the underlying common stock at any time subject, in some cases, to Rule 144. In accordance with registration rights that we have granted to various individuals and entities requiring us to register their shares for public resale, we also have resale registration statements in effect registering 4,935,322 shares of our common stock.


The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market, or the perception that such share sales could occur. These sales might also make it more difficult for us to sell equity securities in the future at a price that we think is appropriate, or at all.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION.


The public offering price is substantially higher than the net tangible book value per share of our common stock. Therefore, you will incur immediate
dilution in net tangible book value of $      per share, based on a public
offering price of $      per share. You may incur additional dilution of net
tangible book value if holders of stock options, whether currently outstanding or subsequently granted, exercise their options or if warrantholders exercise their warrants to purchase our common stock.


PROVISIONS IN OUR CHARTER DOCUMENTS AND DELAWARE LAW MAY DELAY, DETER OR PREVENT THE ACQUISITION OF SATCON, WHICH COULD DECREASE THE VALUE OF YOUR SHARES.

Some provisions of our certificate of incorporation and bylaws may delay, deter or prevent a change in control of SatCon or a change in our management that you as a stockholder may consider favorable. These provisions include:


- authorizing the issuance of "blank check" preferred stock that could be issued by our board of directors to increase the number of outstanding shares and deter a takeover attempt,


- a classified board of directors with staggered, three-year terms, which may lengthen the time required to gain control of our board of directors,

- prohibiting cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates, and

- limitations on who may call special meetings of stockholders.

In addition, Section 203 of the Delaware General Corporation Law and provisions in some of our stock incentive plans may delay, deter or prevent a change in control of SatCon. Those provisions serve to limit the circumstances in which a premium may be paid for our common stock in proposed transactions, or where a proxy contest for control of our board may be initiated. If a change of control or change in management is delayed, deterred or prevented, the market price of our common stock could suffer.

                    FORWARD-LOOKING STATEMENTS; MARKET DATA

This prospectus includes forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" or the negative of those words or other comparable terminology. Forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include systems failures, technological changes, volatility of securities markets, government regulations and economic conditions and competition in the areas in which we conduct our operations. For a discussion of factors that could cause actual results to differ, please see the discussion under "Risk Factors" appearing elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and we cannot assure you that our future results, levels of activity, performance or achievements will meet these expectations.

This prospectus also contains third-party estimates and data regarding the size and growth of the power and energy management market and power generation in general. These market data have been included in studies published by the Energy Information Administration, the Greening Earth Society, the Electric Power Research Institute and the U.S. Department of Energy. These data include projections that are based on a number of assumptions, including increasing worldwide use of power energy management, power generation, power conversion and energy storage systems. If any of these assumptions is incorrect, actual results may differ from the projections based on those assumptions, and these markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business and the market price of our common stock.

                                USE OF PROCEEDS

We estimate that the net proceeds to us from this offering of common stock, after deducting the estimated underwriting discounts and offering expenses
payable by us, will be approximately $      million, or $      million if the
underwriters' over-allotment option is exercised in full, assuming a public
offering price of $      per share.

We intend to use the net proceeds from this offering as follows:


    - approximately $50.0 million for manufacturing equipment, manufacturing facilities and other capital expenditures, and



    - the balance for general corporate purposes, including research and development and working capital.


We also intend to continue to consider, from time to time, acquisitions that could provide additional new product offerings, additional industry expertise, a broader client base or an expanded geographic presence, and a portion of the net proceeds from this offering may be used for such acquisitions. From time to time, we have engaged in discussions with third parties concerning potential acquisitions of product lines, technologies and businesses. There are no pending negotiations or arrangements relating to any acquisitions at the present time.


Although we plan to use a large portion of the net proceeds from this offering for manufacturing equipment and facilities, we have not yet determined the amount of net proceeds to be used for each of the purposes indicated. Accordingly, our board of directors and our management will have broad discretion over the use of the net proceeds of the offering. Pending these uses, the net proceeds will be invested in short-term, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

                          PRICE RANGE OF COMMON STOCK

Our common stock has been publicly traded since November 12, 1992 on the Nasdaq National Market under the symbol "SATC."

The following table sets forth the range of high and low sales prices of our common stock as reported on the Nasdaq National Market for fiscal years 1999, 2000 and 2001 to date:


                                                                       HIGH       LOW
                                                                     --------   --------
       YEAR ENDED SEPTEMBER 30, 1999
       First Quarter...............................................   $ 7.75    $  3.69
       Second Quarter..............................................     6.56       3.63
       Third Quarter...............................................     9.88       4.50
       Fourth Quarter..............................................    10.44       7.06
       YEAR ENDED SEPTEMBER 30, 2000
       First Quarter...............................................   $10.44    $  7.31
       Second Quarter..............................................    44.75       8.00
       Third Quarter...............................................    28.81      10.50
       Fourth Quarter..............................................    41.00      23.50
       YEAR ENDING SEPTEMBER 30, 2001
       First Quarter (through December 12, 2000)...................   $36.75    $  9.31



On December 13, 2000, the last reported sale price of our common stock as reported on the Nasdaq National Market was $13.50 per share. As of September 30, 2000, there were 13,841,185 shares of our common stock outstanding held by approximately 195 holders of record.


                                DIVIDEND POLICY

We have never paid dividends on our common stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

                                 CAPITALIZATION


The following table shows, as of September 30, 2000:


    - our capitalization on an actual basis, and

    - our capitalization on an as adjusted basis to give effect to the sale by
      us of       shares of our common stock at an assumed public offering price
      of $      per share, after deducting underwriting discounts and
      commissions and the estimated offering expenses payable by us.

This information should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this prospectus.


                                                                SEPTEMBER 30, 2000
                                                              ----------------------
                                                               ACTUAL    AS ADJUSTED
                                                              --------   -----------
                                                                  (IN THOUSANDS)
Cash and cash equivalents...................................  $  8,814      $
                                                              ========      ======
Total long-term liabilities, net of current portion.........       214
Contingent obligation to class D preferred stockholders of
  Beacon Power Corporation..................................     5,794
Stockholders' equity:
  Preferred stock, $0.01 par value, 1,000,000 shares
    authorized; no shares issued and outstanding............        --
  Common stock, $0.01 par value, 25,000,000 shares
    authorized; 13,841,185 and          shares issued,
    actual and as adjusted, respectively....................       138
  Additional paid-in capital................................    72,499
  Accumulated deficit and accumulated other comprehensive
    loss....................................................   (41,269)
  Treasury stock, at cost; 44,500 shares....................      (250)
                                                              --------      ------
    Total stockholders' equity..............................    31,118
                                                              --------      ------
      Total capitalization..................................  $ 37,126      $
                                                              ========      ======

                                    DILUTION



Our net tangible book value as of September 30, 2000 was $22.0 million, or approximately $1.59 per share. "Net tangible book value" is total assets minus the sum of liabilities and intangible assets. "Net tangible book value per share" is net tangible book value divided by the total number of shares outstanding. Without taking into account any other changes in the net tangible book value after September 30, 2000 other than the sale of the shares of common
stock offered hereby at a public offering price of $      per share, our net
tangible book value as of September 30, 2000 would have been $      million, or
$      per share. This net tangible book value amount assumes that the proceeds to us, net of offering expenses and underwriting discounts, will be
approximately $      million.



The following table illustrates the increase in net tangible book value of
$      per share and the dilution, which is the difference between the offering price per share and net tangible book value per share, to new investors:



Public offering price per share.............................          $
    Net tangible book value per share as of September 30,
      2000..................................................  $1.59
    Increase in net tangible book value per share
      attributable to the offering..........................
                                                              -----
Net tangible book value per share as of September 30, 2000
  after giving effect to the offering.......................
                                                                      -----
Dilution per share to new investors in the offering.........          $
                                                                      =====



The following table shows the difference between existing stockholders and new investors with respect to the number of shares purchased from us, the total consideration paid and the average price paid per share, after deducting underwriting discounts and offering expenses payable by us, at a public offering
price of $      per share.



                                                                                  TOTAL          AVERAGE
                                                     SHARES PURCHASED         CONSIDERATION       PRICE
                                                   ---------------------   -------------------     PER
                                                     NUMBER     PERCENT     AMOUNT    PERCENT     SHARE
                                                   ----------   --------   --------   --------   --------
Existing stockholders............................  13,841,185          %    $                %    $
New investors....................................
                                                   ----------    ------     ------     ------
    Total........................................                 100.0%    $           100.0%
                                                   ==========    ======     ======     ======



In the discussion and tables above, we assume no exercise of any stock options or warrants to purchase shares of our common stock. As of September 30, 2000, there were outstanding options to purchase a total of 1,877,105 shares of our common stock at a weighted average exercise price of $11.89 per share. In addition, there were outstanding warrants to purchase a total of 977,000 shares of our common stock. To the extent that holders of these options and warrants exercise their outstanding options and warrants, new investors will be further diluted.

                      SELECTED CONSOLIDATED FINANCIAL DATA


Our financial statements for the years ended September 30, 1996, 1997, 1998 and 1999 have been restated. All financial information included in this prospectus reflect the restatements. For a discussion of the restatements, see our financial statements and related notes included elsewhere in this prospectus.



You should read the data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes appearing elsewhere in this prospectus. The selected consolidated financial data set forth below for the fiscal years ended September 30, 1998, 1999 and 2000 and the consolidated balance sheet data as of September 30, 1999 and 2000 are derived from our audited consolidated financial statements appearing elsewhere in this prospectus. The selected consolidated statement of operations data for the fiscal years ended September 30, 1996 and 1997 and the consolidated balance sheet data as of September 30, 1996, 1997 and 1998 are derived from our audited consolidated financial statements that are not included in this prospectus. The statement of operations for the fiscal year ended September 30, 2000 includes the results of Ling Electronics beginning from October 21, 1999, the date on which we acquired Ling Electronics. Unaudited pro forma combined consolidated statements of operations for the fiscal years ended September 30, 1999 and 2000 that give effect to the acquisition of Ling Electronics and the acquisition of assets from Northrup Grumman Corporation as if they had occurred as of October 1, 1999 appear elsewhere in this prospectus.



                                                                        FISCAL YEAR ENDED SEPTEMBER 30,
                                                              ----------------------------------------------------
                                                                1996       1997       1998       1999       2000
                                                              --------   --------   --------   --------   --------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA
  Product revenue...........................................  $     --   $  3,728   $  7,520   $  9,123   $ 22,427
  Funded research and development revenue...................     9,385      8,738      8,011      6,355      8,628
                                                              --------   --------   --------   --------   --------
  Total revenue.............................................     9,385     12,466     15,531     15,478     31,055
  Cost of product revenue...................................        --      2,683      5,474      9,511     19,069
                                                              --------   --------   --------   --------   --------
  Gross margin..............................................     9,385      9,783     10,057      5,967     11,986
                                                              --------   --------   --------   --------   --------
  Research and development expenses.........................     8,213     11,443      6,794      6,554     10,301
  Selling, general and administrative expenses..............     5,569      6,198      4,523      8,819      9,970
  Amortization of intangibles...............................        --        120        291        371      1,217
                                                              --------   --------   --------   --------   --------
  Total operating expenses..................................    13,782     17,761     11,608     15,744     21,488
                                                              --------   --------   --------   --------   --------
  Operating loss............................................    (4,397)    (7,978)    (1,551)    (9,777)    (9,502)
  Other income (expense), net...............................       464        269        170       (224)       460
                                                              --------   --------   --------   --------   --------
  Net loss before income taxes and loss from Beacon Power
    Corporation.............................................    (3,933)    (7,709)    (1,381)   (10,001)    (9,042)
  Benefit (provision) for income taxes......................       144         --         (4)        --         --
  Loss from Beacon Power Corporation........................        --         --     (3,473)    (4,341)      (899)
                                                              --------   --------   --------   --------   --------
  Net loss..................................................    (3,789)    (7,709)    (4,858)   (14,342)    (9,941)
  Accretion of redeemable convertible preferred stock
    discount................................................        --         --         --        (51)    (3,106)
                                                              --------   --------   --------   --------   --------
  Net loss attributable to common stockholders..............  $ (3,789)  $ (7,709)  $ (4,858)  $(14,393)  $(13,047)
                                                              ========   ========   ========   ========   ========
  Net loss per share, basic and diluted.....................  $  (0.52)  $  (0.97)  $  (0.54)  $  (1.57)  $  (1.03)
                                                              ========   ========   ========   ========   ========
  Weighted average number of common shares, basic and
    diluted.................................................     7,286      7,959      8,957      9,176     12,630
                                                              ========   ========   ========   ========   ========

                                                                              AS OF SEPTEMBER 30,
                                                              ----------------------------------------------------
                                                                1996       1997       1998       1999       2000
                                                              --------   --------   --------   --------   --------
                                                                                 (IN THOUSANDS)
BALANCE SHEET DATA
  Cash and cash equivalents.................................  $ 3,771    $ 4,257    $ 1,202    $ 2,533    $ 8,814
  Assets transferred to Beacon Power Corporation............       --         --        577         --         --
  Total assets..............................................   16,354     18,219     16,689     17,815     44,487
  Working capital...........................................   11,011     10,595      7,905      7,714     18,390
  Liabilities transferred to Beacon Power Corporation.......       --         --      1,564         --         --
  Total long-term liabilities, net of current portion.......       --        323        239         64        214
  Contingent obligation to class D preferred stockholders of
    Beacon Power Corporation................................       --         --         --      5,309      5,794
  Redeemable convertible preferred stock....................       --         --         --      4,894         --
  Stockholders' equity......................................   15,175     15,589     12,372      4,421     31,118

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

YOU SHOULD READ THIS DISCUSSION TOGETHER WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED IN THIS PROSPECTUS.

On four separate occasions since January 1, 1999, we have restated our financial results. These restatements, announced on January 13, 1999, August 16, 1999, August 8, 2000 and September 12, 2000, affected various reporting periods during our fiscal years ended September 30, 1996 through 1999 and our nine-month period ended June 30, 2000. The restatements primarily related to the accounting for our investment in Beacon Power, and other various accounting matters including accounting for stock options and warrants, providing additional reserves for accounts receivable, inventory, warranty and sales returns and writing off certain property and equipment.


On September 18, 2000, the SEC's enforcement division requested that we meet with them to explain the circumstances surrounding the restatements announced on August 8, 2000 and September 12, 2000. On September 22, 2000, David B. Eisenhaure and Sean F. Moran, our President and Chief Financial Officer, respectively, along with our independent public accountants and outside counsel, met with various representatives of the SEC in response to their inquiry. We explained the circumstances surrounding our August 2000 and September 2000 restatements and responded to the SEC's questions. We expect that the SEC will have additional questions. The SEC may seek to meet with individuals, which may include our employees as well as representatives of Beacon Power and our former and current independent accountants. We will cooperate fully with any further SEC inquiry.



The following discussion reflects the restatement of our financial statements for fiscal years 1998 and 1999. For a discussion of the restatements see our financial statements and related notes included elsewhere in this prospectus.


OVERVIEW

We are developing enabling technologies for the emerging distributed power generation and power quality markets. We manufacture power and energy management products that convert, condition, store and manage electricity for businesses and consumers that require high-quality, uninterruptible power. We are utilizing our engineering and manufacturing expertise to develop products to serve the distributed power generation and power quality markets, including products for fuel cell and microturbine power generation systems, hybrid-electric vehicles and flywheel energy storage systems. We believe the family of products we are developing will be integral components of distributed power generation and power quality systems.

In the past four years, we have expanded our business and capabilities through the following acquisitions:

    - K&D MagMotor Corp.--a manufacturer of custom and standard electric motors, acquired in January 1997.

    - Film Microelectronics, Inc.--a manufacturer of thin film substrates and hybrid microelectronics, acquired in April 1997.

    - Inductive Components, Inc.--a value-added supplier of customized electric motors, acquired in January 1999.

    - Lighthouse Software, Inc.--a supplier of control software for machine tools, acquired in January 1999.

    - HyComp, Inc.--a manufacturer of hybrid microelectronics, acquired in April 1999.

    - Ling Electronics, Inc.--a manufacturer of shaker vibration test systems, power converters, amplifiers and controllers, acquired in October 1999.


All of these acquisitions were accounted for using the purchase method of accounting. In addition, in November 1999, we acquired intellectual property, tooling and other assets from Northrop Grumman Corporation, a manufacturer of electric drivetrains. See Note O to our Consolidated Financial Statements in this prospectus for more information regarding our acquisitions.



In May 1997, we formed Beacon Power Corporation to develop stationary, terrestrial flywheel energy storage systems for commercial applications. On October 23, 1998, Beacon Power completed a $4.8 million private placement of its class D redeemable preferred stock and warrants to third-party investors, and we relinquished significant control of Beacon Power. As of October 23, 1998, we owned 0.1% of Beacon Power's voting stock and 67.0% of Beacon Power's outstanding capital stock. From June 1999 through March 31, 2000, Beacon Power was financed through the issuance of approximately $4.7 million of bridge notes and warrants to its investors, including $1.0 million from us. On April 7, 2000, Beacon Power issued 1,226,141 shares of its class E redeemable preferred stock and warrants to purchase 306,535 shares of its class E preferred stock in exchange for the conversion of all of its outstanding bridge notes of which we received 347,407 shares of Beacon Power's class E redeemable preferred stock and a warrant to purchase 86,852 shares of its class E preferred stock. As of April 7, 2000, we owned 11.0% of Beacon Power's voting stock and 61.0% of Beacon Power's outstanding capital stock. On April 21, 2000, Beacon Power raised an additional $4.1 million through the sale of additional bridge notes and warrants to purchase 41,000 shares of Beacon Power's common stock. We did not participate in this financing. On May 23, 2000, Beacon Power issued 6,785,711 shares of its class F preferred stock and additional warrants to purchase shares of Beacon Power's common stock. The shares of class F preferred stock and the additional warrants were issued in consideration for the cancellation of $5.2 million in bridge notes and an additional $23.3 million cash investment by existing and new investors. We did not participate in this financing either. As of May 23, 2000, we owned 3.5% of Beacon Power's voting stock and 33.0% of Beacon Power's outstanding capital stock.



As of September 30, 2000, we owned approximately 3.5% of the outstanding voting stock of Beacon Power and 32.1% of the capital stock of Beacon Power on a common equivalent basis after taking all dividend accruals into account. As of September 30, 2000, we owned approximately 24.8% of the capital stock of Beacon Power on a fully diluted basis after taking all dividend accruals into account and giving consideration to all outstanding options and warrants, other than warrants issued on May 23, 2000 to investors in Beacon Power, the number of shares subject to which is not ascertainable until consummation of an initial public offering of Beacon Power's common stock. See Beacon Power's financial statements in this prospectus for more information regarding Beacon Power's outstanding capitalization.



The results of our operations include a $3.1 million loss of Beacon Power from May 8, 1997 to December 24, 1997 under the consolidation method of accounting. On December 24, 1997, we began accounting for our investment in Beacon Power in accordance with SEC Staff Accounting Bulletin No. 30/Topic 5.E. (SAB) "Accounting for Divesture of a Subsidiary or Other Business Operation" and have included 100% of Beacon Power's $7.1 million loss for the period from December 25, 1997 through May 1999 in a manner similar to the equity method of accounting, at which time, our initial investment of $1.9 million, the $30,000 additional investment and the additional deemed investment of $4.8 million and accrued dividends of $410,000 had been written down to zero. In June 1999, we committed up to $1.0 million of additional financing to Beacon Power, representing a minority share of a funding commitment received by Beacon Power and we began accounting for our investment in Beacon Power under the equity method of accounting and have included in our results through September 30, 2000 our share of Beacon Power's losses of $1.9 million. As of September 30, 2000, our additional investment in Beacon Power had been reduced to zero and our contingent obligation to Beacon Power's class D preferred stockholders was $5.8 million. We will continue to record additional losses from Beacon Power to the extent of additional dividends accrued on the contingent obligation to the class D preferred stockholders of Beacon Power.



In November 2000, Beacon Power completed an initial public offering of its common stock and issued 8,000,000 shares of common stock at $6.00 per share. Upon the closing of Beacon Power's initial public offering, we owned approximately 25% of Beacon Power's voting stock. In connection with the closing of the initial public offering, the put right, as described in Note E to our financial statements, was terminated and the contingent obligation to class D preferred stockholders of Beacon Power will be reclassified as additional paid in capital. In addition, our preferred stock in Beacon Power was converted into 9,694,812 shares of Beacon Power's common stock. In accordance with SEC Staff Accounting Bulletin No. 51, our investment and additional paid in capital will be written up during the first quarter of fiscal 2001 to reflect our beneficial interest in the book value of the stockholders' equity of Beacon Power, which we estimate to be approximately $15.0 million. After the write-up of our investment in Beacon Power, we will continue to account for our investment in Beacon Power under the equity method of accounting and record our share of losses from Beacon Power on a one-quarter trailing basis until our investment in Beacon Power has been reduced to zero. If in the future, our ownership interest in Beacon Power's outstanding capital stock is reduced to below 20% and we determine that we do not have the ability to exercise significant influence over the operating and financial policies of Beacon Power, our investment in Beacon Power will be accounted for using the fair value method as set forth in SFAS No. 115 based upon the carrying value of our investment in Beacon Power at the time our interest is reduced to below 20%. At that time, we will no longer be required to record our share of any losses from Beacon Power. Under the fair value method, the value of the investment will be carried at fair market value with any unrealized holding gains or losses to be included in stockholders' equity as a component of other accumulated comprehensive income.



We recognize revenue from product sales in accordance with Staff Accounting Bulletin No. 101 "Revenue Recognition." Product revenue is recognized when there is persuasive evidence of an arrangement, delivery of the product to the customer has occurred, at which time title generally is passed to the customer, and we have determined that collection of a fixed fee is probable, all of which occur upon shipment of the product. If the product requires installation to be performed by us, all revenue related to the product is deferred and recognized upon the completion of the installation. We provide for a warranty reserve at the time the product revenue is recognized.



We perform funded research and development and product development for commercial companies and government agencies under both cost reimbursement and fixed-price contracts. Cost reimbursement contracts provide for the reimbursement of allowable costs and, in some situations, the payment of a fee. These contracts may contain incentive clauses providing for increases or decreases in the fee depending on how costs compare with budget. On fixed-price contracts, revenue is generally recognized on the percentage of completion method based upon the proportion of costs incurred to the total estimated costs for the contract. Revenue from reimbursement contracts is recognized as services are performed. In each type of contract, we receive periodic progress payments or payment upon reaching interim milestones. All payments to us for work performed on contracts with agencies of the U.S. government are subject to audit and adjustment by the Defense Contract Audit Agency. Adjustments are recognized in the period made. When the current estimates of total contract revenue for commercial product development contracts indicate a loss, a provision for the entire loss on the contract is recorded. Any losses incurred in performing funded research and development projects are recognized as research and development expense as incurred.



Cost of revenue includes cost of product revenue, including materials, labor and overhead. Costs incurred in connection with funded research and development arrangements are included in research and development expenses.

We have incurred significant costs to develop our technology and products. These costs have exceeded total revenues. As a result, we have incurred net losses for the fiscal years ended 1996, 1997, 1998, 1999 and 2000. As of September 30, 2000, we had an accumulated deficit of $40.2 million. We intend to significantly increase our capital expenditures and operating expenses to rapidly expand our manufacturing capabilities and for general corporate purposes, including product development activities, sales and marketing and administrative activities. Because we expect to continue to invest in our business ahead of anticipated future revenues, we expect to incur operating losses at least through the next two years.



RESULTS OF OPERATIONS



FISCAL YEAR ENDED SEPTEMBER 30, 2000 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1999



PRODUCT REVENUE. Product revenue increased by $13.3 million or 146% from $9.1 million to $22.4 million. This increase was attributable to $7.4 million in revenue from Ling Electronics, $2.3 million from increased volume in our microelectronics products, primarily from radio frequency amplifiers that are currently used in satellite uplink systems, satellite television and wireless Internet service, $2.3 million from increased volume in our magnetic levitation products and $1.3 million from increased volume from high performance motors.



FUNDED RESEARCH AND DEVELOPMENT REVENUE. Funded research and development revenue increased by $2.3 million or 36% from $6.4 million to $8.6 million. This increase was attributable to an additional $2.4 million in funded research and development revenue from a Department of Energy program to develop low-cost power conversion modules for electric and hybrid-electric vehicles and was partially offset by our increased focus on internally funded research projects including the development of power conversion products for the distributed power generation market.



GROSS MARGIN. Gross margin increased by $6.0 million or 101% from $6.0 million to $12.0 million. Gross margin from products increased by $3.7 million and funded research and development increased by $2.3 million. Gross margin from product revenue as a percentage of product revenue increased to 15% from (4%). The improvement in gross margin from product revenue as a percentage of product revenue is due to improved plant utilization at MagMotor and Film Microelectronics and the inclusion of revenue and gross margin from Ling Electronics.



RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses increased by $3.7 million or 57% from $6.6 million to $50.3 million. The increase was primarily attributable to an additional $2.7 million in funded research and development expenses related to the Department of Energy contract as well as our increased focus on internally funded research projects including the development of power conversion products for the distributed power generation market.



SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $1.2 million or 13% from $8.8 million to $10.0 million. The increase was primarily due to the inclusion of $2.9 million of costs from Ling Electronics, $800,000 of costs for facilities and staffing in an effort to meet expected growth and demand for our products and the inclusion of a full year of expenses related to Inductive Components and Lighthouse Software which were acquired in January 1999 and HyComp which was acquired in April 1999. These increases were offset by the recording of $2.2 million of non-cash stock-based compensation expense related to the issuance of stock options and warrants to consultants and $1.0 million of additional reserves for unbilled contract costs and fees and accounts receivable in 1999. Based on the facts and circumstances during 1999, we established a reserve of $521,000 for unbilled contract costs and fees related to a contract with the Department of the Air Force which was terminable by the Department of the Air Force if it determined that we were in default under the contract. In addition, we provided $526,000 in reserve for unbilled contract costs and fees and accounts receivable to properly reflect the reserve requirements.

AMORTIZATION OF INTANGIBLES. Amortization of intangibles increased $846,000 or 228% from $371,000 to $1.2 million. This increase was the result of amortization of intangibles recorded in connection with the acquisitions of Inductive Components and Lighthouse Software in January 1999, Ling Electronics in
October 1999 and certain intellectual property and other intangible assets from Northrop Grumman in November 1999.



OTHER INCOME (EXPENSE), NET. Other income, net increased to $460,000 from $224,000 of other expense, net. The increase was the result of an increase in cash and cash equivalents being maintained in interest-bearing accounts and a decrease of interest expense associated with our line of credit.



LOSS FROM BEACON POWER CORPORATION.  Loss from Beacon Power decreased by
$3.4 million or 79% from $4.3 million to $899,000. During the year ended September 30, 2000, we recorded our share of Beacon Power's losses of $899,000, under the equity method of accounting. As of December 31, 1999, our investment in Beacon Power had been reduced to zero, however, we continued to record losses from Beacon Power to the extent of additional interest accrued on the contingent obligation to the class D preferred stockholders of Beacon Power. During the year ended September 30, 1999, we recorded 100% of Beacon Power's losses of $3.6 million in accordance with SAB Topic 5.E., in a manner similar to the equity method of accounting through May 1999 and in June 1999, we began accounting for our investment in Beacon Power under the equity method of accounting and recorded our share of Beacon Power's losses of $784,000 from June 1999 to September 1999.


FISCAL YEAR ENDED SEPTEMBER 30, 1999 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1998


PRODUCT REVENUE. Product revenue increased $1.6 million or 21% from $7.5 million to $9.1 million. This increase was attributable to $1.0 million from the introduction of our magnetic levitation products and $396,000 from increased volume in our microelectronics products, primarily from radio frequency amplifiers that are currently used in satellite uplink systems, satellite television and wireless Internet service and $202,000 from increased volume from high performance motors.


FUNDED RESEARCH AND DEVELOPMENT REVENUE. Funded research and development revenue decreased by $1.7 million or 21% from $8.0 million to $6.4 million. During the year ended September 30, 1999, we devoted more resources to internally funded research and development programs including the development of power conversion products for the distributed power generation market.

GROSS MARGIN. Gross margin decreased by $4.1 million from $10.1 million to $6.0 million. Gross margin from products decreased by $2.4 million and funded research and development revenue decreased by $1.7 million. Gross margin from product revenue as a percentage of product revenue decreased to (4)% of product revenue in 1999 from 27% in the prior year. Gross margin from product sales as a percentage of product revenue decreased due to increased costs incurred in developing new products and for additional staffing and facility costs. In addition, we also recorded a $900,000 provision for obsolete and slow moving inventory.

RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses decreased $240,000 or 4% from $6.8 million to $6.6 million. The decrease was the result of accounting for our investment in Beacon Power as of December 24, 1997 in accordance with SAB 30 and thus no longer including Beacon Power's research and development expenses in our results. In 1998, we included $1.2 million of Beacon Power's research and development expenses in our results through December 24, 1997, at which time we began accounting for our investment in Beacon Power in accordance with SAB 30. This decrease was partially offset by an increase in our effort to develop distributed power conversion systems and other internal research and development programs.


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $4.3 million or 95% from $4.5 million to $8.8 million. This increase was primarily due to $2.2 million of non-cash, stock-based compensation expense related to the issuance of stock options and warrants to consultants in 1999, $1.0 million of additional reserves for unbilled contract costs and fees and accounts receivable and $800,000 in costs for facilities and staffing in an effort to meet expected growth and demand for our products. Based on the facts and circumstances during 1999, we established a reserve against $521,000 of unbilled contract costs and fees related to a contract with the Department of the Air Force which was terminable by the Department of the Air Force if it determined that we were in default under the contract. In addition, we provided $526,000 in reserves for unbilled contract costs and fees and accounts receivable to properly reflect the reserve requirements.



AMORTIZATION OF INTANGIBLES. Amortization of intangibles increased $80,000 or 27% from $291,000 to $371,000. This increase was the result of the acquisition of Inductive Components and Lighthouse Software in January 1999.



OTHER INCOME (EXPENSE), NET. Other expense, net increased to $224,000 from $170,000 of other income, net as a result of increased interest expense and decreased interest income.



LOSS FROM BEACON POWER CORPORATION. Loss from Beacon Power increased $868,000 or 25% from $3.5 million to $4.3 million. As of December 24, 1997, we began accounting for our investment in Beacon Power in accordance with SAB Topic 5.E., and we have included 100% of Beacon Power's net loss of $3.5 million in our results during the year ended September 30, 1998 in a manner similar to the equity method of accounting. During 1999, we continued to account for our investment in Beacon Power in accordance with SAB Topic 5.E. until May 1999 and have included $3.6 million of Beacon Power's net loss in our results during that period. In June 1999, we began accounting for our investment in Beacon Power under the equity method of accounting and have recorded an additional $784,000 of our share of losses from Beacon Power during June 1999 to September 1999.

QUARTERLY RESULTS OF OPERATIONS


The following table presents unaudited quarterly statement of operations data for the eight quarters ended September 30, 2000. This data has been prepared on a basis consistent with our audited financial statements appearing elsewhere in this prospectus. This data includes all adjustments, consisting solely of normal recurring adjustments, that we believe necessary for a fair presentation of this information. The operating results for any quarter are not necessarily indicative of results to be expected for any future period.



                                                                            THREE MONTHS ENDED
                                          ---------------------------------------------------------------------------------------
                                          DEC. 31,   MAR. 31,   JUNE 30,   SEPT. 30,   DEC. 31,   MAR. 31,   JUNE 30,   SEPT. 30,
                                            1998       1999       1999       1999        1999       2000       2000       2000
                                          --------   --------   --------   ---------   --------   --------   --------   ---------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA
  Product revenue.......................  $ 1,995    $ 1,772    $ 2,623     $ 2,733    $ 3,161    $ 5,648    $ 5,459     $ 8,159
  Funded research and development
    revenue.............................    1,730      1,890      1,469       1,266      1,395      1,896      3,235       2,102
                                          -------    -------    -------     -------    -------    -------    -------     -------
  Total revenue.........................    3,725      3,662      4,092       3,999      4,556      7,544      8,694      10,261
  Cost of product revenue...............    1,524      1,915      3,288       2,784      3,001      4,886      4,599       6,583
                                          -------    -------    -------     -------    -------    -------    -------     -------
  Gross margin..........................    2,201      1,747        804       1,215      1,555      2,658      4,095       3,678
                                          -------    -------    -------     -------    -------    -------    -------     -------
  Research and development expenses.....    1,428      1,465      2,136       1,526      1,723      1,893      3,944       2,741
  Selling, general and administrative
    expenses............................      990      1,029      5,176       1,624      2,032      2,420      2,555       2,963
  Amortization of intangibles...........       78         94        101          98        243        329        323         322
                                          -------    -------    -------     -------    -------    -------    -------     -------
  Total operating expenses..............    2,496      2,588      7,413       3,248      3,998      4,642      6,822       6,026
                                          -------    -------    -------     -------    -------    -------    -------     -------
  Operating loss........................     (295)      (841)    (6,609)     (2,033)    (2,443)    (1,984)    (2,727)     (2,348)
  Other income (expense), net...........       20        (26)      (186)        (31)        30         99        146         185
                                          -------    -------    -------     -------    -------    -------    -------     -------
  Net loss before loss from Beacon Power
    Corporation.........................     (275)      (867)    (6,795)     (2,064)    (2,413)    (1,855)    (2,581)     (2,163)
  Loss from Beacon Power Corporation....   (1,440)    (1,383)    (1,006)       (512)      (563)      (148)      (116)        (72)
                                          -------    -------    -------     -------    -------    -------    -------     -------
  Net loss..............................   (1,715)    (2,250)    (7,801)     (2,576)    (2,976)    (2,033)    (2,697)     (2,235)
  Accretion of redeemable convertible
    preferred stock discount............       --         --         --         (51)      (156)    (2,950)        --          --
                                          -------    -------    -------     -------    -------    -------    -------     -------
  Net loss attributable to common
    stockholders........................  $(1,715)   $(2,250)   $(7,801)    $(2,627)   $(3,132)   $(4,983)   $(2,697)    $(2,235)
                                          =======    =======    =======     =======    =======    =======    =======     =======
  Net loss per share, basic and
    diluted.............................  $ (0.19)   $ (0.25)   $ (0.85)    $ (0.28)   $ (0.29)   $ (0.40)   $ (0.20)    $ (0.16)
                                          =======    =======    =======     =======    =======    =======    =======     =======
  Weighted average number of common
    shares, basic and diluted...........    8,980      9,059      9,177       9,488     10,793     12,398     13,642      13,685
                                          =======    =======    =======     =======    =======    =======    =======     =======


LIQUIDITY AND CAPITAL RESOURCES


Since inception, we have financed our operations and met our capital expenditure requirements primarily through the sale of private equity securities, public security offerings, borrowings on our line of credit and capital equipment leases.



As of September 30, 2000, our cash and cash equivalents were $8.8 million, an increase of $6.3 million from September 30, 1999. Cash used in operating activities for the year ended September 30, 2000 was $5.5 million as compared to $5.6 million in 1999. Cash used in operating activities during the year ended September 30, 2000 was primarily attributable to our net loss and an increase in accounts receivable and inventory partially offset by non-cash items such as depreciation and amortization, loss from Beacon Power and compensation expense related to release of stock from escrow, issuance, stock options and warrants to non-employees.



Cash used in investing activities during the year ended September 30, 2000 was $2.9 million as compared to $1.4 million in 1999. Net cash used in investing activities during the year ended September 30, 2000 included capital expenditures of $2.5 million and an investment in Beacon Power of $333,000. We estimate that we will spend an additional $9.6 million on capital expenditures through fiscal year 2001 primarily at our Advanced Fuel Cell Power Products division to expand our capacity to manufacture our power conversion products. We expect these additions will be financed principally from lease financing and, to a lesser extent, cash on hand. If we are unable to obtain lease financing, our capital expenditures would be expected to be approximately $1.0 million.



Cash provided by financing activities for the year ended September 30, 2000 was $14.7 million as compared to $8.4 million in 1999. Net cash provided by financing activities during the year ended September 30, 2000 includes net proceeds of $7.0 million from the sale of our common stock and $8.4 million from the exercise of common stock options and warrants.



On October 23, 1998, we granted the purchasers of Beacon Power's class D redeemable preferred stock the right to cause us under certain circumstances to purchase all of Beacon Power's shares of class D redeemable preferred stock issued to those purchasers and upon exercise of this put right, we would have been required to pay $4.8 million plus cumulative dividends at 12.5% per year since October 23, 1998 through May 22, 2000, and 6% per year thereafter, in our common stock. We have recorded as of September 30, 2000, the face value of the put right of $4.8 million plus cumulative dividends of $1.0 million as a liability.



In November 2000, Beacon Power completed an initial public offering of its common stock and issued 8,000,000 shares of common stock at $6.00 per share. In connection with the initial public offering, the put right was terminated and the contingent obligation to class D preferred stockholders of Beacon Power will be reclassified as additional paid in capital. In addition, our preferred stock in Beacon Power was converted into 9,694,812 shares of Beacon Power's common stock. In accordance with SEC Staff Accounting Bulletin No. 51, our investment and additional paid in capital will be written up during the first quarter of fiscal 2001 to reflect our beneficial interest in the book value of the stockholders' equity of Beacon Power, which we estimate to be approximately $15.0 million.



We anticipate that the existing $8.8 million in cash and cash equivalents at September 30, 2000 will be sufficient to fund operations for at least the next twelve months. However, there can be no assurance that we will not require additional financings within this time frame or that any additional financing, if needed, will be available to us on terms acceptable to us, if at all.


EFFECTS OF INFLATION

We believe that inflation and changing prices over the past three years have not had a significant impact on our net revenue or on our income from continuing operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We develop products in the United States and sell them worldwide. As a result, our financial results could be affected by factors such as changes in foreign exchange rates or weak economic conditions in foreign markets. Since our sales are currently priced in U.S. dollars and are translated to local currency amounts, a strengthening of the dollar could make our products less competitive in foreign markets. Interest income is sensitive to changes in the general level of U.S. interest rates, particularly since our investments are in short-term instruments. Based on the nature and current levels of our investments, however, we have concluded that there is no material market risk exposure.

RECENT ACCOUNTING PRONOUNCEMENTS


In June 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 137 (SFAS No. 137), "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133," which defers the effective date of Statement of Financial Accounting Standards No. 133 (SFAS No. 133), "Accounting for Derivative Instruments and Hedging Activities" to all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure these instruments at fair value. We will adopt SFAS
No. 133 beginning in the first quarter of the fiscal year ending September 30, 2001. Upon adoption of SFAS No. 133, we will record an unrealized loss on the fair value of the warrants to purchase shares of Mechanical Technology Incorporated's common stock, of $1.0 million in our results of operations as a cumulative effect of change in accounting principle, and we will record future unrealized gains and losses on the fair value of these warrants in our results of operations.



In September 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140 (SFAS 140), "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 140 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Under SFAS No. 140, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. SFAS No. 140 also provides standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for certain transactions occurring after March 31, 2001 and certain disclosures for the fiscal year ending September 30, 2001. We are currently evaluating the impact of SFAS No. 140 on our financial statements and related disclosures, but do not expect that any impact will be material.

                                    BUSINESS

OVERVIEW




We are developing enabling technologies for the emerging distributed power generation and power quality markets. We design, develop and manufacture high-efficiency, reliable and long-lived electronics products and a variety of standard and custom high-performance motors to suit specific applications. Our power and energy management products convert, condition, store and manage electricity for businesses and consumers that require high-quality, uninterruptible power. We are utilizing our engineering and manufacturing expertise to develop products we believe will be integral components of distributed power generation and power quality systems. Our specialty motors are typically designed and manufactured for unique customer requirements such as high power-to-size requirements or high efficiency.



We and our affiliate, Beacon Power Corporation, are focusing our development and manufacturing efforts on products for high-growth markets in the following categories:



PRODUCT CATEGORY               PRODUCTS                       MARKETS
----------------               --------                       -------
Electronics and power          Controllers, inverters,        Distributed power generation
electronics                    hybrid microcircuits, thin     (including fuel cells and
                               film substrates, and           microturbines),
                               amplifiers                     telecommunications, aircraft,
                                                              satellites and medical
                                                              instruments

High-performance motors        Industrial automation motors,  Hybrid-electric vehicles,
                               shaker systems, and electric   industrial automation,
                               drivetrains                    machine tools, semiconductor
                                                              manufacturers

Beacon Power's flywheel and    Flywheels                      Uninterruptible power
energy storage                                                supplies



We are working with companies in the distributed power generation and power quality markets to develop products that we believe will establish industry standards. Plug Power, Inc., H Power Corp. and IdaTech LLC, formerly Northwest Power Systems LLC, are currently evaluating our PowerGate-TM- power electronics and control software for use in residential fuel cell power generation systems. In addition, we have received an order from Nuvera Fuel Cells for two of our PowerGate-TM- power converters. We are also working with FuelCell Energy, Inc. to develop our MegaVerter-TM- power electronics and control software for use in industrial fuel cell power generation systems. A major automotive manufacturer is evaluating our high-performance motors for auxiliary uses in fuel cell hybrid-electric vehicles. Beacon Power has received an order for 100 flywheel energy storage systems from TLER Associates Ltd. and an initial order for flywheels from Cox Communications, Inc. In addition, Beacon Power is conducting field tests of its flywheel energy storage systems with Bell Atlantic Network Services, Inc., now part of Verizon Communications, Century Communications Corporation, now part of Adelphia Communications Corporation, and WinDBreak Cable. Beacon Power is developing flywheel energy storage systems using technology developed by us and licensed to Beacon Power. As of November 30, 2000, we beneficially owned approximately 25.3% of Beacon Power's common stock.



We have specialized engineering expertise in the areas of power electronics, electromechanics, mechanical and thermal dynamics, system controls and microelectronic design. We have leveraged research and development funding from industry and government sources to design, develop and manufacture electronics for power conversion, amplification and storage, high-performance electric motors, electric drivetrains, flywheel energy storage systems and system controls software. We continue to pursue industry and government funding to supplement the on-going development of our products.


INDUSTRY BACKGROUND


Distributed power, or on-site power independent of the electric utility grid, locates power-generating capability closer to the end user, while power quality systems maintain high quality electricity despite power surges and shortages. These systems include fuel cell and microturbine power generation systems, hybrid-electric vehicles and flywheel energy storage systems that store electricity in mechanical form and are an alternative to traditional lead-acid batteries.


The distributed power generation and power quality industries are entering a period of rapid expansion as products approach commercialization and mass production. In the United States, this expansion is being driven by several factors, including:

    - INCREASING DEMAND FOR ELECTRICITY, DRIVEN BY THE PROLIFERATION OF COMPUTERS AND E-COMMERCE. The demand for electricity has increased rapidly in recent years due in large part to the use of computers, the Internet, e-commerce and telecommunications products. According to the Energy Information Administration, or EIA, over the past two decades, the percentage of energy provided by electricity to U.S. housing units increased from 23% of all energy consumed in 1978 to 35% in 1997. In a 1999 report, Greening Earth Society science advisor Mark Mills estimated that the share of all U.S. electricity currently consumed by computer-based microprocessors was 13% and that within two decades, 30% to 50% of the nation's electric supply may be required to meet the direct and indirect needs of the Internet. This growth continues a long-term trend toward electrification of energy use throughout the developed world.

    - GROWING DEMAND FOR HIGH-QUALITY POWER, AS MORE MISSION-CRITICAL AND SENSITIVE ELECTRONICS ARE CONNECTED TO THE ELECTRIC UTILITY GRID. The growing importance of e-commerce and the proliferation of electronics and computer networks that are power-quality sensitive has heightened the awareness of the importance of the quality and reliability of electricity. Power-quality problems such as power outages, voltage instability and low voltage in the power delivery network are significant problems for modern computers and telecommunications equipment. As the Internet economy grows, avoiding downtime and damaged equipment due to power-related problems will become increasingly important. According to the Electric Power Research Institute, or EPRI, power disruptions cost the economy approximately
      $30 billion each year.


    - CAPACITY CONSTRAINTS ON THE ELECTRIC UTILITY GRID THAT HAVE RESULTED IN DECREASED RELIABILITY IN CERTAIN POWER MARKETS. Historically, the growth in the demand for electricity has met the expansion of the existing infrastructure, including additional investments in centralized generating plants, high-voltage transmission lines and distribution wires. Reliance upon this infrastructure has been and continues to be problematic for a number of reasons. First, according to the Department of Energy, capacity reserve margins have shown a declining trend since 1982, indicating the increased potential for power outages during peak periods. Second, some areas of the country have experienced capacity constraints and weather-related outages due to the nature of the existing transmission and distribution system. Finally, there is difficulty in finding suitable locations for additional generating plants and transmission towers, due to environmental concerns and local zoning laws.


    - HEIGHTENING ENVIRONMENTAL CONCERNS REGARDING TRANSPORTATION VEHICLES AND CONVENTIONAL POWER GENERATION. Among the most significant environmental effects of energy production and consumption is the emission of greenhouse gases, such as carbon dioxide, methane and nitrous oxide. The United States, as one of the world's largest producers and consumers of fossil fuels, is responsible for a major portion of the global energy-related emissions. Utilities, due to their reliance on coal-burning power plants, and automobiles are two of the largest sources of air

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      pollution. Environmental concerns, such as those that prompted the Kyoto
      Protocol, are emphasizing the need to find cleaner forms of transportation and power generation.

As a result of these market dynamics, power generation and environmental concerns, business and residential consumers are seeking more reliable, cleaner and cost-effective alternatives to traditional power generation. We believe that distributed power generation and power quality products will meet these demands. We are focused on selling our enabling products into the distributed power generation, hybrid-electric vehicle and uninterruptible power supply markets.

  DISTRIBUTED POWER GENERATION

With the deregulation of the electric utility industry, the ability to offer new forms of electrical power generation such as distributed power generation is creating new markets, products and opportunities. Distributed power, or on-site power independent of the electric utility grid, locates power generating capability closer to the end user. The distributed generation of electrical power from fuel cells or microturbine systems is potentially an environmentally cleaner, more efficient and more reliable means of producing electricity compared to conventional generation and distribution methods. Distributed power generation systems can also alleviate congestion on highly loaded utility distribution networks and offer an alternative to power line extensions in remote regions. In response to the many power outages in 1999, the U.S. Department of Energy's Power Outage Study Team recommended the increased use of distributed power. Fuel cells and microturbines are two technologies that are being developed to address the distributed power generation market.

Fuel cells are power generation devices that combine hydrogen, derived from a source such as natural gas or propane, with oxygen to create electricity through an electrochemical reaction rather than through internal combustion. As a result, fuel cells release only a minimal amount of carbon dioxide into the atmosphere. The only other by-products of fuel cell power generation systems are water and heat, which can be used as a supplemental source of heat for homes and buildings. Fuel cells typically generate a varying level of low-voltage direct current, or DC, electricity which is then converted to useable alternating current, or AC, electricity using power electronics and control software.

Microturbines are small turbines that generate electricity. Microturbines operate on the same principle as a jet engine but can use a variety of commercially available fuels, such as natural gas, diesel, kerosene and propane. Microturbines generate a high-frequency AC electricity, which is then converted to useable household or industrial current through power electronics and control software.

  HYBRID-ELECTRIC VEHICLES

Prices of oil and refined products will strongly influence the demand for hybrid-electric vehicles. In the last year, significant increases in crude oil and gasoline prices have renewed a national public policy debate regarding substitute fuel sources. We believe these higher prices, if sustained, will increase demand for substitute fuel sources and may result in regulatory incentives to develop and commercialize vehicles powered by alternative fuel sources.

In addition, automobiles are a major contributor to air pollution, and we believe that new hybrid-electric vehicles can help to solve this problem. The Clean Air Act Amendments of 1990 and the National Energy Policy Act of 1992 have caused automobile manufacturers to concentrate on the development of low-emission vehicles and zero-emission vehicles such as hybrid-electric or electric vehicles. The California Air Resource Board also has adopted regulations that require 10% of a manufacturer's new car sales in California be zero-emission vehicles by 2003.

While electric cars offer the promise of zero emissions, they are unable to provide the driving range and performance demanded by consumers due to performance limitations of existing battery power technology. Hybrid-electric vehicles can reduce air pollution while offering greater driving range and

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
performance than electric vehicles. Hybrid-electric vehicles function by creating mechanical energy from a source such as an internal combustion engine or fuel cell. The mechanical energy is then transformed into electricity by a generator and transferred to an electric drivetrain which propels the vehicle. Excess electricity is stored in an energy storage system consisting of a battery or flywheel. All hybrid-electric vehicles require complex power and control electronics to convert, condition and manage electricity, as well as high-performance motors, electric drivetrains and energy storage systems.


We believe that fuel cell hybrid-electric vehicles have the potential to be the leading alternative to internal combustion engines in meeting clean air initiatives while offering greater driving range and performance than electric vehicles. The U.S. government has formed the Partnership for a New Generation of Vehicles with Ford Motor Co., General Motors Corp. and DaimlerChrysler AG to develop hybrid-electric vehicles that will be capable of achieving 80 miles per gallon by 2004, and we believe that each of these automakers has made significant progress in developing hybrid-electric vehicles.


  UNINTERRUPTIBLE POWER SUPPLIES

Uninterruptible power supply, or UPS, systems maintain a predictable quality of electricity during power outages or periods of low power quality. As a result, UPS systems are used to support the operation of computers, manufacturing facilities and communication and other electronic networks in the event of power losses. Of these applications, we believe the communications market will be among the earliest adopters of UPS systems. Low power quality represents problems for industries where equipment can lose synchronization and shut down during brief power disruptions. The growth of the Internet, e-commerce and automated manufacturing is driving the demand for UPS systems. As technology further impacts all segments of the economy, a larger group of businesses and individuals are demanding more reliable, high-quality power.

A leading market for UPS systems is voice, data and cable networks since these networks must maintain operation in the event of power loss. Currently, when power is lost or its quality drops, lead-acid batteries provide back-up electricity until a generator can be engaged. Batteries are typically stored in central locations in easily maintained, climate-controlled rooms. However, the increased demand for communication bandwidth, the growth of fiber-optic technology and the desire to locate telephone switching equipment closer to end users is driving the trend to locate back-up battery systems in remote storage cabinets throughout communication networks. Because these remote storage cabinets are not climate-controlled, batteries have poor reliability and reduced life expectancy. The dangers of explosion and acid spills are additional environmental concerns associated with lead-acid batteries.


We believe that flywheel energy storage systems present an attractive alternative to lead-acid batteries due to their long life and ability to operate effectively in remote locations. An electric motor spins a flywheel to its operating speed. The flywheel spins on magnetic bearings in a vacuum. Magnetic bearings use magnetic fields instead of mechanical bearings and lubricants to "float" rotating objects such as a flywheel so that there is no surface contact and minimal friction. While the flywheel spins, it stores kinetic energy, or energy created by motion. During power outages or periods of low power quality, the flywheel motor converts to a generator and, like a battery, transfers the stored electricity to the end user.


  OUR OPPORTUNITY

The increased demand for reliable, high-quality, cleaner power is creating a growing market for distributed power generation and power quality systems. All of these systems require power and energy management products to convert, condition, store and manage electricity. In order to be commercially viable and operate effectively, these power and energy management products must be highly reliable,

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
efficient, low-cost and compact. Many of these products must be highly customized to meet the evolving needs of the distributed power generation and power quality marketplace. We believe that a significant opportunity exists to manufacture and supply power and energy management products that meet these criteria.

OUR SOLUTION


Our solution is to provide critical power products and systems necessary for the successful commercialization of distributed power generation and power quality systems. Our products and systems include our PowerGate-TM- and MegaVerter-TM-power electronics, our control software, our GridLink-TM- utility interface, high-performance motors and electric drivetrains and a flywheel energy storage system being developed by Beacon Power. We believe our solution encompasses the following key attributes demanded by the emerging distributed power and power quality markets:



    - PERFORMANCE. At a minimum, distributed power generation and power quality systems must provide the same degree of quality power that is provided by the traditional electric utility system that supplies electric power for commercial, industrial and residential usage. Our products use proprietary designs to ensure that high-quality power is produced during peak as well as steady-state operations.


    - RELIABILITY. We design our products to support the long-life, always-on requirements of the distributed power generation and power quality markets. We have experience designing and manufacturing high-reliability, long-life electronics for applications such as aircraft navigation systems and satellite uplink electronics. We design, manufacture and test our electronics to last at least fifteen years.


    - EFFICIENCY. The overall efficiency of a distributed power generation system, or its ability to deliver power with minimum energy loss, is vital to its effective commercialization and depends on the efficiency of all of its component parts. We apply our power electronics expertise to design and manufacture our products to meet the efficiency needs of our customers as defined by their specifications and the end use of the product.



    - LOW-COST. The widespread commercial acceptance of distributed power systems is dependent upon the reduction in cost of key components. We design our products to be low-cost by making them as compact and as easy to manufacture as possible. During 2000, we installed equipment for a semi-automated production line in our Marlborough, Massachusetts facility which will further automate the manufacturing process for fuel cell power conversion products thereby reducing the cost of these systems. This production line became operational in late November 2000 at which point we commenced production of RF satellite uplink electronics as well as components for our power converters. We expect the production line to be capable of producing 25,000 power conversion systems by the end of 2001 but will employ the line to build products for which we have orders in order to expedite the development of low-cost manufacturing processes using this capability.


    - HIGH POWER DENSITY. High power density, or the ability to convert, condition and manage large amounts of energy within a compact design, is required for cost reduction and is critical in applications such as automobiles where weight and space requirements are stringent. We design our products to meet the distributed power market's demands for high power density.


    - FLEXIBILITY. Due to the rapidly evolving nature of the distributed power and power quality industries, our engineers work closely with our customers to address overall systems design issues as well as to ensure that our products meet their system specifications. We develop and manufacture our products for use in various distributed power generation and power quality


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

      systems such as fuel cells, microturbines, cogeneration systems and UPS systems that are modular and scalable to meet a wide range of power requirements.


STRATEGY

Our objective is to be a leading provider of the power and energy management products necessary for the successful commercialization of distributed power generation systems, such as fuel cells and microturbines, hybrid-electric vehicles and power quality products, such as flywheel energy storage systems. We believe that by designing and developing our products across multiple markets and multiple applications, our success should be less dependent upon the adoption of a specific application or on the business of a single market participant. To accomplish our objective, we are pursuing the following key strategies:


    - DESIGN AND DEVELOP INNOVATIVE POWER AND ENERGY MANAGEMENT PRODUCTS. We are developing proprietary products that are integral components in distributed power generation and power quality systems such as our PowerGate-TM- converter, GridLink-TM- utility interface and MegaVerter-TM-converter. We believe that we have a competitive advantage resulting from our engineering expertise in the areas of power electronics, electromagnetics, mechanical and thermal dynamics, system controls and microelectronic design that we have been working on since 1985. We have leveraged research and development funding from government and industry sources to build a technology base within these areas that has resulted in 58 U.S. patents and 14 patent applications pending with the U.S. patent and trademark office. In addition, 36 other patents have been issued to our employees and assigned to DaimlerChrysler in connection with the Chrysler Patriot racecar project.



    - ESTABLISH OUR PRODUCTS AS INDUSTRY STANDARDS. We seek to establish our power conversion products as industry standards and become a major supplier to the distributed power generation and power quality markets by working with our customers to determine cost and performance requirements as we design and build our products to meet those requirements. Since we are establishing these requirements early in the product life cycle while we are one of the few suppliers, we hope that our products will set the industry standard. We believe that our engineering expertise, experience in manufacturing highly reliable products and relationships with current power generation system manufacturers such as Plug Power, H Power, Nuvera Fuel Cells and FuelCell Energy is positioning us to establish standards for our distributed power generation and power quality products. We will continue to focus on establishing strategic relationships with leading companies in the distributed power generation industry such as our relationship with FuelCell Energy for the development of our MegaVerter-TM- power electronic and control software for use in their industrial fuel cell power generation system.



    - INSTALL LOW-COST, HIGH-VOLUME MANUFACTURING CAPABILITIES. We seek to establish low-cost, high-volume manufacturing capabilities to give us a competitive advantage in our markets. We are developing semi-automated manufacturing processes and expanding our manufacturing capacity in order to reduce costs as production volumes increase. During 2000, we installed equipment for a semi-automated production line in our Marlborough, Massachusetts facility that we expect to be capable of producing up to 25,000 of our residential fuel cell power conversion systems annually. This production line became operational in late November 2000 at which point we commenced production of RF satellite uplink electronics as well as components for our power converters. We expect the production line to be capable of producing 25,000 power conversion systems by the end of 2001 but will employ the line to build products for which we have orders in order to expedite the development of low-cost manufacturing processes using this capability. In the future, we expect to add additional production lines for fuel cell power conversion systems as demand dictates.


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

    - ACQUIRE NEW PRODUCTS, MANUFACTURING CAPABILITIES AND TECHNOLOGIES. We believe that the acquisition of new products, manufacturing capabilities and technologies will enhance our competitive position and growth opportunities. Historically, the acquisition of products or companies has been a key element of our business strategy. The acquisition of MagMotor provided us with revenue in the industrial automation market, a manufacturing capability with which to build our new MagLev systems for Applied Materials and opportunities for expansion of MagMotor's product line into new markets and with new customers as we did with the machine tool market. We had similar experiences with Film Microelectronics and Ling Electronics, and we anticipate that acquisitions will continue to play a role in our strategy.


PRODUCTS


We design, develop and manufacture high-efficiency, high-reliability and long-lived power and energy management products that convert, condition, store and manage electricity. We are using our electronics and manufacturing expertise to develop products that meet the high-reliability, high-efficiency, low-cost and compact-size requirements of the distributed power generation and power quality markets. Our products are sold through our operating divisions in the following segments:



ELECTRONICS SEGMENT. The electronics segment includes power electronics and control software such as controllers, fuel cell power conversion systems, hybrid microcircuits, thin film substrates and amplifiers. Revenues for fiscal year 2000 within this category totaled $8.6 million, $8.3 million of which was generated in hybrid microcircuits, thin film substrates and amplifiers. Approximately $300,000 of revenue was generated by fuel cell power conversion systems, which are still in the development and test stage. The following are descriptions of our product categories within the electronics segment.


  POWER ELECTRONICS AND CONTROL SOFTWARE


    - CONTROLLERS. We sell controllers, which are a combination of electronics and software, that monitor and regulate power flow from various system components to ensure that end-use power requirements are satisfied. Our controllers include proprietary digital signal processing software that allows them to control a wide range of power sources, including batteries, flywheels, fuel cells and microturbines. We sell controllers for a variety of applications including distributed power generation and power quality systems, motors and magnetic levitation systems. Our controller regulates the flow of electricity to and from the various components of the fuel cell power generation system.



    - FUEL CELL POWER CONVERSION SYSTEM. We have developed a PowerGate-TM-residential fuel cell power conversion system that combines DC to DC converters, a DC to AC inverter and a controller with control software. We have also developed our GridLink-TM- utility interface which is designed to allow distributed power generation systems such as fuel cells, microturbines, UPS systems and others to operate in either grid-parallel (connected to the grid) or grid-independent (disconnected from the grid) modes. The following diagram outlines the various components of a typical fuel cell power generation system and identifies our products that have been developed for use in the system:


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
Within a box, there is a diagram entitled "PowerGate-TM- Power Conversion System." Preceding the diagram is the following text: "In a typical residential fuel cell power generation system, a fuel processor separates hydrogen from a hydrocarbon source, such as natural gas. The fuel cell stack then creates low power DC electricity through an electrochemical reaction. By-products from the fuel cell stack are heat and hot water which can be used in the home. Since the fuel cell stack generates the average amount of electricity needed, the energy storage device, such as a lead-acid battery or Beacon Power's flywheel, stores electricity to handle peak loads created when several appliances call for more than the average amount of power. Our power conversion system, shown below, transitions the power into useable AC electricity while transferring the power between the fuel cell power generation system.

The diagram follows, which is a graphic portrayal of the different components of the PowerGate-TM- Power Conversion System, with arrows flowing from and to numbered boxes, and a graphical representation of a power utility transmission tower and a residential dwelling. The boxes are shaded to denote which products are manufactured by SatCon and which products are manufactured by SatCon's affiliate, with a corresponding legend.

Beneath the diagram, is the following text, numbered to correspond to the numbers in the boxes in the diagram above:

1. "Motors and motor controllers are used for auxiliary functions, such as pumps that provide compressed air for the fuel cell.


2. The power converter controller and software determines where the DC electricity needs to be routed--either to the home or to the energy storage device.


3. The DC to DC converters transfers DC power between the fuel cell stack, the energy storage device and the DC to AC inverter.

4.  The DC to AC inverter provides high-quality AC electricity to the home.

5. The GridLink-TM- utility interface allows the power generation system to operate in either grid-parallel (connected to the electric utility grid) or grid-independent (disconnected from the electric utility grid) modes.

6. An energy storage device, such as a lead-acid battery or Beacon Power's flywheel, can be used to provide power to support higher load requirements when operating independent from the electric utility grid."

The entire PowerGate-TM- Power Conversion System graphic and explanatory text is surrounded by a box.

Our products have been developed for use in both residential and larger industrial fuel cell power generation systems. Plug Power, H Power and IdaTech are currently evaluating our PowerGate-TM- power electronics and control software for use in their residential fuel cell power generation systems, and we have received orders for 30 of our residential fuel cell power conversion systems from Plug Power, orders for three systems from H Power, orders for two systems from Nuvera Fuel Cells and an order for one system from IdaTech.

We have also developed a technology to make modular inverter units that can be combined and scaled to handle high-power requirements. Using this technology, we developed the MegaVerter-TM- for use in connection with large, commercial sized, fuel cell or microturbine power generation systems that

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
produce power ranging from 200 kilowatts to 5 megawatts. We have a collaborative arrangement with FuelCell Energy to develop power electronics and control software for use in their industrial fuel cell power generation system. Under this agreement, we plan to install a MegaVerter-TM- in a 250 kilowatt fuel cell power generation system that is currently powering FuelCell Energy's facility in Danbury, Connecticut.


    - HYBRID MICROCIRCUITS. We manufacture standard and custom hybrid microcircuits, which are a combination of several electronic components imbedded in a miniature printed circuit board. Due to their size, versatility and high reliability, these hybrid microcircuits are used in a broad spectrum of applications including communications, industrial, medical, military and aerospace. Some of our microcircuit products have been employed by our customers as follows:


       - Radio frequency amplifiers that are currently used in satellite uplink systems such as the Mobil SpeedPass, satellite television and wireless Internet service,

       - Motor controllers, such as high reliability motor controllers for helicopter hoist systems, and

       - Video amplifiers, such as those used for a cruise missile video camera system.

    - THIN FILM SUBSTRATES. Thin film substrates are miniature printed circuits onto which small electronic components are mounted, such as those used in hybrid microcircuits. Our thin film products are integrated into electronic devices that require small, high-reliability components such as cellular telephones and other wireless communications devices. We manufacture power resistors for cellular telephones using aluminum nitride as the thin film substrate instead of beryllium oxide. Beryllium oxide is hazardous, and its use in manufacturing is restricted in the United States and banned in Europe. In addition to producing thin film substrates for other manufacturers, we use our thin film substrates in our own hybrid microcircuit products.


    - AMPLIFIERS. We sell amplifiers which take an input signal and replicate it using amplified power to boost the signal. We sell amplifiers for a variety of applications, including telecommunications uplinks, power amplifiers for aircraft applications and video amplifiers for cruise missiles.



MOTION CONTROL SEGMENT. The motion control segment includes high-performance motors and electric drivetrains such as motors for fuel cells, magnetic levitation systems, shaker vibration test systems, electric drivetrains, industrial automation and machine tool motors. Revenues for fiscal year 2000 within this category totaled $13.8 million. The majority of the revenues, $7.4 million, were generated by the sale of Ling Electronics' shaker vibration test systems. Revenues of $3.3 million were generated by the sale of magnetic levitation systems to Applied Materials. Industrial automation and machine tool motors generated $3.1 million in revenues. Motors for fuel cell automobiles generated little revenue as these motors are in the development and test phase. Electric drivetrains also contributed little revenue as we are just beginning to re-market these products that were acquired as part of the asset purchase of the electronics products group of Northrop Grumman.


  HIGH-PERFORMANCE MOTORS AND ELECTRIC DRIVETRAINS

We design and manufacture a variety of standard and custom high-performance motors to suit specific applications. Our specialty motors are typically designed and manufactured for unique customer requirements such as high power-to-size requirements or high efficiency. We believe that our technical and design expertise enables us to shorten the time between receiving customer specifications and designing and building motors that meet these specifications. Some of our products include:

    - FUEL CELL MOTORS. We are currently developing a line of high-performance motors for auxiliary uses, such as fuel pumps, in fuel cell hybrid-electric vehicles. We are also developing these high-performance motors for use in commercial and residential fuel cell power generation systems.

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

    - MAGNETIC LEVITATION SYSTEMS. We manufacture magnetic levitation, or MagLev-TM-, systems that enable machinery to rotate or move without contacting other machine parts. Our MagLev-TM- systems use electro-magnetic fields to lift mechanical components without any surface contact. Sensors within the system determine the actual position of the levitated object and send signals to a high-speed digital controller, which commands electricity to activate the electro-magnets thereby making the object move away from any surface it is about to contact. This is done at extremely high speeds in order to maintain the stability of the levitated object and can be accomplished with objects that spin, such as motors, or objects that move in one direction, like pistons or push rods. Our largest selling MagLev-TM- system is the integrated suspension and motor, or ISAM, system that is sold to Applied Materials, Inc. for silicon wafer manufacturing. Because none of the rotating parts contact any other parts, the ISAM system does not require lubrication and is ideal for applications such as silicon wafer production where a contaminant-free environment is critical. Applied Materials has the exclusive right to use this product in rapid thermal processing equipment for silicon wafers, and we are Applied Materials' sole source provider. MagLev-TM- technology is also used in the manufacture of magnetic bearings for Beacon Power's flywheel. We have also developed MagLev-TM- systems for applications such as vibration isolators and magnetic bearings for jet engines and turbines. We are currently developing new applications for use in silicon wafer manufacturing, laser printing, equipment testing and other manufacturing applications.



    - SHAKER VIBRATION TEST SYSTEMS. We sell shaker vibration test systems that enable manufacturers to understand how their mechanical and electronic products will perform after exposure to vibrations. Our shaker vibration test systems are designed to replicate vibrations ranging from continuous shaking to high impact forces such as those arising from dropping a product on the floor or landing a plane. Our shaker vibration test systems are used for testing a variety of products, including small electronic components, computer hardware, consumer electronics, automobiles and aerospace and satellite structures. In addition, since our acquisition of Ling Electronics in October 1999, we have begun to sell a line of digitally modulated power amplifiers. We sell these amplifiers individually and as components of our shaker vibration test systems.


    - ELECTRIC DRIVETRAINS. In November 1999, we acquired certain intellectual property and assets from Northrop Grumman Corporation to give us the ability to manufacture and sell electric drivetrains which convert electricity into mechanical energy for propulsion of automobiles. Northrop Grumman developed this intellectual property while designing a 100-horsepower electric drivetrain for DaimlerChrysler for light duty, high-power electric vans and utility vehicles and a 230-horsepower electric drivetrain for a 33,000 pound vehicle such as a bus or truck. Prior to November 1999, over 300 of the 100-horsepower motors were installed in DaimlerChrysler's electric powered interurban commuter minivans, and a 230-horsepower electric drivetrain was installed in a Blue Bird Corporation bus as part of the Cedar Rapids Electric Transportation Coalition. We are currently pursuing opportunities to sell these products in the electric drivetrain marketplace.

    - INDUSTRIAL AUTOMATION MOTORS. We manufacture brush and brushless DC motors for the industrial automation market. These small, high-efficiency motors are available with a variety of options including optical encoders, tachometers, brakes, custom cables and connectors. Our industrial automation motors are typically used in semiconductor equipment manufacturing, medical device assembly and other automated assembly processes.

    - MACHINE TOOL MOTORS. We manufacture a line of precise positioning motors for use with machine tools such as computer numerical controlled machines. These include machining centers, lathes and milling machines.

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

ENERGY STORAGE SYSTEMS.


  FLYWHEEL ENERGY STORAGE SYSTEMS


We have been developing flywheels for energy storage and other applications since 1985. Our flywheel development programs included the development of flywheel energy storage systems for the Chrysler Patriot hybrid-electric vehicle, for a U.S. Marine Corps field communications system and for a combined satellite control and energy storage system. In 1995, we began development of a stationary flywheel energy storage system to provide uninterruptible back-up power. In 1997, after we formed Beacon Power, we contributed this technology to Beacon Power pursuant to an exclusive license, enabling Beacon Power to pursue the development of a stationary, terrestrial flywheel energy storage system. Currently, we do not have revenues generated by flywheel energy storage systems. This business currently resides within our affiliate, Beacon Power. However, we retain the right to market flywheels for such applications as space vehicles. As a result, the primary value of this category is our beneficial ownership, as of November 30, 2000, of 25.3% of Beacon Power's common stock. See "Beacon Power Corporation."



FUNDED RESEARCH AND DEVELOPMENT SEGMENT



We perform funded research and development in connection with government programs and for third parties. We pursue funded research and development in areas where we have technical expertise and where we believe there is significant commercial application for the developed technology. We have performed funded research and development in connection with the development of each of our product areas. Funded research and development accounted for $8.6 million in revenues in fiscal year 2000.


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In 1999, we entered into an agreement with the U.S. Department of Energy, or
DOE, for the research, development and demonstration of a power conversion system for a new generation of hybrid-electric vehicles. Under this government contract, we expect to design a power conversion system that can be manufactured at high volume and low cost. We believe that the resulting design will enable us to enhance our manufacturing capabilities to produce our power conversion products for distributed power generation systems. This program will be funded half by us and half by DOE. The total DOE approved budget for this program is $10.0 million through September 29, 2002. As of November 30, 2000, DOE has funded $5.4 million of this budget. Revenues in fiscal year 1999 and 2000 for this program totaled $1.0 million and $3.4 million, respectively. The additional DOE funding of $4.6 million is subject to congressional appropriation and DOE approval.


BEACON POWER CORPORATION

BUSINESS. Since its formation, Beacon Power has been developing stationary flywheel energy storage systems to offer customers an environmentally cleaner, more reliable alternative to lead-acid batteries for energy storage and power quality management. Lead-acid batteries have three primary deficiencies. Weather extremes and frequent discharging and recharging limit their reliability and useful lives, they cannot be remotely monitored currently, and they represent an environmental risk due to the threat of explosion and battery acid spills.

Beacon Power is developing its flywheel energy storage system to operate in all weather conditions, to offer remote monitoring, to have no limitations on charge and discharge cycles and to have a longer useful life than batteries. Beacon Power's flywheel energy storage system consists of a rotating, composite rim that spins on magnetic bearings in a vacuum. The flywheel is powered up to its operational speed by an internal motor. Because of negligible friction, little power is required to maintain the flywheel's operating speed. During power outages or periods of low power quality, the flywheel motor converts to a generator and, like a battery, transfers the stored electricity to the end user. The following is a diagram of a flywheel energy storage system:

Graphic of a flywheel (cutaway to reveal internal components inside protective casing), with arrows pointing on the left hand side from the following text descriptions to the diagram: "Vacuum Housing," "Motor/Generator," "Magnetic Bearings" and "Composite Rim." On the right hand side of the diagram, there are four bullets with the following text, descending from top to bottom:

  -  "Motor/generator draws power from a power source to spin up the flywheel.
  -  Flywheel spins in a vacuum on magnetic bearings with negligible friction.
  -  Energy is stored in the flywheel.
  -  To provide power, the motor transitions into a generator."

The entire flywheel cutaway graphic and explanatory text is surrounded by a box.

Because of its advantages over lead-acid batteries, Beacon Power's flywheel energy storage system may be a viable alternative for use in applications where the loss or disruption of electricity could have potentially significant economic impacts. Beacon Power's current market focus is to provide flywheel energy storage systems to telecommunication service providers who must maintain service during power outages. We believe that the lifetime costs and functionality of a flywheel energy storage system will compare favorably to lead-acid batteries in many applications. Over the long-term, if the cost of manufacturing flywheel energy storage systems is significantly lowered, these systems could potentially replace batteries that are planned for use in fuel cell power generation systems.


In January 2000, Beacon Power received a sales commitment for 100 flywheel energy storage systems for $15,000 per system from TLER. These systems will be used for back-up power for a residential telephone system in Mexico. These systems are required to be delivered by June 2001. In June 2000, Beacon Power received an initial order for flywheels from Cox Communications. In addition, Beacon Power has conducted field tests of its flywheel energy storage systems with Bell Atlantic Network Services, Inc., now part of Verizon Communications, Century Communications Corporation, now part of Adelphia Communications Corporation, and WinDBreak Cable. Beacon Power is located in Woburn, Massachusetts, where it occupies an approximately 20,000 square foot facility. Beacon Power has signed a lease and expects to move into an approximately 52,000 square foot facility in the Wilmington, Massachusetts area in the first quarter of 2001. As of September 30, 2000, Beacon Power had a total of 80 full-time employees and one independent contractor, of which approximately 60 were engineers, scientists and other degreed professionals.


FORMATION AND FINANCING HISTORY. In May 1997, we formed Beacon Power to develop stationary, terrestrial flywheel energy storage systems for commercial applications. At that time, DQE Enterprises, Inc., who is currently one of our investors, made a $5 million investment in SatCon, and we were required to contribute the $5 million to the capital of Beacon Power to fund its development efforts. As a condition of DQE Enterprises' investment in us, we granted Beacon Power a perpetual, worldwide, royalty-free, exclusive right and license to our flywheel technology for stationary, terrestrial applications.

On October 23, 1998, Beacon Power completed a $4.8 million private placement of its class D preferred stock and warrants to Perseus Capital L.L.C., DQE Enterprises and Micro-Generation Technology Fund, L.L.C. At that time, we relinquished significant control of Beacon Power and Beacon Power came under the control of its third-party investors. From June 1999 through March 31, 2000, Beacon Power was financed through the issuance of approximately $4.7 million of bridge notes and warrants to its investors, including approximately
$1.0 million from us. On April 7, 2000, Beacon Power issued 1,226,141 shares of its class E preferred stock and warrants to purchase 306,535 shares of its class E preferred stock in exchange for the conversion of all of its outstanding bridge notes of which we received 347,407 shares of Beacon Power's class E preferred stock and a warrant to purchase 86,852 shares of its class E preferred stock.


On April 21, 2000, Beacon Power raised an additional $4.1 million through the sale of additional bridge notes and warrants to purchase 41,000 shares of Beacon Power's common stock. We did not participate in this financing. On May 23, 2000, Beacon Power issued 6,785,711 shares of its class F preferred stock and additional warrants to purchase shares of Beacon Power's common stock. The exercise price and the number of shares subject to these additional warrants were based on the initial public offering price of Beacon Power's common stock. The shares of class F preferred stock and the additional warrants were issued in consideration for the cancellation of $5.2 million in bridge notes and an additional $23.3 million cash investment by existing and new investors. We did not participate in this financing either.



Beacon Power's class D preferred stock, class E preferred stock and class F preferred stock accrue quarterly dividends in arrears at a rate of 12.5% through May 23, 2000 and 6% thereafter. Beacon

Power also has consulting arrangements with Perseus, DQE Enterprises and Micro pursuant to which Beacon Power must pay consulting fees in shares of its class A preferred stock.



In November 2000, Beacon Power completed an initial public offering of its common stock and issued 8,000,000 shares of its common stock at $6.00 per share. As of November 30, 2000, we beneficially owned approximately 25.3% of Beacon Power's common stock.


BOARD COMPOSITION. Beacon Power's board of directors currently consists of seven members. By agreement of Beacon Power's stockholders, two members are currently designated by Perseus Capital, one member is designated by DQE Enterprises, one member is designated by Mechanical Technology Incorporated, one member is designated by GE Capital Equity Investments, Inc. and one member is designated by us, which is currently David B. Eisenhaure, our chairman of the board, president and chief executive officer. The seventh member of Beacon Power's board of directors is William E. Stanton, Beacon Power's president and chief executive officer.

OUR OPERATING DIVISIONS

We currently develop and market our products and services through the following three operating segments:


ELECTRONICS PRODUCTS. Our electronics products segment consists of the following two divisions:



  ADVANCED FUEL CELL POWER PRODUCTS. Our Advanced Fuel Cell Power Products division is establishing manufacturing facilities and processes for the production of power electronics for the distributed power generation and power quality markets. It also manufactures various multi-chip modules. We acquired our Advanced Fuel Cell Power Products division's Marlborough, Massachusetts facility in April 1999. As of September 30, 2000, we had 22 employees working in our Advanced Fuel Cell Power Products division.



  FILM MICROELECTRONICS. Our Film Microelectronics division, or FMI, designs and manufactures standard and custom microelectronic circuits for telecommunications, commercial and government aerospace, industrial, medical and automotive markets. We acquired FMI in April 1997. FMI is located in North Andover, Massachusetts and, as of September 30, 2000, had 75 employees.


MOTION CONTROL PRODUCTS. Our motion control products segment consists of the following two divisions:


  MAGMOTOR. Our MagMotor division designs and manufactures standard and custom high-performance motors for the industrial machinery, factory automation and automotive markets. We acquired MagMotor in January 1997. In January 1999, we acquired Inductive Components which we integrated into our MagMotor division. MagMotor is located in Worcester, Massachusetts and, as of September 30, 2000, had 61 employees.



  LING ELECTRONICS. Our Ling Electronics division manufactures shaker vibration test systems, power converters, amplifiers and controllers. We acquired Ling in October 1999 from Mechanical Technology Incorporated. Ling is located in Anaheim, California and, as of September 30, 2000, had 57 employees.


FUNDED RESEARCH AND DEVELOPMENT. Our funded research and development segment consists of the following two divisions:


  TECHNOLOGY CENTER. Our Technology Center, located in Cambridge, Massachusetts, focuses on funded research and development. It also supports the product development efforts of our other operating divisions. The business of Lighthouse Software that we acquired in January 1999 has been integrated into our Technology Center. As of September 30, 2000, our Technology Center had 80 employees of which 31 were engineers. Our engineers have 19 advanced degrees including 8 doctorates.

  ELECTRONIC POWER PRODUCTS. Our Electronic Power Products division was formed in connection with the acquisition of certain intellectual property and other assets from Northrop Grumman in November 1999. Through this acquisition, we acquired expertise in power electronics and the design and development of electric drivetrains for use in electric and hybrid-electric vehicles. This division is engaged primarily in contract research and development. The Electronic Power Products division is located in Baltimore, Maryland and, as of September 30, 2000, had 10 employees.


SIGNIFICANT CUSTOMERS


The U.S. Department of Defense accounted for 22.1%, 20.6% and 9.8% of our total revenue for our fiscal years ended September 30, 1998, 1999 and 2000, respectively. For the fiscal year ended September 30, 2000, revenue from the U.S. Department of Energy and Applied Materials accounted for 11.5% and 10.6% of our total revenue, respectively.


RESEARCH AND DEVELOPMENT

We believe that the continued and timely development of new products and enhancements to our existing products are necessary to maintain our competitive position. We use technologies developed by our Technology Center and our Electronic Power Products division, together with information supplied by our distributors and customers, to design and develop new products and product enhancements and to reduce the time-to-market for our products.

SALES AND MARKETING

We sell our products and services both domestically and internationally through our direct sales force and through independent distributors and representatives. Our direct sales staff manages our key customer accounts, provides customer support and identifies significant market opportunities in their respective markets.

Each of our divisions manages its own marketing organization and is responsible for developing sales and advertising literature, such as product announcements, catalogs, brochures and magazine articles in trade and other publications. Publication of significant events or material information is handled through our corporate office.

We maintain close contact with our customers' design and engineering staffs in order to provide the appropriate products for our customers' applications. We maintain this close working relationship with our customers throughout the life of a product, and we believe that it has been a key component of our customers' satisfaction.


We compete for and market our research and development contracts through several methods, including pursuing new and existing customer relationships in the commercial and government sectors, responding to Small Business Innovative Research calls for proposals and calls for proposals listed in the daily publication, COMMERCE BUSINESS DAILY, seeking to maintain a strong technical reputation within the community, responding to unsolicited requests for proposals and through our Internet site.


COMPETITION

The market for our products is competitive and subject to rapid technological change. The market is significantly affected by new product introductions and other market activities of industry participants. We currently or potentially compete with:

    - manufacturers of converters and inverters for fuel cells such as Trace Engineering, a division of Xantrex Technology, Inc., Asea Brown
      Boveri Ltd., Siemens Corporation and Alstom S.A.,

    - manufacturers of hybrid microcircuits such as Omnirel L.L.C., Aeroflex Inc., Teledyne Inc. and DDC & R, Inc.,

    - manufacturers of thin film substrates such as MIC Technology, an Aeroflex Company and Ultrasource, Inc.,

    - manufacturers of electric vehicle drivetrains such as Lockheed Martin Corp., Solectria Corporation, Delphi Automotive Systems, Corp., Siemens Corporation and Visteon Corporation,

    - manufacturers of motors such as MCG Inc., Reliance Electric CO/DE, CMC Industries, Inc. and other regional and specialty motor manufacturers,

    - manufacturers of shaker vibration test systems such as Ling Dynamics Systems, Ltd. and Unholtz-Dickie, Corp., and

    - developers of flywheel technology such as Active Power, Inc., Trinity Flywheel Power and U.S. Flywheel Systems.

Many of our competitors have significantly greater financial resources than we do and are able to devote greater resources to the development, promotion, sale and support of their products and may have more manufacturing expertise and capacity. In addition, many of our competitors have more extensive customer bases and broader customer relationships than we do.

We believe that competitive factors for our products include:

    - performance

    - reliability

    - efficiency

    - pricing

    - functionality

    - reputation of the vendor

    - service

    - ease of use

    - flexibility

    - manufacturing capacity

    - customization capabilities

We believe that we are positioned to compete favorably on the basis of each of these factors in each of our markets.

MANUFACTURING


We manufacture our products in approximately 80,000 square feet of manufacturing space at four facilities in Marlborough, Massachusetts; Worcester, Massachusetts; North Andover, Massachusetts and Anaheim, California. We have existing manufacturing capacity to meet our current needs. Our goal is to mass manufacture high volume, low-cost products. We have a semi-automated production line in our Marlborough, Massachusetts facility that we expect to be capable of producing up to 25,000 of our residential fuel cell power conversion systems annually. We intend to add additional production lines for our products in the future as demand dictates. We have made and expect to continue to make technological improvements that reduce the costs to manufacture our products.


We believe that most of the raw materials used in our products are readily available from a variety of vendors. Additionally, we design and develop our products to use commodity parts in order to simplify the manufacturing process.

INTELLECTUAL PROPERTY

Our success and competitiveness depend on our ability to develop and maintain the proprietary aspects of our technology and operate without infringing on the proprietary rights of others. We rely on a combination of patent, trademark, trade secret and copyright law and contract restrictions to protect the proprietary aspects of our technology. We seek to limit disclosure of our intellectual property by requiring employees, consultants, and any third parties with access to our proprietary information to execute confidentiality agreements and by restricting access to that information. These legal protections afford only limited protection for our technology.


We currently own 58 U.S. patents and have 14 patent applications pending with the U.S. patent and trademark office. In addition, 36 other patents have been issued to our employees and assigned to DaimlerChrysler in connection with the Chrysler Patriot racecar project. DaimlerChrysler granted us a non-exclusive, royalty-free license to these patents for non-automotive applications. Our 58 U.S. patents and the 36 patents assigned to DaimlerChrysler are distributed among the following five application areas:



    - motor related applications,



    - magnetic levitation and magnetic bearings,



    - flywheels,



    - distributed power generation and hybrid-electric vehicles, and



    - power electronics and controls.



The expiration dates of these patents range from 2008 to 2018. With the exception of two patents, most of our patents expire in or after 2012, with the majority expiring in 2014 and 2016.



In 1997, we granted Beacon Power a perpetual, worldwide, royalty-free, exclusive right and license to our flywheel technology for stationary, terrestrial applications. As a qualifying small business, we have retained commercial ownership rights to proprietary technology developed under various U.S. government contracts and grants, including small business innovation research contracts. Our patent and trade secret rights are of material importance to us and to our future prospects.



Most of the 58 U.S. patents described above are the result of retaining ownership of inventions made under U.S. government-funded research and development programs. With respect to any invention made with government assistance, the government has a nonexclusive, nontransferable, irrevocable, paid-up license to use the technology or have the technology employed for or on behalf of the U.S. government throughout the world. Under certain conditions, the U.S. government also has "march-in rights." These rights enable the U.S. government to require us to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to responsible applicants, upon terms that are reasonable under the circumstances. If we refuse, the government can grant the license itself, provided that it determines that such action is necessary because we have not achieved practical application of the invention, or to alleviate health or safety needs, or to meet requirements for public use specified by federal regulations, or because products using such inventions are not being produced substantially in the United States. The exercise of these rights by the government could create potential competitors for us if we later determine to further develop the technologies and utilize the inventions in which the government has exercised these rights.


Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products or technologies is difficult. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such resulting litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, results of operations and financial condition.

We cannot assure you that third parties will not claim infringement with respect to our current or future products. Any such claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert management's attention and resources, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all. A successful claim of intellectual property infringement against us and our failure or inability to license the infringed technology or develop or license technology with comparable functionality could have a material adverse effect on our business, results of operations and financial condition.


We depend upon intellectual property developments which sometimes derive in whole or in part from U.S. government contracts and subcontracts. Our rights to these intellectual property developments vary by contract, depending upon such factors as whether the government wholly or only partly funded the contract, and the terms of the negotiation between us and the government department. Some contracts may give us exclusive rights to commercialize the invention, reserving to the government only those rights which it needs for government functions. Other contracts may give broader rights to the government. At the least, most of these contracts provide us with a non-exclusive, non-assignable license to use a development for commercial purposes, however most of our technology developed through government-funded contracts is protected through patents and exclusive rights.


GOVERNMENT REGULATION

We presently are subject to various federal, state and local laws and regulations relating to, among other things, safe working conditions, handling and disposal of hazardous and potentially hazardous substances and emissions of pollutants into the atmosphere. To date, we believe that we have obtained all necessary government permits and have been in substantial compliance with all of these applicable laws and regulations.

GOVERNMENT CONTRACTS

We act as a prime contractor or major subcontractor for many different U.S. government programs, including those that involve the development of electro-mechanical transportation, navigation and energy-related products. Over its lifetime, a program may be implemented by the award of many individual contracts and subcontracts, or contracts with option years, or partially funded contracts.

U.S. government contracts include provisions permitting termination, in whole or in part, without prior notice, at the U.S. government's discretion. The U.S. government pays compensation for work actually done and commitments made at the time of termination, and some allowance for profit on the work performed. The U.S. government may also terminate for default in performance and pay only the value delivered to the U.S. government. It can also hold the contractor responsible for reprocurement costs.

Our government contract business is also subject to specific procurement statutes and regulations and a variety of socioeconomic and other requirements. Failure to comply with these regulations and requirements could lead to loss of contract or suspension or debarment from U.S. government contracting or subcontracting for a period of time. Examples of these statutes and regulations are those related to procurement integrity, export control, employment practices, the accuracy of records and the recording of costs.

Sales to the U.S. government may be affected by changes in research interests in the areas in which we engage, changing government department budgets, and changing procurement policies.

EMPLOYEES


At September 30, 2000, we had a total of 278 full-time employees, three part-time employees and 24 contract employees. Of the total, 110 persons were employed in engineering, 127 in manufacturing, 45 in administration and 23 in sales and marketing. None of our employees are represented by a union. We believe that our relations with our employees are good.

FACILITIES

We lease office, manufacturing and research and development space in the following locations:


                                                                   APPROXIMATE NUMBER   EXPIRATION
          LOCATION                        PRIMARY USE                OF SQUARE FEET      OF LEASE
----------------------------  -----------------------------------  ------------------   ----------
Cambridge, Massachusetts      Corporate headquarters and research
                              and development                            33,000            2003
North Andover, Massachusetts  Manufacturing                              15,000            2002
Worcester, Massachusetts      Manufacturing                              17,000            2003
Marlborough, Massachusetts    Manufacturing                              20,000            2005
Baltimore, Maryland           Research and development                   16,000            2002
Anaheim, California           Manufacturing                              60,000            2003


Our Cambridge, Massachusetts lease contains an additional 13,000 square feet of space which is subleased to a third party until December 31, 2002. Our Anaheim, California lease contains an additional 25,000 square feet of manufacturing space for a total of 85,000 square feet. The additional space is subleased to a third party until May 31, 2001. We also lease 8,800 square feet in Tucson, Arizona until March 31, 2001, which we have subleased to a third party through that lease term.

We believe our facilities are adequate for our current needs and that adequate facilities for expansion, if required, are available.

LEGAL PROCEEDINGS

On October 15, 1997, we received a letter from the Department of the Air Force stating that it may terminate for default an approximately $1.6 million contract between the Air Force and us for development of a satellite component, unless perceived performance problems were cured. As of that date, we received payments of approximately $1.4 million in connection with this contract. In the event of an actual default, we could be liable for extra costs incurred by the U.S. government in developing the component and could be required to return a portion of the monies we received for this contract. On December 15, 1997, the Air Force issued a "Show Cause Notice" to us requiring us to demonstrate to the Air Force why the contract should not be terminated "for cause." On December 31, 1997, we responded to the Air Force's "Show Cause Notice," explaining our view that we should not be terminated for cause. On May 11, 2000, we contacted the Air Force again to offer to settle our differences and to explore obtaining additional settlement amounts. On August 3, 2000, we sent a memorandum to the Air Force explaining the basis of a settlement request of $353,248. Also on August 3, 2000, we received from the Air Force a proposed settlement offer. On
September 15, 2000, we entered into a settlement agreement in which the contract was to be closed and considered completed through a contract modification with no additional payment, but without termination for cause. The contract is still subject to normal audit and accounting of final cost.


On November 6, 1999, APACE, Inc. commenced an action against us in the Supreme Court of the State of New York claiming that we had been awarded a prime contract by the U.S. Department of Energy and that we had failed or refused to negotiate a subcontract with APACE, allegedly in breach of a contract between us and APACE. APACE is seeking in excess of $1,000,000 in damages. We denied the allegations, moved to stay the action and filed for arbitration with the American Arbitration Association in Boston, Massachusetts. The American Arbitration Association decided that the arbitration would go forward in Boston. In the meantime, APACE requested that the court permit the action to go forward and for the arbitration to be stayed. On March 21, 2000, the Supreme Court of the State of New York issued an order compelling arbitration and staying APACE's action pending arbitration to be conducted by the American Arbitration Association in Boston.

On June 26, 2000, APACE served us with an amended answering statement and counterclaim, including additional allegations that we have engaged in unfair and deceptive trade practices and that our actions were willful and knowing. Based on these allegations, APACE is seeking multiple damages, as well as attorneys' fees and expenses. On July 19, 2000, we filed an answer to APACE's amended answering statement and counterclaim, denying the allegations and asserting various affirmative defenses.


An arbitrator has been selected and the arbitration is scheduled to go forward in Boston for nine days in February, March and April of 2001. The parties have exchanged some discovery, and expect to make a further exchange early in 2001.


Sean F. Moran, our Chief Financial Officer, is named as a defendant in three shareholder class action complaints filed in the United States District Court for the District of Massachusetts. The complaints, captioned RO NEMETH-COSLETT
V. ANIKA THERAPEUTICS, INC., J. MELVILLE ENGLE AND SEAN MORAN (filed on or about June 8, 2000), MARK CASAZZA V. ANIKA THERAPEUTICS, INC., J. MELVILLE ENGLE AND SEAN MORAN (filed on or about June 26, 2000), and RODNEY M. ROCKEFELLER AND LARA LEE ROCKEFELLER V. ANIKA THERAPEUTICS, INC., J. MELVILLE ENGLE AND SEAN MORAN (filed on or about August 2, 2000), allege violations of the federal securities laws by Anika Therapeutics, Inc., J. Melville Engle, who serves as Anika's Chief Executive Officer, and Sean F. Moran, who served as Anika's Chief Financial Officer from February 1993 to January 2000. The complaints allege a two-year putative class period through May 30, 2000, and allege that Anika and the individual defendants violated the federal securities laws by making material misrepresentations and omissions that relate to Anika's press releases and historical financial statements for 1998 and the first three quarters of 1999.

Anika has previously reported publicly that it was the subject of an informal investigation by the SEC as disclosed by Anika in March 2000, which later became a formal investigation by the SEC as disclosed by Anika in May 2000. Anika has reported that in connection with the formal investigation, the SEC has required Anika to provide information in connection with certain revenue recognition matters. Anika has reported that these matters related to Anika's historical accounting for sales of its product under a long-term supply and distribution agreement. In March 2000, Anika restated its financial results for 1998 and the first three quarters of 1999 to change its revenue recognition policy under this long-term supply contract.

From time to time, we are a party to routine litigation and proceedings in the ordinary course of business. We are not aware of any current or pending litigation to which we are or may be a party that we believe could materially adversely affect our results of operations or financial condition.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

Our executive officers, directors and key employees, and their respective ages as of September 30, 2000, are as follows:

                                       AGE                          POSITION(S)
                                     --------                       -----------
EXECUTIVE OFFICERS AND DIRECTORS:
David B. Eisenhaure................     54      President, Chief Executive Officer and Director
Michael C. Turmelle................     41      Vice President, Chief Operating Officer, Secretary
                                                and Director
Sean F. Moran......................     42      Vice President of Finance, Chief Financial Officer
                                                and Treasurer
James L. Kirtley, Jr...............     54      Vice President, Chief Scientist and Director
Marshall J. Armstrong..............     65      Director
Alan P. Goldberg...................     55      Director
Thomas A. Hurkmans.................     34      Director
Gerald L. Wilson...................     61      Director

KEY EMPLOYEES:
Donald G. Flodin...................     44      Vice President, Corporate Development
Gary M. Colello....................     41      General Manager, Advanced Fuel Cell Power Products
James F. O'Rourke..................     46      General Manager, MagMotor and Ling Electronics
Laban E. Lesster...................     62      General Manager, Technology Center
Joseph A. Duncan...................     47      Director of Operations, Film Microelectronics

DAVID B. EISENHAURE joined SatCon as President, Chief Executive Officer and Chairman of the Board of Directors in 1985. Prior to founding SatCon, Mr. Eisenhaure was associated with the Charles Stark Draper Laboratory, Incorporated from 1974 to 1985, and with its predecessor, the Massachusetts Institute of Technology's Instrumentation Laboratory, from 1967 to 1974.
Mr. Eisenhaure holds S.B., S.M. and an Engineer's degree in Mechanical Engineering from the Massachusetts Institute of Technology. In addition to his duties at SatCon, Mr. Eisenhaure holds an academic position at M.I.T., serving as a lecturer in the Department of Mechanical Engineering. Mr. Eisenhaure also serves on the board of directors of Mechanical Technology Incorporated and Beacon Power.

MICHAEL C. TURMELLE joined SatCon in September 1987, where he served as Controller from September 1987 until November 1991, as Secretary since
June 1993 and as Vice President, Chief Financial Officer and Treasurer from November 1991 until January 2000. Mr. Turmelle became a director in June 1993. In January 2000, Mr. Turmelle was promoted from Chief Financial Officer to Chief Operating Officer. From July 1984 to August 1987, Mr. Turmelle held several positions with HADCO Corporation, a manufacturer of circuit boards. From February 1982 to June 1984, Mr. Turmelle was employed by the aerospace division of General Electric Corporation and held several positions, including internal auditor. Mr. Turmelle holds a B.A. degree in Economics from Amherst College.

SEAN F. MORAN joined SatCon in January 2000 and has served as Vice President of Finance, Chief Financial Officer and Treasurer since February 2000. Prior to joining SatCon, Mr. Moran served as Vice President of Finance, Chief Financial Officer and Treasurer of Anika Therapeutics, Inc., a biotechnology company, since February 1993. He served as Treasurer of MedChem Products, Inc., a manufacturer of medical devices, from May 1991 to February 1993. Mr. Moran also served as Controller of MedChem Products from September 1990 to May 1991.
Mr. Moran received a B.S. in Business Administration and an M.B.A. from Babson College.

JAMES L. KIRTLEY, JR., PH.D, joined SatCon as a consultant in 1985 and became a director in 1992. On March 1, 1998, Dr. Kirtley commenced employment with SatCon on a full-time basis as the Vice President and General Manager of the Corporation's Technology Center. In February 2000, Dr. Kirtley was promoted to Vice President and Chief Scientist at SatCon. Dr. Kirtley is also a Professor of Electrical Engineering at M.I.T. and became a member of the M.I.T. faculty in 1971. Dr. Kirtley received his S.B., S.M., E.E. and Ph.D. degrees in Electrical Engineering from M.I.T.

MARSHALL J. ARMSTRONG joined SatCon as a director in 1994. Mr. Armstrong previously served as Chief Executive Officer and Chairman of the Board of Thermo Power Corporation from 1992 through 1997. Thermo Power provides research and development relating to engines, cogeneration and refrigeration equipment to the marine, food processing, transportation, power generating, petrochemical and pharmaceutical industries. From January 1998 to September 1999, Mr. Armstrong has served as Senior Vice President of Thermo Electron Corporation, where he has been employed since 1968 in various capacities and presently manages Thermo Electron's government affairs. Mr. Armstrong also serves as a Director of Thermo Sentron, Inc. Mr. Armstrong holds an M.S. degree from George Washington University and a B.S. degree in Mechanical Engineering from the University of Vermont.

ALAN P. GOLDBERG joined SatCon as a director in 1999. Mr. Goldberg has served as President and Co-Chief Executive Officer and as a Director of First Albany Companies Inc., an investment bank, since 1993. Mr. Goldberg also serves on the board of directors of Mechanical Technology Incorporated and Beacon Power.
Mr. Goldberg is active in industry and civic organizations and serves on the board of several non-profit institutions. He received a B.A degree in Government from Tufts University.

THOMAS A. HURKMANS joined SatCon as a director in January 2000. Since 1995,
Mr. Hurkmans has served as the President of DQE Enterprises, Inc., a wholly-owned subsidiary of DQE, Inc. which acquires and develops businesses involved in energy-services and technologies, communications and electronic commerce. From 1991 through 1995, Mr. Hurkmans served as a Vice President of DQE Enterprises. Prior to joining DQE Enterprises, Mr. Hurkmans founded and served as the President of Organization Technologies Group, a computer software company. In addition, he was employed as an investment banker with Merrill
Lynch & Co., Inc., where he advised energy and communications companies on strategic and financial matters including acquisitions, divestitures and capital formation. Mr. Hurkmans received a B.A. degree in Economics from Bates College.

GERALD L. WILSON joined SatCon as a director in July 2000. Dr. Wilson is the former Dean of the School of Engineering at M.I.T. and the Vannevar Bush Professor of Engineering at M.I.T. Dr. Wilson has served on M.I.T.'s faculty since 1965 and currently serves as a Professor of Electrical and Mechanical Engineering. Dr. Wilson also serves as the Chairman of the Science Advisory Boards of General Motors Corporation and Pratt and Whitney, a division of United Technologies Corporation, and as a member of the science advisory board for Cummins Engine Company, Inc. He is a trustee of Commonwealth Energy System and a director of Analogic Corporation and NSTAR, a company formed by the merger of BEC Energy and Commonwealth Energy System.

DONALD G. FLODIN joined SatCon as Director of Programs and Business Development in September 1999 and was promoted to Vice President, Corporate Development in July 2000. Prior to joining SatCon, Mr. Flodin was the Director of the Anti-Submarine Warfare Business area for Northrop Grumman Corporation's Oceanic Division, a supplier of sonar systems and equipment, from June 1996 to September 1999. From June 1994 to June 1996, Mr. Flodin served as Director of Engineering for Northrop Grumman's Sonar Systems Engineering Department, a supplier of sonar systems and equipment. Mr. Flodin holds a B.S.E.E. degree from the University of Rhode Island and an M.B.A. from Loyola College.

GARY M. COLELLO joined SatCon as General Manager of Film Microelectronics in April 1997. In February 2000, Mr. Colello was promoted to General Manager of Advanced Fuel Cell Power Products. Prior to joining SatCon, Mr. Colello was Vice President of Engineering at Omnirel L.L.C., an electronics manufacturer, from January 1996 to April 1997, and Program Manager at SatCon from July 1993 to January 1996. Mr. Colello holds a B.S. in Biomedical Engineering and B.S. and B.A. degrees in Materials Engineering from Rensselear Polytechnic Institute.

JAMES F. O'ROURKE joined SatCon in December 1994 and has served as General Manager of MagMotor since January 1998 and General Manager of Ling Electronics since October 1999. Prior to joining MagMotor, Mr. O'Rourke served as Manager of Drive Systems at SatCon from December 1994 to December 1997 and as Vice President of Manufacturing at Beacon Power from December 1997 to January 1998. Prior to joining SatCon, Mr. O'Rourke was Director of Business Development for Textron Automotive (McCord Winn division), a manufacturer of electronic automotive parts, from August 1987 to December 1994. Mr. O'Rourke holds a B.S. degree in Industrial Engineering from Lowell Technical Institute.

LABAN E. LESSTER joined SatCon as Director of Engineering of the Technology Center in February 1999 and was promoted to General Manager in January 2000. Prior to joining SatCon, Mr. Lesster was Director of Engineering and Chief Scientist at the Northrop Grumman Corporation Oceanic Division, a manufacturer of underwater systems, from April 1998 to January 1999. Mr. Lesster served as Department Manager of Vehicle Engineering at Westinghouse Electric Corporation, a manufacturer of electrical systems, (subsequently, Northrop Grumman following the acquisition of Westinghouse by Northrop Grumman) from August 1992 to March 1998. Mr. Lesster holds B.A. and M.A. degrees from Oxford University and a DIC (research degree) from Imperial College, London University.

JOSEPH A. DUNCAN joined Film Microelectronics as Director of Operations in January 1999. Prior to joining SatCon, Mr. Duncan was Operations Manager of the Analogic Data Conversion Product Group at Analogic Corporation, a microelectronics manufacturer, from November 1990 to January 1999. Mr. Duncan holds B.S.E.E. and M.S. degrees in Engineering Management from Northeastern University.

                              CERTAIN TRANSACTIONS

BEACON POWER AND DQE ENTERPRISES


Pursuant to the terms of a securities purchase agreement, dated October 23, 1998, between Beacon Power, Perseus Capital, L.L.C., DQE Enterprises, Micro Generation Technology Fund, L.L.C. and us:


    - Beacon Power sold to these investors 1,900,000 shares of Beacon Power's class D preferred stock,

    - the investors received warrants to purchase an aggregate of 2,227,500 shares of Beacon Power's common stock, and

    - we granted the investors the right to cause us, in the circumstances and for the consideration described below, to purchase all of their shares of Beacon Power's class D preferred stock and all of their shares of Beacon Power's common stock issuable upon conversion of their shares of class D preferred stock.


Upon exercise of this "put right" by a class D preferred stock investor, we were required to pay the stated value of the shares of Beacon Power's class D preferred stock acquired by that investor plus accrued and unpaid dividends, in shares of our common stock. For this purpose, our common stock would have been valued at the average fair market value for the 15 trading days before and after notice of exercise of the put right. The put right was exercisable within 60 days of the second, third, fourth and fifth anniversary of the closing date of the transaction, upon events relating to the bankruptcy of Beacon Power, upon the occurrence of going private transactions involving SatCon and upon the deregistration of our common stock by the SEC or the delisting or other removal of our common stock from trading on the Nasdaq National Market. The put right terminated on November 17, 2000, the date of the listing of Beacon Power's common stock on the Nasdaq National Market.


The shares of Beacon Power's class D preferred stock were not registered under the Securities Act, but the investors entered into registration rights agreements with Beacon Power and us. The aggregate consideration received by Beacon Power was $4,750,000. Of the 1,900,000 shares of Beacon Power's class D preferred stock issued pursuant to this securities purchase agreement, DQE Enterprises purchased 400,000 shares of Beacon Power's class D preferred stock for an aggregate purchase price of $1,000,000. DQE Enterprises also received warrants to purchase 450,000 shares of Beacon Power's common stock.

From June 1999 through March 31, 2000, Beacon Power was financed through the issuance of approximately $4.7 million of bridge notes and warrants to the investors, including $890,000 from DQE Enterprises. On April 7, 2000, pursuant to the terms of a second securities purchase agreement, Beacon Power issued 1,226,141 shares of its class E preferred stock and warrants to purchase 306,535 shares of its class E preferred stock in exchange for the conversion of all of its outstanding bridge notes. In this transaction, DQE Enterprises received 204,797 shares of Beacon Power's class E preferred stock and a warrant to purchase 51,199 shares of its class E preferred stock.


On April 21, 2000, Beacon Power raised an additional $4.1 million through the sale of additional bridge notes and warrants to purchase shares of Beacon Power's common stock. On May 23, 2000, pursuant to the terms of a third securities purchase agreement, Beacon Power issued 6,785,711 shares of its class F preferred stock and additional warrants to purchase shares of Beacon Power's common stock. The exercise price and the number of shares subject to these additional warrants were based on the initial public offering price of Beacon Power's common stock. The shares of class F preferred stock and the additional warrants were issued in consideration for the cancellation of $5.2 million in bridge notes and an additional $23.3 million cash investment by existing and new investors. DQE Enterprises received 476,190 shares of Beacon Power's class F preferred stock and a warrant to purchase shares of Beacon Power's common stock in exchange for the cancellation of a $300,000 bridge note and an additional cash investment of $1.7 million.

Pursuant to the terms of a letter agreement, dated October 23, 1998, Mr. Eisenhaure agreed with the purchasers that, in the event that at any time on or prior to the full exercise or expiration of the put right, the number of authorized shares of our common stock that were legally available for issuance in satisfaction of the put right was less than 1,000,000 more than the total number of shares of our common stock required to satisfy our obligations under the put right, then Mr. Eisenhaure would take all action under his control to increase the number of authorized shares of our common stock.


The terms of the securities purchase agreements were determined on the basis of arms-length negotiations. Prior to the execution of the 1998 securities purchase agreement, neither we nor Beacon Power had any material relationship with Perseus Capital or Micro Generation Technology Fund. In May 1997, DQE Enterprises made an investment in SatCon and received warrants to purchase shares of Beacon Power's common stock. In connection with that transaction, DQE Enterprises entered into agreements with us and Beacon Power pursuant to which, among other things, DQE Enterprises acts as exclusive distributor of Beacon Power's products, subject to certain exceptions, in seven Mid-Atlantic States and the District of Columbia. Beacon Power also entered into a consulting agreement with DQE Enterprises pursuant to which DQE Enterprises is compensated by Beacon Power in the amount of $150,000 per annum in exchange for consulting services provided by DQE Enterprises to Beacon Power. On October 23, 1998, Beacon Power and DQE Enterprises modified this consulting arrangement so that Beacon Power was obligated to pay for DQE Enterprises' consulting services in shares of Beacon Power's common stock. On November 1, 1999, this agreement was further modified to provide for payment by Beacon Power to DQE Enterprises in shares of Beacon Power's class A preferred stock. In addition, the shares of Beacon Power's common stock that had been issued to DQE Enterprises under the consulting agreement were cancelled and shares of Beacon Power's class A preferred stock were issued to DQE Enterprises.

Beacon Power was organized by us in May 1997 to continue the development and distribution of the stationary, terrestrial applications of our flywheel energy storage technology. DQE Enterprises owns of record more than five percent of our common stock, and Mr. Hurkmans, the President of DQE Enterprises, serves on our board of directors.

BEACON POWER AND MECHANICAL TECHNOLOGY INCORPORATED


On April 21, 2000, in connection with Beacon Power's bridge note and warrant financing, Mechanical Technology Incorporated loaned $1.2 million to Beacon Power and received a warrant to purchase 12,000 shares of Beacon Power's common stock. On May 23, 2000, pursuant to the terms of the third securities purchase agreement described above, Beacon Power issued 1,428,571 shares of its class F preferred stock and an additional warrant to purchase shares of Beacon Power's common stock to Mechanical Technology Incorporated. The exercise price and the number of shares subject to this additional warrant were based on the initial public offering price of Beacon Power's common stock. The shares of class F preferred stock and the additional warrant were issued in consideration for the cancellation of the $1.2 million represented by the bridge note and an additional $4.8 million cash investment by Mechanical Technology Incorporated. On August 25, 2000, Mechanical Technology Incorporated exercised its warrant for 12,000 shares of Beacon Power's common stock in full for an aggregate exercise price of $50,400. Mechanical Technology Incorporated owns of record more than five percent of our common stock, and Mr. Goldberg, a director of Mechanical Technology Incorporated and co-chief executive officer of First Albany Companies Inc., serves on our board of directors. Mr. Goldberg also serves on Beacon Power's board of directors.


ACQUISITION OF LING ELECTRONICS AND INVESTMENT BY MECHANICAL TECHNOLOGY
  INCORPORATED


In October 1999, we acquired Ling Electronics, Inc. and Ling Electronics, Ltd. from Mechanical Technology Incorporated. In consideration for the acquisition of Ling Electronics and an investment by Mechanical Technology Incorporated in SatCon, Mechanical Technology Incorporated received a total of 1,800,000 shares of our common stock and warrants to purchase an additional 100,000 shares of our common stock at an exercise price of $8.80 per share. On October 21, 1999, Mechanical Technology Incorporated funded $2,570,000 of its investment in SatCon and received 370,800 shares of common stock and issued a warrant to us to purchase 108,000 shares of Mechanical Technology Incorporated's common stock at an exercise price of $12.56 per share. At a second closing of Mechanical Technology Incorporated's investment, on January 31, 2000, we issued to Mechanical Technology Incorporated 659,200 shares of our common stock and a warrant to purchase an additional 64,000 shares of our common stock at an exercise price of $8.80 per share in exchange for $4,500,000 in cash and a warrant to purchase 192,000 shares of Mechanical Technology Incorporated's common stock at an exercise price of $12.56 per share. In connection with these transactions, Alan P. Goldberg, a director of Mechanical Technology Incorporated and co-chief executive officer of First Albany Companies Inc., was elected a member of our board of directors on November 15, 1999. We have also agreed to appoint an additional member to our board of directors based on recommendations by Mechanical Technology Incorporated, and Mechanical Technology Incorporated agreed to appoint Mr. Eisenhaure to its board of directors. Mr. Eisenhaure currently serves on the board of directors of Mechanical Technology Incorporated.


PLUG POWER AND BEACON POWER


First Albany Corporation, a wholly-owned subsidiary of First Albany
Companies, Inc., or FACI, is an NASD member and an underwriter of this offering through its division, FAC/Equities. As of September 30, 2000, FACI owned 11,753,744 shares, or 33.2%, of Mechanical Technology Incorporated's common stock, which owns 1,800,000 shares of our common stock and warrants to purchase 100,000 shares of our common stock. As of September 30, 2000, Mechanical Technology Incorporated owned 13,704,315 shares, or 31.4%, of Plug Power's common stock. We sell electronic components to Plug Power, and we believe these transactions are on an arms-length basis. Sales transactions with Plug Power accounted for $53,000 and $34,000 in revenues in fiscal years 1999 and 2000, respectively. In addition, we perform funded research and development and sell power electronic boards and components to Beacon Power, and we believe these transactions are also on an arms-length basis. Sales transactions with Beacon Power accounted for $424,000, $73,000 and $471,000 in revenues in fiscal years 1998, 1999 and 2000, respectively.


LOANS TO MICHAEL C. TURMELLE

In October 1999 and December 1999, we loaned an aggregate of $85,000 to Mr. Turmelle. The loans were represented by two promissory notes for $10,000 and $75,000, respectively. Under the terms of the promissory notes, the loans bore interest at 5.74% per annum, and principal and interest was due and payable in full on December 15, 2000. On April 1, 2000, Mr. Turmelle repaid to us $86,569, the entire principal amount of the loans plus all outstanding accrued interest. Mr. Turmelle is our vice president, chief operating officer and secretary and is one of our directors.

CONSULTING AGREEMENT WITH MARSHALL J. ARMSTRONG

On July 19, 2000, we entered into a consulting agreement with Marshall J. Armstrong, one of our directors. In consideration for Mr. Armstrong providing consulting, advisory and related services under the consulting agreement, we have agreed to pay Mr. Armstrong $2,000 per day (which amount will be proportionately less for partial days) for services performed as well as reimbursement of reasonable and necessary expenses incurred by Mr. Armstrong in connection with the consulting agreement. As of September 30, 2000, we have paid Mr. Armstrong $3,000 under the terms of the consulting agreement.


We believe that each of the transactions described above, other than the loan to Mr. Turmelle, was carried out on terms that were no less favorable to us than those that would have been obtained from unaffiliated third parties. We believe that the loan to Mr. Turmelle was a reasonable employee benefit based on Mr. Turmelle's tenure and position with us.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of September 30, 2000, information concerning the beneficial ownership of our common stock by:

    - each person known by us to own beneficially five percent (5%) or more of the outstanding shares of our common stock,

    - each of our executive officers and directors, and

    - all executive officers and directors as a group.

The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire on or before November 29, 2000 through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares the power with his spouse) with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.


                                                                           PERCENTAGE OF COMMON STOCK
                                                                               BENEFICIALLY OWNED
                                                       NUMBER OF SHARES    ---------------------------
                                                         BENEFICIALLY         PRIOR TO         AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                    OWNED(2)           OFFERING       OFFERING
---------------------------------------               ------------------   ---------------   ---------
Brown Simpson Partners I, Ltd.(3)...................         1,195,800            8.2%             %
  152 West 57th Street, 40th Floor
  New York, NY 10019

DQE Enterprises.....................................           798,138            5.8
  One Northshore Center, Suite 100
  12 Federal Street
  Pittsburgh, PA 15212

Mechanical Technology Incorporated(4)...............         1,900,000           13.6
  325 Washington Avenue Extension
  Albany, NY 12205

Marshall J. Armstrong...............................            26,000         *

David B. Eisenhaure (5).............................         4,549,255           32.5

Alan P. Goldberg (6)................................         1,915,000           13.7
  c/o Mechanical Technology Incorporated
  325 Washington Avenue Extension
  Albany, NY 12205

Thomas A. Hurkmans (7)..............................           813,138            5.9
  c/o DQE Enterprises
  One Northshore Center, Suite 100
  12 Federal Street
  Pittsburgh, PA 15212

James L. Kirtley, Jr. ..............................            61,400         *

Sean F. Moran.......................................             3,000         *

Michael C. Turmelle.................................           102,461         *

                                                                           PERCENTAGE OF COMMON STOCK
                                                                               BENEFICIALLY OWNED
                                                       NUMBER OF SHARES    ---------------------------
                                                         BENEFICIALLY         PRIOR TO         AFTER
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                    OWNED(2)           OFFERING       OFFERING
---------------------------------------               ------------------   ---------------   ---------
Gerald L. Wilson....................................            15,000         *

All executive officers and directors as a group
  (eight persons) (5)(6)(7).........................         5,585,254           39.3%             %


------------------------

*   Less than 1%

(1) The address for all executive officers and directors, other than Mr. Goldberg and Mr. Hurkmans, is c/o SatCon Technology Corporation, 161 First Street, Cambridge, Massachusetts 02142.

(2) Includes the following number of shares of common stock issuable upon the exercise of outstanding stock options which may be exercised on or before November 29, 2000: Mr. Armstrong: 26,000; Mr. Eisenhaure: 72,501;
    Mr. Goldberg: 15,000; Mr. Hurkmans: 15,000; Dr. Kirtley: 58,400;
    Mr. Turmelle: 69,566; Dr. Wilson: 15,000; all executive officers and directors as a group: 271,467.

(3) Consists of 520,800 shares of common stock held by Brown Simpson Partners I, Ltd. and 675,000 shares of common stock issuable upon exercise of a warrant held by Brown Simpson Partners I, Ltd.

(4) Includes 100,000 shares of common stock issuable upon exercise of warrants held by Mechanical Technology Incorporated.


(5) Includes 1,800,000 shares of common stock held by Mechanical Technology Incorporated and 100,000 shares of common stock issuable upon exercise of warrants held by Mechanical Technology Incorporated. Mr. Eisenhaure is a director of Mechanical Technology Incorporated and disclaims beneficial ownership of these shares.


(6) Includes 1,800,000 shares of common stock held by Mechanical Technology Incorporated and 100,000 shares of common stock issuable upon exercise of warrants held by Mechanical Technology Incorporated. Mr. Goldberg is a director of Mechanical Technology Incorporated and disclaims beneficial ownership of these shares.

(7) Includes 798,138 shares of common stock held by DQE Enterprises, of which Mr. Hurkmans is the President. Mr. Hurkmans disclaims beneficial ownership of these shares.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK


We are authorized to issue up to 25,000,000 shares of common stock, of which 13,841,195 shares are issued and outstanding as of September 30, 2000. The following summary description of the common stock is qualified in its entirety by reference to our certificate of incorporation.


The holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor, and, upon the liquidation, dissolution or winding up of SatCon, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preference on the preferred stock, if any. Holders of our common stock have no preemptive rights and have no rights to convert their common stock into any other securities. Our outstanding common stock is, and the common stock to be outstanding upon completion of the offering will be, validly issued, fully paid, and nonassessable.

PREFERRED STOCK

We are authorized to issue up to 1,000,000 shares of preferred stock. Our preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by stockholders and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion, redemption rights and sinking fund provisions. The issuance of preferred stock could reduce the rights, including voting rights, of the holders of common stock, and, therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell our assets to a third party, thereby preserving control of SatCon by existing management.

LIMITATION OF LIABILITY OF OFFICERS AND DIRECTORS UNDER DELAWARE LAW

In accordance with Delaware law, our certificate of incorporation eliminates in certain circumstances the liability of our directors for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director:

    - for a breach of the director's duty of loyalty to us or our stockholders,

    - for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law,

    - for a willful or negligent declaration of an unlawful dividend, stock purchase or redemption, or

    - for transactions from which the director derived an improper personal benefit.

In addition, our bylaws include provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits of proceedings against such persons by reason of serving or having served as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined not to have acted in good faith, unlawfully or in the best interests of SatCon. With respect to matters as to which our officers and directors and others are determined to be liable for misconduct or negligence in the performance of their duties, our bylaws provide for indemnification only to the extent that we determine that such person acted in good faith and in a manner not opposed to the best interests of SatCon.

However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling SatCon pursuant to Delaware state law, as well as the foregoing charter and bylaw provisions, we have been informed that in the opinion of the SEC, such indemnification as it relates to federal securities laws is against public policy, and therefore, unenforceable.

Further, insofar as limitation of liabilities may be so permitted pursuant to Delaware state law, as well as the foregoing charter and bylaw provisions, such limitation of liabilities does not apply to any liabilities arising under federal securities laws.

DIVIDEND POLICY

We have not paid dividends on our common stock or preferred stock since our inception, and we have no intention of paying any dividends to our stockholders in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Any declaration of dividends in the future will be at the election of our board of directors and will depend upon our earnings, capital requirements and financial position, general economic conditions, requirements of any bank lending arrangements which may then be in place and other pertinent factors.

TRANSFER AGENT AND REGISTRAR

The name and address of the transfer agent and registrar for our common stock is EquiServe L.P., 150 Royall Street, Canton, Massachusetts 02021.

                                  UNDERWRITING

We will enter into an underwriting agreement with the underwriters named below. CIBC World Markets Corp., Banc of America Securities LLC and FAC/Equities, a division of First Albany Corporation, are acting as representatives of the underwriters.

The underwriting agreement provides for the purchase of a specific number of shares of common stock by each of the underwriters. The underwriters' obligations are several, which means that each underwriter is required to purchase a specified number of shares, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of shares of common stock set forth opposite its name below:

UNDERWRITER                                                   NUMBER OF SHARES
-----------                                                   ----------------
CIBC World Markets Corp.....................................
Banc of America Securities LLC..............................
FAC/Equities, a division of First Albany Corporation........
                                                                  -------
    Total...................................................
                                                                  =======

The underwriters have agreed to purchase all of the shares offered by this prospectus (other than those covered by the over-allotment option described below) if any are purchased. Under the underwriting agreement, if an underwriter defaults in its commitment to purchase shares, the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances.


The shares should be ready for delivery on or about             , 2001 against
payment in immediately available funds. The underwriters are offering the shares subject to various conditions and may reject all or part of any order. The representatives have advised us that the underwriters propose to offer the shares directly to the public at the public offering price that appears on the cover page of this prospectus. In addition, the representatives may offer some of the shares to other securities dealers at such price less a concession of
$      per share. The underwriters may also allow, and such dealers may reallow,
a concession not in excess of $      per share to other dealers. After the
shares are released for sale to the public, the representatives may change the offering price and other selling terms at various times.


We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus, permits the
underwriters to purchase a maximum of       additional shares from us to cover
over-allotments. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the initial public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to public will be
$      . The total proceeds to us will be $      . The underwriters have
severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional shares proportionate to the underwriter's initial amount reflected in the foregoing table.

Rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

    - Stabilizing transactions--The representatives may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

    - Over-allotments and syndicate covering transactions--The underwriters may sell more shares of our common stock in connection with this offering than the number of shares than they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either "covered" short sales or "naked" short sales. Covered short sales are short sales made in an amount not greater than the underwriters' over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.

    - Penalty bids--If the representatives purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

    - Passive market making--Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchases of shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the shares. These transactions may occur on the Nasdaq National Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

The following table provides information regarding the amount of the discount to be paid to the underwriters by us:

                                       TOTAL WITHOUT EXERCISE OF   TOTAL WITH FULL EXERCISE OF
                           PER SHARE     OVER-ALLOTMENT OPTION        OVER-ALLOTMENT OPTION
                           ---------   -------------------------   ---------------------------
SatCon...................   $                  $                             $

We estimate that our total expenses of the offering, excluding the underwriting
discount, will be approximately $      .

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

We, our officers and directors and substantially all other stockholders have
agreed to a 90-day "lock up" with respect to       shares of common stock that
they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock. This means that, subject to certain exceptions for a period of 90 days after the date of the underwriting agreement, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of CIBC World Markets Corp.

Our shares of common stock are listed on the Nasdaq National Market under the symbol "SATC."


First Albany Corporation, a wholly-owned subsidiary of First Albany
Companies Inc., or FACI, is an NASD member and an underwriter of this offering through its division FAC/Equities. As of September 30, 2000, FACI owned 11,753,744 shares, or 33.2%, of Mechanical Technology Incorporated's common stock. Mechanical Technology Incorporated owns 1,800,000 shares of our common stock and owns warrants to purchase an additional 100,000 shares of our common stock. Alan P. Goldberg, one of our directors, also serves as president, co-chief executive officer and a director of FACI, as president, co-chief executive officer and a director of First Albany Corporation and as a director of Mechanical Technology Incorporated. This offering is being made pursuant to the provisions of Rule 2720(c)(3)(B) of the Conduct Rules of the National Association of Securities Dealers, Inc.


                                 LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Hale and Dorr LLP, Boston, Massachusetts. Legal matters in connection with this offering will be passed upon for the underwriters by Ropes & Gray, Boston, Massachusetts.

                                    EXPERTS


The financial statements of SatCon Technology Corporation as of September 30, 1999 and 2000 and for each of the years then ended, included in this prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.



The financial statements for the year ended September 30, 1998 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


The financial statements of Ling Electronics, Inc. and Subsidiary as of September 30, 1999 and 1998 and for each of the two years in the period ended September 30, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Beacon Power as of December 31, 1998 and 1999 and for the years then ended and the period from May 8, 1997 (date of Beacon Power's inception) to December 31, 1997 and the period from May 8, 1997 (Date of Inception) to December 31, 1999, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein. Such financial statements have been included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION



We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the SEC's regional public reference rooms located at Seven World Trade Center, Suite 1300, New York, New York 10048 or at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference rooms. The registration statement and our other SEC filings are also available to the public on the SEC's Internet site at HTTP://WWW.SEC.GOV, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.



We have filed with the SEC a registration statement on Form S-3 (including its exhibits and schedules) under the Securities Act of 1933, as amended, with respect to our common stock offered in connection with this prospectus. This prospectus does not contain all of the information set forth in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and our common stock, you should refer to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract, agreement or document filed as an exhibit to, or incorporated by reference in, the registration statement. Each statement as to the contents of such contract, agreement or document is qualified in all respects by such reference. You may obtain copies of the registration statement, including exhibits, from the SEC's principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or you may examine the registration statement without charge at the offices of the SEC described above.



The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.



1.  Annual Report on Form 10-K for the fiscal year ended September 30, 1999,



2. Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended September 30, 1999,



3. Amendment No. 2 to Annual Report on Form 10-K/A for the fiscal year ended September 30, 1999,



4.  Current Report on Form 8-K dated October 21, 1999,



5.  Current Report on Form 8-K/A dated October 21, 1999,



6.  Current Report on Form 8-K dated November 16, 1999,



7.  Quarterly Report on Form 10-Q for the period ended December 31, 1999,



8. Amendment No. 1 to Quarterly Report on Form 10-Q/A for the period ended December 31, 1999,



9. Amendment No. 2 to Quarterly Report on Form 10-Q/A for the period ended December 31, 1999,



10. Proxy statement used for our annual meeting of stockholders held on March 15, 2000,



11. Quarterly Report on Form 10-Q for the period ended March 31, 2000,



12. Amendment No. 1 to Quarterly Report on Form 10-Q/A for the period ended March 31, 2000,

13. Amendment No. 2 to Quarterly Report on Form 10-Q/A for the period ended March 31, 2000,



14. Current Report on Form 8-K dated May 23, 2000,



15. Quarterly Report on Form 10-Q for the period ended June 30, 2000,



16. Amendment No. 1 to Quarterly Report on Form 10-Q/A for the period ended June 30, 2000, and



17. The description of our common stock contained in the Registration Statement on Form 8-A filed on November 6, 1992, including any amendments or reports filed for the purpose of updating that description.



You may request a copy of these filings, at no cost, by writing or telephoning to:



    SatCon Technology Corporation



    161 First Street



    Cambridge, MA 02142-1221



    Attn: Investor Relations Department



    (617) 661-0540



You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                         INDEX TO FINANCIAL STATEMENTS


                                                                           PAGE
                                                                         --------
           FINANCIAL STATEMENTS OF SATCON TECHNOLOGY CORPORATION AND
PART I:      ITS SUBSIDIARIES

           Report of Independent Public Accountants (Arthur Andersen
             LLP)......................................................     F-2

           Report of Independent Accountants (PricewaterhouseCoopers
             LLP)......................................................     F-3

           Consolidated Balance Sheets as of September 30, 1999 and
             2000......................................................     F-4

           Consolidated Statements of Operations for the Years Ended
             September 30, 1998, 1999 and 2000.........................     F-5

           Consolidated Statements of Changes in Stockholders' Equity
             for the Years Ended September 30, 1998, 1999 and 2000.....     F-6

           Consolidated Statements of Cash Flows for the Years Ended
             September 30, 1998, 1999 and 2000.........................     F-7

           Notes to Consolidated Financial Statements..................     F-8

           FINANCIAL STATEMENTS OF LING ELECTRONICS, INC. AND ITS
PART II:     SUBSIDIARY

           Report of Independent Accountants (PricewaterhouseCoopers
             LLP)......................................................    F-41

           Consolidated Balance Sheets as of September 30, 1998
             and 1999..................................................    F-42

           Consolidated Statements of Operations for the Years Ended
             September 30, 1998
             and 1999..................................................    F-43

           Consolidated Statements of Shareholder's Deficit for the
             Years Ended September 30, 1998 and 1999...................    F-44

           Consolidated Statements of Cash Flow for the Years Ended
             September 30, 1998
             and 1999..................................................    F-45

           Notes to Consolidated Financial Statements..................    F-46

           UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL
PART III:    STATEMENTS

           Introduction to Unaudited Pro Forma Combined Consolidated
             Financial Statements......................................    F-53

           Unaudited Pro Forma Combined Consolidated Statement of
             Operations for the Year Ended September 30, 2000..........    F-54

           Notes to Unaudited Pro Forma Combined Consolidated Financial
             Statements................................................    F-55

PART IV:   FINANCIAL STATEMENTS OF BEACON POWER CORPORATION

           Independent Auditors' Report (Deloitte & Touche LLP)........    F-56

           Balance Sheets as of December 31, 1998 and 1999.............    F-57

           Statements of Operations for the Period from May 8, 1997
             (Date of Inception) to December 31, 1997 and for the Year
             Ended December 31, 1998 and 1999 and for the Period from
             May 8, 1997 (Date of Inception) to December 31, 1999......    F-58

           Statements of Stockholders' Deficiency for the Period from
             May 8, 1997 (Date of Inception) to December 31, 1997 and
             for the Years Ended December 31, 1998 and 1999............    F-59

           Statements of Cash Flows for the Period from May 8, 1997
             (Date of Inception) to December 31, 1997 and for the Year
             Ended December 31, 1998 and 1999 and for the Period from
             May 8, 1997 (Date of Inception) to December 31, 1999......    F-60

           Notes to Financial Statements...............................    F-61

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
SatCon Technology Corporation:


We have audited the accompanying consolidated balance sheets of SatCon Technology Corporation and its subsidiaries (a Delaware corporation) as of September 30, 1999 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SatCon Technology Corporation and its subsidiaries as of September 30, 1999 and 2000, and the results of their operations and their cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States.


                                          /s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts
November 28, 2000

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of SatCon Technology Corporation:


In our opinion, the consolidated statements of operations, of changes in stockholders' equity and of cash flows for the year ended September 30, 1998 present fairly, in all material respects, the results of operations and cash flows of SatCon Technology Corporation and its subsidiaries for the year ended September 30, 1998, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule for the year ended September 30, 1998 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of SatCon Technology Corporation for any period subsequent to September 30, 1998.


As discussed in Note A, the accompanying consolidated financial statements for the year ended September 30, 1998 reflect revised accounting for the recapitalization of Beacon Power Corporation.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
December 17, 1998,
except to the restatement described
in Note A, as to which the date is
September 11, 2000

                         SATCON TECHNOLOGY CORPORATION

                          CONSOLIDATED BALANCE SHEETS


                                                              SEPTEMBER 30, 1999   SEPTEMBER 30, 2000
                                                              ------------------   ------------------
                                               ASSETS
Current assets:
  Cash and cash equivalents.................................     $ 2,533,072          $ 8,814,324
  Accounts receivable, net of allowance of $386,686 in 1999
    and $320,222 in 2000....................................       2,799,143            7,495,942
  Unbilled contract costs and fees, net of allowance of
    $746,121 in 1999 and $0 in 2000.........................       1,462,201              824,829
  Inventory.................................................       3,697,972            8,001,661
  Prepaid expenses and other current assets.................         349,070              614,622
                                                                 -----------          -----------
    Total current assets....................................      10,841,458           25,751,378
Investment in Beacon Power Corporation......................         414,729                   --
Warrant to purchase Mechanical Technology Incorporated
  common stock..............................................              --            2,473,713
Property and equipment, net.................................       3,260,632            6,257,476
Intangibles, net............................................       3,194,609            9,080,089
Other long-term assets......................................         103,675              924,583
                                                                 -----------          -----------
    Total assets............................................     $17,815,103          $44,487,239
                                                                 ===========          ===========

            LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................     $ 1,563,605          $ 3,074,517
  Accrued payroll and payroll related expenses..............         479,888            1,284,884
  Deferred revenue..........................................         113,179            1,525,116
  Funding commitment to Beacon Power Corporation............         333,333                   --
  Other accrued expenses....................................         620,874            1,459,218
  Current portion of long-term debt.........................          16,226               17,494
                                                                 -----------          -----------
    Total current liabilities...............................       3,127,105            7,361,229
Long-term debt, net of current portion......................          33,871               16,377
Other long-term liabilities.................................          29,735              197,349
Commitments and contingencies (Note H)
Contingent obligation to Class D preferred stockholders of
  Beacon Power Corporation..................................       5,309,115            5,793,879
Series A redeemable convertible preferred stock.............       4,894,112                   --
Stockholders' equity:
  Preferred stock; $0.01 par value, 1,000,000 shares
    authorized; 8,000 shares series A redeemable convertible
    preferred stock issued and outstanding in 1999 and no
    shares issued and outstanding in 2000...................              --                   --
  Common stock, $0.01 par value, 25,000,000 shares
    authorized; 9,617,009 in 1999 and 13,841,185 in 2000
    shares issued...........................................          96,170              138,412
  Additional paid-in capital................................      37,074,161           72,498,540
  Common stock held in escrow, at market value; 42,860
    shares in 1999 and none in 2000.........................        (428,600)                  --
  Amounts receivable from exercise of stock options.........      (1,816,667)                  --
  Accumulated deficit.......................................     (30,254,195)         (40,195,340)
  Accumulated other comprehensive loss......................              --           (1,073,503)
  Treasury stock, at cost; 44,500 shares in 1999 and 2000...        (249,704)            (249,704)
                                                                 -----------          -----------
    Total stockholders' equity..............................       4,421,165           31,118,405
                                                                 -----------          -----------
      Total liabilities, redeemable convertible preferred
        stock and stockholders' equity......................     $17,815,103          $44,487,239
                                                                 ===========          ===========


   The accompanying notes are an integral part of the consolidated financial statements.

                         SATCON TECHNOLOGY CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                               YEARS ENDED SEPTEMBER 30,
                                                       -----------------------------------------
                                                          1998           1999           2000
                                                       -----------   ------------   ------------
Product revenue......................................  $ 7,520,188   $  9,122,498   $ 22,427,428
Funded research and development revenue..............    8,010,735      6,355,383      8,627,601
                                                       -----------   ------------   ------------
    Total revenue....................................   15,530,923     15,477,881     31,055,029
Cost of product revenue..............................    5,474,067      9,510,941     19,069,192
                                                       -----------   ------------   ------------
    Gross margin.....................................   10,056,856      5,966,940     11,985,837
                                                       -----------   ------------   ------------
Research and development expenses....................    6,793,634      6,554,464     10,300,765
Selling, general and administrative expenses.........    4,523,424      8,818,706      9,969,580
Amortization of intangibles..........................      290,957        371,087      1,217,490
                                                       -----------   ------------   ------------
Total operating expenses.............................   11,608,015     15,744,257     21,487,835
                                                       -----------   ------------   ------------
Operating loss.......................................   (1,551,159)    (9,777,317)    (9,501,998)
Other (losses) income................................           --       (150,464)         9,891
Interest income......................................      179,861         42,287        453,631
Interest expense.....................................      (10,206)      (115,692)        (3,176)
                                                       -----------   ------------   ------------
Net loss before income taxes and loss from Beacon
  Power Corporation..................................   (1,381,504)   (10,001,186)    (9,041,652)
Provision for income taxes...........................       (3,872)            --             --
Loss from Beacon Power Corporation...................   (3,472,438)    (4,340,567)      (899,493)
                                                       -----------   ------------   ------------
Net loss.............................................   (4,857,814)   (14,341,753)    (9,941,145)
Accretion of redeemable convertible preferred stock
  discount...........................................           --        (50,904)    (3,105,888)
                                                       -----------   ------------   ------------
Net loss attributable to common stockholders.........  $(4,857,814)  $(14,392,657)  $(13,047,033)
                                                       ===========   ============   ============
Net loss per share, basic and diluted................  $     (0.54)  $      (1.57)  $      (1.03)
                                                       ===========   ============   ============
Weighted average number of common shares, basic and
  diluted............................................    8,956,671      9,176,041     12,629,822
                                                       ===========   ============   ============


   The accompanying notes are an integral part of the consolidated financial statements.

                         SATCON TECHNOLOGY CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                                      AMOUNTS
                                                                                                    RECEIVABLE
                                                                            COMMON      COMMON         FROM
                                                             ADDITIONAL     SHARES       STOCK      EXERCISE OF
                                       COMMON      COMMON      PAID-IN     HELD IN      HELD IN        STOCK      ACCUMULATED
                                       SHARES      STOCK       CAPITAL      ESCROW      ESCROW        OPTIONS       DEFICIT
                                     ----------   --------   -----------   --------   -----------   -----------   ------------
BALANCE, SEPTEMBER 30, 1997........   8,769,146   $ 87,691   $26,576,600        --             --            --   $(11,054,628)
Net loss...........................          --         --            --        --             --            --     (4,857,814)
Exercise of stock options..........     100,266      1,003       580,736        --             --            --             --
Exercise of warrants...............     149,137      1,491     1,220,382        --             --            --             --
Treasury stock purchased...........          --         --            --        --             --            --             --
Change in net unrealized losses on
  marketable securities............          --         --            --        --             --            --             --
                                     ----------   --------   -----------   -------    -----------   -----------   ------------
BALANCE, SEPTEMBER 30, 1998........   9,018,549   $ 90,185   $28,377,718        --             --            --   $(15,912,442)
Net loss...........................          --         --            --        --             --            --    (14,341,753)
Exercise of stock options..........     455,600      4,556     3,173,445        --             --    (1,816,667)            --
Treasury stock purchased...........          --         --            --        --             --            --             --
Common stock issued in
  acquisitions.....................     100,000      1,000       567,800        --             --            --             --
Common stock issued in connection
  with settlement agreement which
  is held in escrow................      42,860        429       189,762    42,860       (190,191)           --             --
Compensation expense related to
  stock options and warrants issued
  to non-employees.................          --         --     2,208,639        --             --            --             --
Valuation adjustment for common
  stock held in escrow.............          --         --       238,409        --       (238,409)           --             --
Warrants issued in connection with
  the sale of redeemable preferred
  stock............................          --         --     2,369,292        --             --            --             --
Change in net unrealized losses on
  marketable securities............          --         --            --        --             --            --             --
Accretion of redeemable convertible
  preferred stock discount.........          --         --       (50,904)       --             --            --             --
                                     ----------   --------   -----------   -------    -----------   -----------   ------------
BALANCE, SEPTEMBER 30, 1999........   9,617,009   $ 96,170   $37,074,161    42,860    $  (428,600)  $(1,816,667)  $(30,254,195)
Net loss...........................          --         --            --        --             --            --     (9,941,145)
Common stock issued in connection
  with Ling acquisition............     770,000      7,700     7,748,656        --             --            --             --
Common stock issued in connection
  with MTI investment..............   1,030,000     10,300     6,964,926        --             --            --             --
MTI warrant received in connection
  with MTI investment..............          --         --     3,495,438        --             --            --             --
Valuation adjustment for MTI
  warrant..........................          --         --            --        --             --            --             --
Common stock issued in connection
  with NGC asset acquisition.......     578,761      5,788     5,465,770        --             --            --             --
Conversion of redeemable preferred
  stock into common stock..........   1,025,641     10,256     7,989,744        --             --            --             --
Exercise of common stock options...     701,774      7,018     5,496,853        --             --                           --
Exercise of common stock
  warrants.........................     118,000      1,180     1,111,720        --             --            --             --
Payments on amounts receivable from
  exercise of stock options........          --         --            --        --             --     1,816,667             --
Valuation adjustment for common
  stock held in escrow.............          --         --       257,160        --       (257,160)           --             --
Common stock released from
  escrow...........................          --         --            --   (42,860)       685,760            --             --
Accretion of redeemable convertible
  preferred stock discount.........          --         --    (3,105,888)       --             --            --             --
Foreign currency translation
  adjustment.......................          --         --            --        --             --            --             --
                                     ----------   --------   -----------   -------    -----------   -----------   ------------
BALANCE, SEPTEMBER 30, 2000........  13,841,185   $138,412   $72,498,540        --    $        --   $        --   $(40,195,340)
                                     ==========   ========   ===========   =======    ===========   ===========   ============


                                      ACCUMULATED
                                         OTHER                                  TOTAL
                                     COMPREHENSIVE   TREASURY   TREASURY    STOCKHOLDERS'
                                         LOSS         SHARES      STOCK        EQUITY
                                     -------------   --------   ---------   -------------
BALANCE, SEPTEMBER 30, 1997........   $   (20,215)        --           --    $15,589,448
Net loss...........................            --         --           --     (4,857,814)
Exercise of stock options..........            --         --           --        581,739
Exercise of warrants...............            --         --           --      1,221,873
Treasury stock purchased...........            --     28,300    $(173,076)      (173,076)
Change in net unrealized losses on
  marketable securities............         9,835         --           --          9,835
                                      -----------     ------    ---------    -----------
BALANCE, SEPTEMBER 30, 1998........   $   (10,380)    28,300    $(173,076)   $12,372,005
Net loss...........................            --         --           --    (14,341,753)
Exercise of stock options..........            --         --           --      1,361,334
Treasury stock purchased...........            --     16,200      (76,628)       (76,628)
Common stock issued in
  acquisitions.....................            --         --           --        568,800
Common stock issued in connection
  with settlement agreement which
  is held in escrow................            --         --           --             --
Compensation expense related to
  stock options and warrants issued
  to non-employees.................            --         --           --      2,208,639
Valuation adjustment for common
  stock held in escrow.............            --         --           --             --
Warrants issued in connection with
  the sale of redeemable preferred
  stock............................            --         --           --      2,369,292
Change in net unrealized losses on
  marketable securities............        10,380         --           --         10,380
Accretion of redeemable convertible
  preferred stock discount.........            --         --           --        (50,904)
                                      -----------     ------    ---------    -----------
BALANCE, SEPTEMBER 30, 1999........            --     44,500    $(249,704)   $ 4,421,165
Net loss...........................            --         --           --     (9,941,145)
Common stock issued in connection
  with Ling acquisition............            --         --           --      7,756,356
Common stock issued in connection
  with MTI investment..............            --         --           --      6,975,226
MTI warrant received in connection
  with MTI investment..............            --         --           --      3,495,438
Valuation adjustment for MTI
  warrant..........................    (1,021,725)        --           --     (1,021,725)
Common stock issued in connection
  with NGC asset acquisition.......            --         --           --      5,471,558
Conversion of redeemable preferred
  stock into common stock..........            --         --           --      8,000,000
Exercise of common stock options...            --         --           --      5,503,871
Exercise of common stock
  warrants.........................            --         --           --      1,112,900
Payments on amounts receivable from
  exercise of stock options........            --         --           --      1,816,667
Valuation adjustment for common
  stock held in escrow.............            --         --           --             --
Common stock released from
  escrow...........................            --         --           --        685,760
Accretion of redeemable convertible
  preferred stock discount.........            --         --           --     (3,105,888)
Foreign currency translation
  adjustment.......................       (51,778)        --           --        (51,778)
                                      -----------     ------    ---------    -----------
BALANCE, SEPTEMBER 30, 2000........   $(1,073,503)    44,500    $(249,704)   $31,118,405
                                      ===========     ======    =========    ===========


   The accompanying notes are an integral part of the consolidated financial statements.

                         SATCON TECHNOLOGY CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     YEARS ENDED SEPTEMBER 30,
                                                              ----------------------------------------
                                                                 1998           1999          2000
                                                              -----------   ------------   -----------
Cash flows from operating activities:
  Net loss..................................................  $(4,857,814)  $(14,341,753)  $(9,941,145)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization...........................      625,976      1,013,037     2,038,391
    Allowance for unbilled contract costs and fees..........      (19,065)       688,510            --
    Allowance for doubtful accounts.........................      (94,424)       334,850       265,744
    Allowance for inventory.................................     (549,765)       870,021       658,774
    Loss from Beacon Power Corporation......................    3,472,438      4,340,567       899,493
    Loss on sale of marketable securities...................           --         87,535            --
    Write-off impaired assets...............................       50,104        255,544            --
    Compensation expense related to release of stock from
      escrow, issuance of stock options and warrants to
      non-employees.........................................           --      2,208,639       385,760
  Changes in operating assets and liabilities, net of
    effects of acquisitions:
      Accounts receivable...................................     (301,909)        89,858    (3,025,520)
      Unbilled contract costs and fees......................      532,573       (954,393)      637,372
      Prepaid expenses and other current assets.............       (8,529)        31,455       144,687
      Inventory.............................................   (1,550,819)      (601,120)     (628,472)
      Other long-term assets................................     (607,245)       517,402         8,072
      Accounts payable......................................      647,689             72       869,225
      Accrued expenses and payroll..........................     (291,061)       (98,163)      641,266
      Other liabilities.....................................        6,802        (72,763)    1,566,051
                                                              -----------   ------------   -----------
    Total adjustments.......................................    1,912,765      8,711,051     4,460,843
                                                              -----------   ------------   -----------
Net cash used in operating activities.......................   (2,945,049)    (5,630,702)   (5,480,302)
                                                              -----------   ------------   -----------
Cash flows from investing activities:
    Sales and maturities of marketable securities...........    1,340,609        580,144            --
    Patent and intangible expenditures......................     (431,526)      (102,227)      (78,962)
    Purchase of property and equipment......................     (601,331)      (220,416)   (2,463,777)
    Acquisitions, net of cash acquired......................           --       (995,876)      (24,054)
    Investment in Beacon Power Corporation..................   (2,007,508)      (696,667)     (333,333)
                                                              -----------   ------------   -----------
Net cash used in investing activities.......................   (1,699,756)    (1,435,042)   (2,900,126)
                                                              -----------   ------------   -----------
Cash flows from financing activities:
    Repayment of capital lease obligations..................      (40,625)      (100,000)      (16,226)
    Borrowings under line of credit.........................           --      2,657,234            --
    Repayment of borrowings under line of credit............           --     (2,657,234)           --
    Net proceeds from issuance of redeemable convertible
      preferred stock.......................................           --      7,212,500            --
    Net proceeds from issuance of common stock..............           --             --     6,975,226
    Proceeds from exercise of stock options and payment of
      amounts receivable from exercise of stock options.....      581,739      1,361,334     7,320,538
    Proceeds from exercise of warrants......................    1,221,873             --     1,112,900
    Purchase of treasury stock..............................     (173,076)       (76,628)           --
    Deferred equity financing costs.........................           --             --      (678,980)
                                                              -----------   ------------   -----------
Net cash provided by financing activities...................    1,589,911      8,397,206    14,713,458
                                                              -----------   ------------   -----------
Effect of foreign currency exchange rates on cash and cash
  equivalents...............................................           --             --       (51,778)
                                                              -----------   ------------   -----------
Net (decrease)/increase in cash and cash equivalents........   (3,054,894)     1,331,462     6,281,252
Cash and cash equivalents at beginning of period............    4,256,504      1,201,610     2,533,072
                                                              -----------   ------------   -----------
Cash and cash equivalents at end of period..................  $ 1,201,610   $  2,533,072   $ 8,814,324
                                                              ===========   ============   ===========


   The accompanying notes are an integral part of the consolidated financial statements.

                         SATCON TECHNOLOGY CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



A. ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


ORGANIZATION

SatCon Technology Corporation (the "Company" or "SatCon") was organized as a Massachusetts corporation in February 1985 and reincorporated in Delaware in 1992. SatCon develops enabling technologies for the emerging distributed power generation and power quality markets. SatCon also manufactures power and energy management products that convert, condition, store and manage electricity for businesses and consumers that require high-quality, uninterruptible power. SatCon is utilizing its engineering and manufacturing expertise to develop products to serve the distributed power generation and power quality markets, including products for fuel cell and microturbine power generation systems, hybrid-electric vehicles and flywheel energy storage systems. SatCon believes the family of products it is developing will be integral components of distributed power generation and power quality systems.

In the past three years, SatCon has expanded its business and capabilities through the following acquisitions:

    - K&D Magmotor Corp.--a manufacturer of custom electric motors, acquired in January 1997.


    - Film Microelectronics, Inc. ("FMI")--a manufacturer of hybrid microelectronics, acquired in April 1997.


    - Inductive Components, Inc.--a value-added supplier of customized electric motors, acquired in January 1999.

    - Lighthouse Software, Inc.--a supplier of control software for machine tools, acquired in January 1999.

    - HyComp, Inc.--a manufacturer of electronic multi-chip modules, acquired in April 1999.

    - Ling Electronics, Inc.--a manufacturer of test equipment, power converters, amplifiers and converters, acquired in October 1999.


All of these acquisitions were accounted for using the purchase method of accounting. In addition, in November 1999, the Company acquired intellectual property, tooling and other assets from Northrop Grumman Corporation enabling the Company to manufacture and sell electric drivetrains. See Note O.


RESTATEMENT




During fiscal 2000, the Company has restated its financial statements on two separate occasions. A description of each restatement is as follows:



AUGUST 2000 RESTATEMENT



In August 2000, the Company restated its financial statements for fiscal 1996, 1997, 1998 and 1999. The restatement was prompted by the initial audit of the financial statements of its affiliate, Beacon Power Corporation ("Beacon Power") and reflects treating certain costs as expenses rather than being included in the value of the net assets of Beacon Power at December 24, 1997 (see Note E for an additional discussion). The Company previously had accounted for these costs either as fixed assets or as part of the net assets of Beacon Power. As a result, certain costs previously capitalized in 1996, 1997 and 1998 should have been expensed as incurred, therefore reducing the Company's investment in Beacon Power by $3.1 million as of December 24, 1997. The adjustments to the financial statements at

                         SATCON TECHNOLOGY CORPORATION

A. ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


December 24, 1997, the date on which the Company initially began accounting for its investment in Beacon Power under the equity method of accounting, consisted of a reduction of $37,000 from current assets, a reduction of $3.0 million from property and equipment and intangible assets and an increase of $73,000 of accrued expenses. The Company has adjusted its accumulated deficit as of September 30, 1996, for the effect of the 1996 restatement. The cumulative effect of this change on the Company's stockholders' equity as of September 30, 1996 was a reduction of $924,192. The cumulative effect of this change on the Company's stockholders' equity as of September 30, 1999 was a reduction of $130,504. The effect of this change on the reported results for each period is as follows:



CONSOLIDATED STATEMENTS OF OPERATIONS:



                                                                  FOR THE YEAR ENDED
                                                                   SEPTEMBER 30,1999
                                                              ---------------------------
                                                              AS RESTATED    AS REPORTED
                                                              ------------   ------------
Product revenue.............................................  $  9,122,498   $  9,122,498
Funded research and development revenue.....................     6,355,383      6,355,383
                                                              ------------   ------------
Total revenue...............................................    15,477,881     15,477,881
                                                              ------------   ------------
Cost of product revenue.....................................     9,510,941      9,510,941
                                                              ------------   ------------
Gross margin................................................     5,966,940      5,966,940
Research and development expenses...........................     6,554,464      6,554,464
Selling, general and administrative expenses................     8,818,706      8,818,706
Amortization of intangibles.................................       371,087        371,087
                                                              ------------   ------------
Total operating expenses....................................    15,744,257     15,744,257
                                                              ------------   ------------
Operating loss..............................................    (9,777,317)    (9,777,317)
Other losses................................................      (150,464)      (150,464)
Interest income.............................................        42,287         42,287
Interest expense............................................      (115,692)      (115,692)
                                                              ------------   ------------
Net loss before loss from Beacon Power Corporation..........   (10,001,186)   (10,001,186)
Loss from Beacon Power Corporation..........................    (1,030,000)    (2,357,679)
                                                              ------------   ------------
Net loss....................................................   (11,031,186)   (12,358,865)
Accretion of redeemable convertible preferred stock
  discount..................................................       (50,904)       (50,904)
                                                              ------------   ------------
Net loss attributable to common stockholders................  $(11,082,090)  $(12,409,769)
                                                              ============   ============
Net loss per share, basic and diluted.......................  $      (1.21)  $      (1.35)
                                                              ============   ============
Weighted average number of common shares, basic and
  diluted...................................................     9,176,041      9,176,041
                                                              ============   ============

                         SATCON TECHNOLOGY CORPORATION

A. ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)



                                                                 FOR THE YEAR ENDED
                                                                  SEPTEMBER 30,1998
                                                              -------------------------
                                                              AS RESTATED   AS REPORTED
                                                              -----------   -----------
Product revenue.............................................  $ 7,520,188   $ 7,520,188
Funded research and development revenue.....................    8,010,735     7,965,735
                                                              -----------   -----------
Total revenue...............................................   15,530,923    15,485,923
                                                              -----------   -----------
Cost of product revenue.....................................    5,474,067     5,474,067
                                                              -----------   -----------
Gross margin................................................   10,056,856    10,011,856
Research and development expenses...........................    6,793,634     5,863,296
Selling, general and administrative expenses................    4,523,424     4,787,070
Amortization of intangibles.................................      290,957       290,957
                                                              -----------   -----------
Total operating expenses....................................   11,608,015    10,941,323
                                                              -----------   -----------
Operating loss..............................................   (1,551,159)     (929,467)
Interest income.............................................      179,861       179,861
Interest expense............................................      (10,206)      (10,206)
                                                              -----------   -----------
Net loss before income taxes and loss from Beacon Power
  Corporation...............................................   (1,381,504)     (759,812)
Loss from Beacon Power Corporation..........................   (1,888,619)   (3,541,817)
Provision for income taxes..................................       (3,872)       (3,872)
Net loss attributable to common stockholders................  $(3,273,995)  $(4,305,501)
                                                              ===========   ===========
Net loss per share, basic and diluted.......................  $      (.37)  $      (.48)
                                                              ===========   ===========
Weighted average number of common shares, basic and
  diluted...................................................    8,956,671     8,956,671
                                                              ===========   ===========



                                                                  FOR THE YEAR ENDED
                                                                   SEPTEMBER 30,1997
                                                              ---------------------------
                                                              AS RESTATED    AS REPORTED
                                                              ------------   ------------
Product revenue.............................................  $  3,728,042   $  3,728,042
Funded research and development revenue.....................     8,738,293      8,738,293
                                                              ------------   ------------
Total revenue...............................................    12,466,335     12,466,335
                                                              ------------   ------------
Cost of product revenue.....................................     2,683,389      2,683,389
                                                              ------------   ------------
Gross margin................................................     9,782,946      9,782,946
Research and development expenses...........................    11,442,465      9,876,968
Selling, general and administrative expenses................     6,197,951      6,197,951
Amortization of intangibles.................................       120,467        120,467
                                                              ------------   ------------
Total operating expenses....................................    17,760,883     16,195,386
                                                              ------------   ------------
Operating loss..............................................    (7,977,937)    (6,412,440)
Interest income.............................................       283,131        283,131
Interest expense............................................       (13,933)       (13,933)
                                                              ------------   ------------
Net loss attributable to common stockholders................  $ (7,708,739)  $ (6,143,242)
                                                              ============   ============
Net loss per share, basic and diluted.......................  $       (.97)  $       (.77)
                                                              ============   ============
Weighted average number of common shares, basic and
  diluted...................................................     7,959,309      7,959,309
                                                              ============   ============

                         SATCON TECHNOLOGY CORPORATION

A. ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


CONSOLIDATED BALANCE SHEET DATA:



                                              SEPTEMBER 30,1999             SEPTEMBER 30,1998
                                         ---------------------------   ---------------------------
                                         AS RESTATED    AS REPORTED    AS RESTATED    AS REPORTED
                                         ------------   ------------   ------------   ------------
Investment in Beacon Power
  Corporation..........................            --             --             --   $  1,458,183
Total assets...........................  $ 17,400,374   $ 17,400,374   $ 16,708,407   $ 18,166,590
Accrued losses from investment in
  Beacon Power Corporation.............  $    333,333   $    202,829             --             --
Accumulated deficit....................  $(25,359,809)  $(25,229,305)  $(14,328,623)  $(12,870,440)
Total liabilities, redeemable
  convertible
  preferred stock and stockholders'
  equity...............................  $ 17,400,374   $ 17,400,374   $ 16,708,407   $ 18,166,590



SEPTEMBER 2000 RESTATEMENT



In September 2000, the Company restated the financial statements for fiscal years 1998 and 1999. The Company determined that the recapitalization of Beacon Power Corporation on December 24, 1997 did not qualify as a divestiture of a subsidiary for accounting purposes in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 30/Topic 5E (SAB Topic 5.E.) "Accounting for Divestiture of a Subsidiary or Other Business Operation," as the Company had not transferred the risk and other incidents of ownership of Beacon Power with sufficient certainty. In accordance with SAB Topic 5.E., the Company has included 100% of Beacon Power's net loss in its statements of operations from December 24, 1997 to May 1999 in a manner similar to the equity method of accounting and has included the assets and liabilities transferred to Beacon Power as separate components in its September 30, 1998 balance sheet. In June 1999, in connection with a bridge note financing at Beacon Power, the Company determined that the risks and other incidents of ownership of Beacon Power had passed with sufficient certainty to other investors and the Company began accounting for its investment in Beacon Power under the equity method of accounting. The Company has recorded the face value of and cumulative dividends on Beacon Power's Class D preferred stock issued on October 23, 1998 as an additional investment in Beacon Power. As more fully discussed in Note E, the Class D preferred stockholders have the right to require the Company to purchase their shares of Class D preferred stock in certain events. The Company has recorded the face value and the cumulative dividends as a liability.



The accompanying financial data reflect the following changes:



    - The Company's share of Beacon Power's net loss for fiscal 1998 and 1999 increased by $1,583,819 and $3,310,567, respectively.



    - As of September 30, 1998, the Company wrote off all of its advances to Beacon Power of $596,453 and recorded the assets and liabilities transferred to Beacon Power of $576,786 and $1,564,152, respectively.



    - As of September 30, 1999, the Company recorded its net investment balance in Beacon Power of $414,729 and its contingent obligation to the Class D preferred stockholders of Beacon Power of $5,309,115.



    - The as restated and as reported consolidated statements of operations data and consolidated balance sheet data follows (the as reported financial information presented here includes the effects of the August 2000 restatement discussed above):

                         SATCON TECHNOLOGY CORPORATION

A. ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


CONSOLIDATED STATEMENTS OF OPERATIONS DATA:



                                                       FOR THE YEAR ENDED
                                                        SEPTEMBER 30,1999
                                                   ---------------------------
                                                   AS RESTATED    AS REPORTED
                                                   ------------   ------------
Loss from Beacon Power Corporation...............  $ (4,340,567)  $ (1,030,000)
Net loss.........................................   (14,341,753)   (11,031,186)
Net loss attributable to common stockholders.....   (14,392,657)   (11,082,090)
Net loss per share, basic and diluted............         (1.57)         (1.21)



                                                       FOR THE YEAR ENDED
                                                        SEPTEMBER 30,1998
                                                   ---------------------------
                                                   AS RESTATED    AS REPORTED
                                                   ------------   ------------
Loss from Beacon Power Corporation...............  $ (3,472,438)  $ (1,888,619)
Net loss attributable to common stockholders.....    (4,857,814)    (3,273,995)
Net loss per share, basic and diluted............          (.54)          (.37)



CONSOLIDATED BALANCE SHEET DATA:



                                              SEPTEMBER 30,1999             SEPTEMBER 30,1998
                                         ---------------------------   ---------------------------
                                         AS RESTATED    AS REPORTED    AS RESTATED    AS REPORTED
                                         ------------   ------------   ------------   ------------
Amount due from Beacon Power
  Corporation..........................  $         --   $         --   $         --   $    596,453
Investment in Beacon Power
  Corporation..........................       414,729             --             --             --
Assets transferred to Beacon Power
  Corporation..........................            --             --        576,786             --
Total assets...........................    17,815,103     17,400,374     16,688,740     16,708,407
Funding commitment to Beacon Power
  Corporation..........................       333,333        333,333             --             --
Liabilities transferred to Beacon Power
  Corporation..........................            --             --      1,564,152             --
Contingent obligation to Class D
  preferred stockholders of Beacon
  Power Corporation....................     5,309,115             --             --             --
Accumulated deficit....................   (30,254,195)   (25,359,809)   (15,912,442)   (14,328,623)
Total liabilities, redeemable
  convertible preferred stock and
  stockholders' equity.................    17,815,103     17,400,374     16,688,740     16,708,407



The Company's financial statements as of September 30, 1999 and 2000 and for the years ended September 30, 1998, 1999 and 2000 include the effects of the August 2000 and September 2000 restatements.


BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of SatCon and its majority-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

                         SATCON TECHNOLOGY CORPORATION

A. ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FOREIGN CURRENCY TRANSLATION


The functional currency of the Company's foreign subsidiary is the local currency. Assets and liabilities of foreign subsidiaries are translated at the rates in effect at the balance sheet date, while stockholders' equity (deficit) is translated at historical rates. Statements of operations and cash flow amounts are translated at the average rate for the period. Translation adjustments are included as a component of accumulated other comprehensive loss. Foreign currency gains and losses arising from transactions are reflected in the loss from operations and were not significant during the year ended
September 30, 2000.


REVENUE RECOGNITION


The Company recognizes revenue from product sales in accordance with Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition." Product revenue is recognized when there is persuasive evidence of an arrangement, delivery of the product to the customer has occurred, at which time title generally is passed to the customer, and the Company has determined that collection of a fixed fee is probable, all of which occur upon shipment of the product. If the product requires installation to be performed by the Company, all revenue related to the product is deferred and recognized upon the completion of the installation. The Company provides for a warranty reserve at the time the product revenue is recognized.



The Company performs funded research and development and product development for commercial companies and government agencies under both cost reimbursement and fixed-price contracts. Product development revenue is included in product revenue. Cost reimbursement contracts provide for the reimbursement of allowable costs and, in some situations, the payment of a fee. These contracts may contain incentive clauses providing for increases or decreases in the fees depending on how costs compare with a budget. On fixed-price contracts, revenue is generally recognized on the percentage of completion method based upon the proportion of costs incurred to the total estimated costs for the contract. Revenue from reimbursement contracts is recognized as the services are performed. In each type of contract, the Company receives periodic progress payments or payments upon reaching interim milestones. All payments to the Company for work performed on contracts with agencies of the U.S. government are subject to audit and adjustment by the Defense Contract Audit Agency. Adjustments are recognized in the period made. When the current estimates of total contract revenue for commercial product development contracts indicate a loss, a provision for the entire loss on the contract is recorded. Any losses incurred in performing funded research and development projects are recognized as research and development expense as incurred. As of September 30, 2000, the Company has accrued $150,000 for anticipated contract losses on commercial contracts. There were no anticipated contract losses at September 30, 1999.



Cost of revenue includes cost of product revenue including material, labor and overhead and costs associated with product development contracts. Costs incurred in connection with funded research and development arrangements are included in research and development expenses.


Deferred revenue consists of payments received from customers in advance of services performed, product shipped or installation completed.

                         SATCON TECHNOLOGY CORPORATION

A. ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS


Cash and cash equivalents include demand deposits and highly liquid investments with maturities of three months or less when acquired. Cash equivalents are stated at cost, which approximates market value.


INVENTORY


Inventories are stated at the lower of cost or market, and costs are determined based on the first-in, first-out method of accounting and include material, labor and manufacturing overhead costs.


PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method over the asset's estimated useful life. The estimated useful lives of property and equipment are as follows:

                                                     ESTIMATED LIVES
                                     ------------------------------------------------
Computer equipment and software....                                        3- 5 years
Electronic laboratory and shop
  equipment........................                                           5 years
Mechanical laboratory and shop
  equipment........................                                          10 years
Sales and demonstration
  equipment........................                                        3-10 years
Furniture and fixtures.............                                        7-10 years
Leasehold improvements.............     Lesser of the life of the lease or the useful
                                                              life of the improvement

When assets are retired or otherwise disposed of, the cost and related depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in other income.

LONG-LIVED ASSETS


The Company periodically evaluates the potential impairment of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. At the occurrence of a certain event or change in circumstances or at each balance sheet date, the Company evaluates the potential impairment of an asset based on future undiscounted cash flows. In the event that impairment exists, the Company will measure the amount of such impairment based on the present value of estimated future cash flows using a discount rate commensurate with the risks involved. Factors that management considers in performing this assessment include current operating results, trends and prospects and, in addition, demand, competition and other economic factors. At September 30, 1999 and 2000, the Company determined that there had been no impairment of its long-lived assets, except as discussed in Note D and Note G.

                         SATCON TECHNOLOGY CORPORATION

A. ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


Intangibles consisted of the following:



                                                             SEPTEMBER 30,
                                           ESTIMATED    ------------------------
                                             LIVES         1999          2000
                                          -----------   -----------   ----------
Patents.................................  15-20 years   $   676,786   $  755,748
Identifiable intangible assets from
  MagMotor acquisition..................  5 years            44,250       44,250
Goodwill from MagMotor acquisition......  7 years            65,198       65,198
Identifiable intangible assets from FMI
  acquisition...........................  5-10 years      1,750,000    1,750,000
Goodwill from FMI acquisition...........  15 years          826,218      826,218
Identifiable intangible assets from
  Inductive/ Lighthouse acquisition.....  5 years           275,000      275,000
Goodwill from Inductive/Lighthouse
  acquisition...........................  10 years          389,079      389,079
Goodwill from Ling acquisition..........  7 years                --    3,754,910
Identifiable intangible assets from NGC
  acquisition...........................  3-10 years             --    3,281,423
                                                        -----------   ----------
                                                          4,026,531   11,141,826
Less: accumulated amortization..........                    831,922    2,061,737
                                                        -----------   ----------
                                                        $ 3,194,609   $9,080,089
                                                        ===========   ==========



Amortization expense related to intangibles for the years ended September 30, 1998, 1999 and 2000, was $303,674, $389,685 and $1,229,815, respectively.


TREASURY STOCK


The Company was authorized to repurchase up to 5% of the Company's outstanding shares of common stock through July 2000. Under the repurchase program, the Company purchased 44,500 shares of the Company's outstanding common stock at a cost of $249,704.


USE OF ESTIMATES

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period reported. Actual results could differ from these estimates.

INCOME TAXES


The Company accounts for income taxes in accordance with Statements of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which is the asset and liability method for accounting and reporting for income taxes. Under SFAS No. 109, deferred tax assets and deferred tax liabilities are recognized based on temporary differences between the financial reporting and income tax bases of assets and liabilities using statutory rates. In addition, SFAS
No. 109 requires a valuation

                         SATCON TECHNOLOGY CORPORATION

A. ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.


STOCK-BASED COMPENSATION



SFAS No. 123, "Accounting for stock-based Compensation," requires the measurement of the fair value of stock options or warrants granted to employees to be included in the statement of operations or, alternatively, disclosed in the notes to consolidated financial statements. The Company accounts for stock-based compensation for employees under Accounting Principles Board Opinion
(APB) No. 25, "Accounting for Stock Issued to Employees," and related interpretations and provides additional footnote disclosure as required under SFAS No. 123. The Company records the fair market value of stock options and warrants granted to non-employees in exchange for services in accordance with EITF No. 96-18 in the consolidated statement of operations.


NET LOSS PER BASIC AND DILUTED COMMON SHARE


The Company reports net loss per basic and diluted common share in accordance with SFAS No. 128, "Earnings per Share," which establishes standards for computing and presenting loss per share. Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution, if any, that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the Company.


CONCENTRATION OF CREDIT RISK


Financial instruments that subject the Company to concentrations of credit risk principally consist of cash equivalents, trade accounts receivable, unbilled contract costs and amounts receivable from exercise of stock options.



The Company's trade accounts receivable and unbilled contract costs and fees are primarily from sales to U.S. government agencies and commercial customers. The Company does not require collateral and has not historically experienced significant credit losses related to receivables or unbilled contract costs and fees from individual customers or groups of customers in any particular industry or geographic area.



The Company deposits its cash and invests in short-term investments primarily through a regional commercial bank and an investment company. Credit exposure to any one entity is limited by company policy.


RESEARCH AND DEVELOPMENT COSTS


The Company expenses research and development costs as incurred. Research and development expense includes costs incurred in connection with funded research and development arrangements.

                         SATCON TECHNOLOGY CORPORATION

A. ORGANIZATION, RESTATEMENTS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

COMPREHENSIVE LOSS


Comprehensive loss includes net loss, unrealized gains and losses on marketable securities, valuation adjustment for warrants to purchase shares of Mechanical Technology Incorporated's common stock and foreign currency translation adjustments.


FAIR VALUE OF FINANCIAL INSTRUMENTS


The Company's financial instruments consist of cash and cash equivalents, accounts receivable, unbilled contract costs and fees, warrants to purchase shares of Mechanical Technology Incorporated's common stock, accounts payable, debt instruments, contigent obligation to Class D preferred stockholders of Beacon Power Corporation and amounts receivable from exercise of stock options. The book value of such financial instruments approximate their respective fair values.


RECLASSIFICATIONS

Certain prior year balances have been reclassified to conform to current year presentations. For all periods presented, expenses associated with funded research and development activities have been reclassified as research and development expenses from cost of revenue.

EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS


In June 1999, the Financial Accounting Standards Board (FASB) issued SFAS
No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133," which defers the effective date of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," to all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure these instruments at fair value. The Company will adopt SFAS No. 133 beginning in the first quarter of the fiscal year ending
September 30, 2001. Upon adoption of SFAS No. 133, the Company will be required to record an unrealized loss on the fair value of the warrants to purchase shares of Mechanical Technology Incorporated's common stock in its results of operations as a cumulative effect of a change in accounting principle of $1.0 million reflecting the impact of adopting this accounting standard. The Company will be required to record future unrealized gains and losses on the fair value of the warrants in its results of operations.



In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 140 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Under SFAS No. 140, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. SFAS No. 140 also provides standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for certain transactions occurring after March 31, 2001 and certain disclosures for the fiscal year ending September 30, 2001. The Company is currently evaluating the impact of SFAS No. 140 on its financial statements and related disclosures, but does not expect that adoption of SFAS 140 will have a material impact on its financial statements.

                         SATCON TECHNOLOGY CORPORATION

B. UNBILLED CONTRACT COSTS AND FEES



Unbilled contract costs and fees represent revenue recognized in excess of amounts billed due to contractual provisions or deferred costs that have not yet been recognized as revenue or billed to the customer. These amounts included retained fee and unliquidated costs totaling $282,746 and $209,832 at September 30, 1999 and 2000, respectively.



C. INVENTORY



Inventory includes material, labor and overhead and consisted of the following:



                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                 1999         2000
                                                              ----------   ----------
Raw material................................................  $1,139,064   $3,081,265
Work-in-process.............................................   2,199,199    2,932,965
Finished goods..............................................     359,709    1,987,431
                                                              ----------   ----------
                                                              $3,697,972   $8,001,661
                                                              ==========   ==========



D. PROPERTY AND EQUIPMENT


Property and equipment consisted of the following:


                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                 1999         2000
                                                              ----------   ----------
Machinery and equipment.....................................  $4,505,287   $8,059,916
Furniture and fixtures......................................     280,769      305,777
Computer software...........................................     621,583      744,308
Leasehold improvements......................................     648,734      751,793
                                                              ----------   ----------
                                                               6,056,373    9,861,794
Less: accumulated depreciation and amortization.............   2,795,741    3,604,318
                                                              ----------   ----------
                                                              $3,260,632   $6,257,476
                                                              ==========   ==========



Depreciation and amortization expense, relating to property and equipment, for the years ended September 30, 1998, 1999 and 2000 was $540,213, $633,964 and
$808,577, respectively.



As of September 30, 1999 and 2000, there was $19,903 and $29,910 of capital leases that were included in machinery and equipment and computer software, respectively.



During 1999, the Company determined that certain of its machinery and equipment with a net book value totaling $105,544 was impaired based on a significant change in the manner in which the asset was used, and such assets were written-off during 1999. These assets included $86,492 of tooling costs associated with the introduction of brushless motor products at the Company's MagMotor Division that were impaired based on design changes in the product and $19,052 of optics equipment at the Company's Technology Center that were abandoned. These impairment losses have been included in cost of product revenue and research and development expenses, respectively.

                         SATCON TECHNOLOGY CORPORATION

E.  INVESTMENT IN BEACON POWER CORPORATION



On May 28, 1997, SatCon Technology Corporation entered into a Securities Purchase Agreement, dated as of May 28, 1997, by and among the Company, Beacon Power, ("Beacon Power"), a new wholly-owned subsidiary of the Company, and Duquesne Enterprises ("Duquesne"). Pursuant to the terms of the Agreement, Duquesne purchased from the Company and the Company issued, sold and delivered to Duquesne 798,138 shares (the "Shares") of the Company's Common Stock. The aggregate consideration received by the Company was $5,000,000. In exchange for a capital contribution, the Company received all of the capital stock of Beacon Power, consisting of 3,375,000 shares of Beacon Power's Common Stock and 1,125,000 shares of Beacon Power's preferred stock, par value $.01 per share, as adjusted to reflect a 1:1.125 stock split. Duquesne also entered into agreements pursuant to which it will act as exclusive distributor of Beacon Power's products, subject to certain exceptions, in seven Mid-Atlantic States and the District of Columbia.



During a recapitalization of Beacon Power on December 24, 1997, Beacon Power obtained equity financing of $30,000 from private investors and the Company converted approximately 80% of its ownership of Beacon Power to nonvoting
Class A convertible preferred stock and transferred certain assets and liabilities to Beacon Power. Upon completion of this recapitalization, the Company owned 20% of the voting stock of Beacon Power and 99.9% of the capital stock of Beacon Power. Each share of Class A convertible preferred stock
("Class A Stock") that the Company held was convertible into two shares of common stock at the option of the Company. The Class A Stock was nonvoting and upon liquidation, the Company was entitled to receive, out of funds then generally available prior to any payment with respect to the holders of common stock, $4.45 per share, plus any declared and unpaid dividends thereon. The Company had the right to receive the same dividends as declared by the Board of Directors of Beacon Power on common shares on an "as-if-converted" basis. The Class A Stock would automatically be converted into shares of common stock upon the closing of a public offering of common stock of Beacon Power, upon a vote of the Board of Directors of Beacon Power or upon the automatic conversion of the Class D preferred stock of Beacon Power. Class A Stock was subordinate to
Class D, E and F preferred stock of Beacon Power and had parity with Class B and C preferred stock. The Class A Stock did not have redemption features.



The Company has determined that the recapitalization of Beacon Power on December 24, 1997 did not qualify as a divestiture of a subsidiary for accounting purposes as described in SAB Topic 5.E. "Accounting for Divestiture of a Subsidiary or Other Business Operation," as the Company had not transferred risks and other incidents of ownership of Beacon Power with sufficient certainty as the Company was the only stockholder of Beacon Power at risk of loss of its investment. In accordance with SAB 30, the Company has included 100% of Beacon Power's net loss in its statements of operations as of December 24, 1997, in a manner similar to the equity method of accounting and has included the assets and liabilities transferred to Beacon Power as separate components in its

                         SATCON TECHNOLOGY CORPORATION

E.  INVESTMENT IN BEACON POWER CORPORATION (CONTINUED)

September 30, 1998 balance sheet. The book value of assets and liabilities transferred to Beacon Power on December 24, 1997 was as follows:


Accounts receivable.........................................  $    14,487
Prepaid expenses and other assets...........................       67,147
Subscriptions receivable....................................    2,007,508
Accounts payable............................................      (50,000)
Accrued payroll and payroll related expenses................      (32,298)
Accrued expenses............................................     (118,225)
                                                              -----------
Investment in Beacon Power Corporation......................  $ 1,888,619
                                                              ===========


At September 30, 1998, prior to the 1:1.25 stock split the Company owned 19.9% of the voting stock of Beacon Power, 99.9% of the outstanding capital stock of Beacon Power and had amounts of $596,453 due from Beacon Power. These amounts arose from transactions after December 24, 1997, whereby the Company advanced money and made payments for certain expenses incurred by Beacon Power. These advances have been written off as of September 30, 1998. These advances were subsequently repaid in connection with the October 23, 1998 financing.



On October 23, 1998, the Company entered into a Securities Purchase Agreement, by and among Beacon Power, Perseus Capital, L.L.C. ("Perseus"), DQE Enterprises, Inc., Micro Generation Technology Fund, L.L.C ("Micro", and together with Perseus and DQE Enterprises, the "Purchasers") and the Company. Pursuant to the terms of the Agreement, (i) the Purchasers purchased from Beacon Power and Beacon Power issued, sold and delivered to the Purchasers 1,900,000 shares (the "Shares") of Beacon Power's Class D Redeemable Preferred Stock, $.01 par value per share; (ii) the Class D Redeemable Preferred Stock earns cumulative dividends at an annual rate of 12.5% through May 23, 2000 and 6% on and after this date; (iii) the Purchasers have the right to receive certain warrants to purchase shares of Beacon Power's common stock, $.01 par value per share ("Beacon Power's Common Stock"); (iv) the Company granted the Purchasers the right (the "Put Right") to cause the Company, in circumstances described below, to purchase all of the Shares and all of Beacon Power's Common Stock issuable upon conversion of the Shares; and (v) upon exercise of the Put Right pursuant to the terms of the Agreement, the Company must pay the consideration contemplated by the Agreement in shares of the Company's common stock, $.01 par value per share. The aggregate consideration received by Beacon Power was $4,750,000. The Put Right is exercisable within 60 days of the second, third, fourth and fifth anniversary of the closing date of the transaction, upon certain events of bankruptcy of Beacon Power and upon the occurrence of certain going private transactions involving the Company. The Put Right will terminate, if not previously exercised, on the earlier of (i) October 23, 2003, (ii) upon the listing of Beacon Power's Common Stock on the New York Stock Exchange or the Nasdaq National Market, or (iii) with respect to put rights resulting from an event described above, 100 days after the Purchasers receive written notice from the Company requesting that the Purchasers either exercise or waive their put rights resulting from that event. The Company has recorded the face value of and cumulative dividends on Beacon Power's Class D Preferred Stock as a liability. As of September 30, 1999, the contingent obligation to the Class D preferred stockholders is $5,309,115, consisting of $4,750,000 face value and $559,115 of cumulative dividends.

                         SATCON TECHNOLOGY CORPORATION

E.  INVESTMENT IN BEACON POWER CORPORATION (CONTINUED)


Upon completion of the issuance of the Class D preferred stock of Beacon Power and at September 30, 1999, the Company owned .1% of Beacon Power's voting stock and 67% of Beacon Power's outstanding capital stock.



In June 1999, the Company committed to provide up to $1,000,000 of additional financing to Beacon Power representing a minority share, 33%, of a funding commitment received by Beacon Power and, therefore, increased its investment in Beacon Power and accrued the funding commitment of $1,000,000. As a result of this financing, the Company determined that risks and other incidents of ownership of Beacon Power had passed with sufficient certainty to other investors and, therefore, began accounting for its investment in Beacon Power under the equity method.



On June 22, 1999, the Company entered into a note with Beacon Power (the "June 22, 1999 Note") with a principal amount of $125,000 due and payable on the earlier of (i) September 22, 1999 ("Maturity Date") or (ii) upon the occurrence of an event of default, as defined therein. The note bore interest at 12% per annum. The June 22, 1999 Note was issued pursuant to the terms of a Note Purchase Agreement, dated as of June 22, 1999, by and among Beacon Power, the Purchasers named therein, and the Company (the "Note Purchase Agreement"). Interest on the June 22, 1999 Note is payable on the Maturity Date.



On July 6, 1999, the Company entered into an additional note with Beacon Power (the "July 6, 1999 Note") with a principal amount of $125,000 due and payable on the earlier of (i) Maturity Date or (ii) upon the occurrence of an event of default. The note bore interest at 12% per annum (the "July 6, 1999 Note" and, together with the June 22, 1999 Note, the "Notes"). The July 6, 1999 Note was also issued pursuant to the terms of the Note Purchase Agreement. Interest on the July 6, 1999 Note is payable on the Maturity Date.



In August 1999, the Company exchanged in full the Notes and $83,333.33 for a note with a principal amount of $333,333.33 ("Bridge Note") plus accrued interest due and payable on the earlier of (i) the date of conversion of the note as described below or (ii) upon the occurrence of an event of default. The Bridge Note bore interest at 12% per annum. The Bridge Note was issued pursuant to the terms of a Note and Warrant Purchase Agreement, dated as of August 2, 1999, by and among Beacon Power, the Purchasers named therein, and the Company (the "Note and Warrant Purchase Agreement"). Interest on the Bridge Note is payable on the Maturity Date.



Pursuant to the terms of the Note and Warrant Purchase, the Company entered into two additional notes, each with a principal amount of $333,333.33 on September 16, 1999 and October 19, 1999. The Bridge Note and the additional notes each with a principal amount of $333,333.33 are collectively referred to as the "Bridge Securities." At September 30, 1999, the Company has $333,333 payable under this $1,000,000 commitment to Beacon Power.



On January 7, 2000, the Company entered into a $200,000 convertible promissory note with Beacon Power. This convertible promissory note is due and payable on the earlier of (i) the maturity date, as defined, or (ii) upon the occurrence of an event of default by Beacon Power. The note bears interest at 12 1/2% per annum. Interest on the January 7, 2000 Note is due and payable on the maturity date. The Company did not accrue losses of $200,000 relating to its share of Beacon Power's losses incurred through December 31, 1999, as those amounts, including interest, were repaid on February 14, 2000.

                         SATCON TECHNOLOGY CORPORATION

E.  INVESTMENT IN BEACON POWER CORPORATION (CONTINUED)


On February 25, 2000, the Company entered into a $300,000 convertible promissory note with Beacon Power. This convertible promissory note is due and payable on the earlier of (i) the maturity date, as defined, or (ii) upon the occurrence of an event of default by Beacon Power. The note bears interest at 12 1/2% per annum. Interest on the February 25, 2000 Note is due and payable on the maturity date. The Company did not accrue losses up to $300,000 relating to its share of Beacon Power's losses incurred through March 31, 2000, as those amounts, including interest, were repaid on April 27, 2000.



On April 7, 2000, Beacon Power issued 1,226,141 shares of its class E redeemable preferred stock and warrants to purchase 306,535 shares of its class E preferred stock in exchange for the conversion of all of its outstanding bridge notes of which the Company received 347,407 shares of Beacon Power's class E redeemable preferred stock and a warrant to purchase 86,852 shares of Beacon Power's class E redeemable preferred stock. As of April 7, 2000, the Company owned 11.0% of Beacon Power's voting stock and 61.0% of Beacon Power's outstanding capital stock. On April 21, 2000, Beacon Power raised an additional $4.1 million through the sale of additional bridge notes and warrants to purchase 41,000 shares of Beacon Power's common stock. The Company did not participate in this financing. On May 23, 2000, Beacon Power issued 6,785,711 shares of its class F preferred stock and additional warrants to purchase shares of Beacon Power's common stock. The shares of class F preferred stock and the additional warrants were issued in consideration for the cancellation of $5.2 million in bridge notes and an additional $23.3 million cash investment by existing and new investors. The Company did not participate in this financing either. As of May 23, 2000, the Company owned 3.5% of Beacon Power's voting stock and 33.0% of Beacon Power's outstanding capital stock.



As of September 30, 2000, the Company owned approximately 3% of the outstanding voting stock of Beacon Power and 32% of the capital stock of Beacon Power. On November 22, 2000, Beacon Power completed an initial public offering of its common stock and issued 8,000,000 shares of common stock at $6.00 per share. Upon completion of the initial public offering, the Company owned approximately 25% of Beacon Power's voting and capital stock.



The results of the Company's operations included $3,111,381 loss of Beacon Power from May 8, 1997 to December 24, 1997 under the consolidation method of accounting. On December 24, 1997, the Company began accounting for its investment in Beacon Power in accordance with SAB 30 and has included 100% of Beacon Power's $7,079,297 loss for the period from December 25, 1997 through May 1999 in a manner similar to the equity method of accounting, at which time, the Company's initial investment of $1,888,619, the $30,000 additional investment and the additional deemed investment of $4,750,000 and accrued dividends of $410,678 had been written down to zero. In June 1999, the Company committed up to $1,000,000 of additional financing to Beacon Power, representing a minority share, 33%, of a funding commitment received by Beacon Power, and the Company began accounting for its investment in Beacon Power under the equity method. As of June 30, 1999, the Company owned approximately .1% of the voting stock of Beacon Power, however, as the Company was providing 33% of the current funding to Beacon Power, the Company has included 33% of Beacon Power's losses in its results of operation until the $1,000,000 investment was reduced to zero in December 1999. The Company continued to record losses from Beacon Power after December 31, 1999 to the extent of the additional dividends that accrued on the contingent obligation to class D preferred stockholders of Beacon Power. From June 1999 through September 30, 2000, the Company has included in its results from operations its share of Beacon Power's losses of $1,633,201. At
September 30, 2000, the Company's investment in Beacon Power had been reduced to zero and the contingent obligation to

                         SATCON TECHNOLOGY CORPORATION

E.  INVESTMENT IN BEACON POWER CORPORATION (CONTINUED)


Beacon Power's Class D preferred stockholders was $5,722,629. The Company continues to record additional losses from Beacon Power to the extent of additional interest accrued on the contingent obligation to the Class D preferred stockholders of Beacon Power.



In connection with Beacon Power's initial public offering, the Put Right was terminated and the contingent obligation to class D preferred stockholders of Beacon Power will be reclassified as additional paid in capital. In addition, the Company's preferred stock holdings in Beacon Power were converted into 9,694,812 shares of Beacon Power common stock. In accordance with SEC Staff Accounting Bulletin No. 51, the Company's investment and additional paid in capital will be written up during the first quarter of fiscal 2001 to reflect its beneficial interest in the book value of the stockholders' equity of Beacon Power, which the Company estimates to be approximately $15.0 million. After the write-up of the Company's investment in Beacon Power, the Company will continue to account for its investment in Beacon Power under the equity method of accounting and will record its share of future losses from Beacon Power on a one-quarter trailing basis until its investment in Beacon Power has been reduced to zero.



If in the future the Company's ownership interest in Beacon Power's outstanding capital stock is reduced to below 20% and the Company determines that it does not have the ability to exercise significant influence over the operating and financial policies over Beacon Power, the Company's investment in Beacon Power will be accounted for using the fair value method as set forth in SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," based upon the carrying value of the Company's investment in Beacon Power at the time the Company's interest is reduced to below 20%. At that time, the Company will no longer be required to record its share of any losses from Beacon Power. The value of the investment will be carried at fair market value with any unrealized holding gains or losses to be included in stockholders' equity as a component of other comprehensive income.



Beacon Power accounted for $424,418, $72,644 and $470,996 of the Company's total revenue for the fiscal years ended September 30, 1998, 1999 and 2000, respectively. At September 30, 1999 and 2000, the Company had $5,390 and $346,066, respectively, of accounts receivable and unbilled contract costs and fees from Beacon Power.



F. LINE OF CREDIT



In December 1998, the Company obtained a $3,000,000 demand discretionary line of credit with a bank. The line of credit bore interest at the bank's prime rate plus 1 1/2%. Available borrowings were based on a formula of eligible accounts receivable and inventory. There were no amounts outstanding under the line of credit at September 30, 1999. During 1999, the maximum amount outstanding on the line of credit was $2,657,234. The Company had pledged all assets of the Company as collateral against this line of credit. On August 29, 2000, the Company terminated the line of credit.

                         SATCON TECHNOLOGY CORPORATION

G. LONG-TERM DEBT


Long-term debt consists of the following:


                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
Capital lease obligations...................................  $ 50,097   $ 33,871
Less: Current portion.......................................   (16,226)   (17,494)
                                                              --------   --------
                                                              $ 33,871   $ 16,377
                                                              ========   ========



At September 30, 2000, maturities of these obligations are as follows:



FISCAL YEAR
------------------------------------------------------------
  2001......................................................  $ 17,494
  2002......................................................    10,778
  2003......................................................     5,599
                                                              --------
                                                                33,871
Less: Current portion.......................................   (17,494)
                                                              --------
                                                              $ 16,377
                                                              ========



On March 1, 1999, the Company reached a definitive settlement arrangement with Albert R. Snider (the "Settlement Agreement"), the holder of a note payable that commenced on April 16, 1997, regarding a suit filed against Mr. Snider for breach of certain representations made by him, including statements of inventory balances in the Asset Purchase Agreement, dated as of April 3, 1997, between FMI and Mr. Snider relating to the purchase of the business of FMI and a counterclaim filed by Mr. Snider seeking, among other things, payments allegedly due from the Company under a promissory note.



Pursuant to the terms of the Settlement Agreement, the Company made a $100,000 cash payment to Mr. Snider on March 9, 1999 and the parties executed mutual general releases dismissing any and all claims between them. In addition, the Settlement Agreement provides a right of first refusal in favor of the Company with respect to certain shares of the Company's Common Stock, beneficially owned by Mr. Snider. Concurrently with the execution of the Settlement Agreement, the Company and Mr. Snider entered into a consulting agreement pursuant to which Mr. Snider will perform certain consulting, advisory and related services as the Company may reasonably request from time to time between October 1, 1999 and October 1, 2002. In exchange for these services, the Company issued 42,860 shares of its Common Stock to Mr. Snider, which were held by an escrow agent. The Company has recorded these shares held in escrow at market value and as a reduction to stockholders' equity as of September 30, 1999.



On April 26, 2000, the escrow agent, as authorized by the Company, released the 42,860 shares of common stock that were held in escrow to Mr. Snider. The Company recorded these securities at fair value until they were released from escrow at a market price of $16.00 per share or $685,760. The Company determined that the fair market value of these securities exceeded the value of the underlying services to be received by $235,760. The Company has charged this excess amount to selling, general and administrative expenses during the fiscal year ended September 30, 2000. The Company is

                         SATCON TECHNOLOGY CORPORATION

G. LONG-TERM DEBT (CONTINUED)


amortizing the realizable asset of $450,000 over the three-year period of service through September 30, 2002. At September 30, 2000, the unamortized value of this asset is $300,000.



H. COMMITMENTS AND CONTINGENCIES


OPERATING LEASES


The Company leases its facilities under various operating leases that expire through October 2005. The Company has also entered into a master leasing agreement to lease various items of equipment not to exceed $600,000. The availability under this facility expired as of September 30, 1999.



Future minimum annual rentals under the lease agreements at September 30, 2000 are as follows:



FISCAL YEAR
------------------------------------------------------------
  2001......................................................  $2,015,395
  2002......................................................   1,916,712
  2003......................................................   1,545,762
  2004......................................................     280,850
  2005......................................................     201,996
  Thereafter................................................      16,833
                                                              ----------
    Total (not reduced by minimum sublease rentals of
    $889,872)...............................................  $5,977,548
                                                              ==========



Total rental expense including operating expenses and real estate taxes for operating leases amounted to $1,235,867, $1,683,749 and $2,157,506 for the years ended September 30, 1998, 1999 and 2000, respectively.



Certain of the facility leases contain escalation clauses, effective October 1, 1998, rental expense has been recognized on a straight-line basis over the remaining lease term. At September 30, 1999 and 2000, deferred rent expense amounted to $110,390 and $207,739, respectively.


LITIGATION


On October 15, 1997, the Company received a letter from the Department of the Air Force stating that it may terminate for default an approximately
$1.6 million contract between the Air Force and the Company for development of a satellite component, unless perceived performance problems were cured. As of that date, the Company had received payments of approximately $1.4 million in connection with this contract. In the event of an actual default, the Company could be liable for extra costs incurred by the U.S. government in developing the component and could be required to return a portion of the monies the Company received on this contract. On December 15, 1997, the Air Force issued a "Show Cause Notice" to the Company requiring the Company to demonstrate to the Air Force why the contract should not be terminated "for cause." On
December 31, 1997, the Company responded to the Air Force's "Show Cause Notice," explaining the Company's view that the Company should not be terminated for cause. On May 11, 2000, the Company contacted the Air Force again to offer to settle these differences and to explore obtaining additional settlement amounts. On August 3, 2000, the Company sent a memorandum to the Air Force explaining the basis of a settlement request of $353,248. Also on August 3, 2000, the Company received from the Air Force a proposed settlement offer. On September 15, 2000, the Company entered into a settlement agreement in which the contract

                         SATCON TECHNOLOGY CORPORATION

H. COMMITMENTS AND CONTINGENCIES (CONTINUED)


was to be closed and considered completed through a contract modification with no additional payment, but without termination for cause. As of September 30, 1999, the Company had provided a full reserve of $521,000 against the unbilled contract costs and fees to the Department of the Air Force. As of September 30, 2000, all of the $521,000 unbilled contract costs and fees had been written off. The contract is still subject to normal audit and accounting of final cost.



On November 6, 1999, APACE, Inc. (APACE) commenced an action against the Company in the Supreme Court of the State of New York claiming the Company had been awarded a prime contract by the U.S. Department of Energy and that the Company had failed or refused to negotiate a subcontract with APACE, allegedly in breach of a contract between the Company and APACE. APACE is seeking in excess of $1,000,000 in damages. The Company denied the allegations, moved to stay the action and filed for arbitration with the American Arbitration Association in Boston, Massachusetts. The American Arbitration Association decided that the arbitration would go forward in Boston. In the meantime, APACE requested that the court permit the action to go forward and for the arbitration to be stayed. On March 21, 2000, the Supreme Court of the State of New York issued an order compelling arbitration and staying APACE's action pending arbitration to be conducted by the American Arbitration Association in Boston.


On June 26, 2000, APACE served the Company with an amended answering statement and counterclaim, including additional allegations that the Company has engaged in unfair and deceptive trade practices and that the Company's actions were willful and knowing. Based on these allegations, APACE is seeking multiple damages, as well as attorneys' fees and expenses. On July 19, 2000, the Company filed an answer to APACE's amended answering statement and counterclaim, denying the allegations and asserting various defenses.


An arbitrator has been selected and the arbitration is scheduled to go forward in Boston for nine days in February, March and April 2001. The parties have exchanged some discovery, and expect to make a further exchange early in 2001.


The final outcome of this matter is not presently determinable and, therefore, no provision for any liability that may result has been recorded in the Company's financial statements.


From time to time, the Company is a party to routine litigation and proceedings in the ordinary course of business. The Company is not aware of any current or pending litigation to which the Company is or may be a party that the Company believes could materially adversely affect the Company's results of operations or financial condition.



I. EMPLOYEE BENEFIT PLAN



The Company offers a 401(k) Employee Benefit Plan (the "Plan"). Under the Plan, any regular employee, as defined by the Plan, who has completed six months of service and has attained the age of 21 years is eligible to participate. Under the terms of the Plan, an employee may defer up to 15% of his or her compensation through contributions to the Plan. During 1999, the Company extended the Plan to its wholly-owned subsidiaries. The Company made matching contributions to the Plan of $86,883, $218,729 and $366,264 for the years ended September 30, 1998, 1999 and 2000, respectively.

                         SATCON TECHNOLOGY CORPORATION

J. INCOME TAXES


The provision for income taxes consists of the following:


                                                YEAR ENDED SEPTEMBER 30,
                                         ---------------------------------------
                                            1998          1999          2000
                                         -----------   -----------   -----------
Current payable:
  Federal..............................           --            --       (14,699)
  State................................  $     3,872            --            --
  Foreign..............................           --            --        14,699
                                         -----------   -----------   -----------
                                               3,872            --            --
                                         -----------   -----------   -----------
Deferred tax expense/(benefit):
  Federal..............................  $(1,349,519)  $(3,888,031)  $(2,962,183)
  State................................     (404,950)   (1,167,905)     (890,122)
  Change in valuation allowance........    1,754,469     5,055,936     3,852,305
                                         -----------   -----------   -----------
                                                  --            --            --
                                         -----------   -----------   -----------
                                         $     3,872            --            --
                                         ===========   ===========   ===========



Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of September 30, 1999 and 2000, the components of the net deferred tax assets/(liabilities) are as follows:



                                                                  1999           2000
                                                              ------------   ------------
Federal net operating loss..................................  $  5,566,879     13,385,581
State net operating loss, net of federal benefit............       495,980      1,912,496
Credits.....................................................       499,585        421,035
Depreciation................................................       336,038       (227,657)
Loss from Beacon Power Corporation..........................     3,128,804      4,932,397
Other.......................................................     1,562,820        834,324
Valuation allowance.........................................   (11,590,106)   (21,258,448)
                                                              ------------   ------------
Net deferred income taxes...................................            --             --
                                                              ============   ============



The Company has placed a full valuation allowance against its net deferred tax assets since the Company believes it is more likely than not that it will not be able to utilize its deferred tax asset.


The provision for income taxes differs from the federal statutory rate due to the following:


                                                YEAR ENDED SEPTEMBER 30,
                                         ---------------------------------------
                                            1998          1999          2000
                                         -----------   -----------   -----------
Tax at statutory rate..................        (34.0)%       (34.0)%       (34.0)%
State taxes--net of federal benefit....         (6.2)         (6.2)         (6.2)
Other..................................         (0.5)         (0.7)          1.6
Change in valuation allowance..........         40.8          40.9          38.6
                                         -----------   -----------   -----------
Effective tax rate.....................          0.1 %          -- %          -- %
                                         ===========   ===========   ===========

                         SATCON TECHNOLOGY CORPORATION

J. INCOME TAXES (CONTINUED)


At September 30, 2000, the Company had net operating loss carry forwards of approximately $39,370,000 and $30,599,000 for federal and state income tax purposes, respectively. The federal net operating losses expire beginning September 30, 2008 through 2020. The state net operating losses will expire beginning September 30, 2000 through 2005. The use of these losses may be limited due to ownership change limitations under Section 382 of the Internal Revenue Code.



K. STOCKHOLDERS' EQUITY


INVESTMENT FROM MECHANICAL TECHNOLOGY INCORPORATED


On October 21, 1999, the Company received a $7,070,000 investment from Mechanical Technology Incorporated ("MTI"). In consideration for MTI's investment, MTI received 1,030,000 shares of the Company's Common Stock at a discounted price of approximately $6.80 per share, and warrants to purchase an additional 100,000 shares of the Company's Common Stock at an exercise price of $8.80 per share and an expiration date four years from the date of issuance. MTI funded $2,570,000 of its investment in the Company on October 21, 1999 and received 370,800 of the 1,030,000 shares of the Company's Common Stock and a warrant to purchase 36,000 of the 100,000 shares of the Company's Common Stock. MTI made the remaining investment on January 31, 2000 of $4,500,000 and received the remaining 659,200 shares of the Company's Common Stock and a warrant to purchase the remaining 64,000 shares of the Company's Common Stock. The Company incurred approximately $95,000 of legal, accounting, consultation and filing fees in connection with this transaction. The Company has valued the warrants issued to MTI on October 21, 1999 and January 31, 2000, at $231,912 and $1,273,509, respectively, using the Black-Scholes option pricing model.



In addition, the Company received a warrant to purchase 108,000 shares of MTI's common stock on October 21, 1999 and a warrant to purchase 192,000 shares of MTI's common stock on January 31, 2000 at exercise prices of $12.56 per share, as adjusted to reflect a 3:1 stock split in April 2000 and expiration dates four years from date of issuance. The Company has valued the warrants received on October 21, 1999 and January 31, 2000 at $568,553 and $2,926,885, respectively, using the Black-Scholes option pricing model and has recorded the warrants as an asset and additional paid in capital. In accordance with Emerging Issues Task Force (EITF) 96-11, "Accounting for Forward Contracts and Purchased Options to Acquire Securities Covered by FASB Statement No. 115," options that are entered into to purchase securities that will be accounted for under SFAS 115 should, at inception, be designated as held-to-maturity, available-for-sale, or trading and accounted for in a manner consistent with the accounting prescribed by Statement 115 for that category of securities. The Company has designated that the securities to be purchased under the warrant agreement will be available-for-sale securities and therefore, the Company has marked to market the fair value of the warrants at each reporting period dated and has recorded any unrealized gains and losses as a component of accumulated other comprehensive loss included in stockholders' equity. At September 30, 2000, the warrants have an unrealized loss of $1,021,725, which is included in accumulated other comprehensive loss included in stockholders' equity.


STOCK OPTIONS


Under the Company's 1992, 1994, 1996, 1998 and 1999 Stock Option Plans (collectively the "Plans"), both qualified and non-qualified stock options may be granted to certain officers, employees, directors

                         SATCON TECHNOLOGY CORPORATION

K. STOCKHOLDERS' EQUITY (CONTINUED)


and consultants to purchase up to 3,050,000 shares of the Company's Common Stock. At September 30, 2000, 2,773,550 of the 3,050,000 stock options available for grant under the Plans have been granted.


The Plans are subject to the following provisions:

The aggregate fair market value (determined as of the date the option is granted) of the common stock that any employee may purchase in any calendar year pursuant to the exercise of qualified options may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of a qualified option to him or her, more than 10% of the total combined voting power of all classes of stock of the Company shall be eligible to receive any qualified options under the Plans unless the option price is at least 110% of the fair market value of the common stock subject to the option, determined on the date of grant. Non-qualified options are not subject to this limitation.

Qualified options are issued only to employees of the Company, while non-qualified options may be issued to non-employee directors, consultants, and others, as well as to employees of the Company. Options granted under the Plans may not be granted with an exercise price less than 100% of fair value of the Company's common stock, as determined by the Board of Directors on the grant date.


Options under the Plans must be granted within 10 years from the effective date of the Plan. Qualified options granted under the Plans cannot be exercised more than 10 years from the date of grant, except that qualified options issued to 10% or greater stockholders are limited to five-year terms. All options granted under the Plans provide for the payment of the Company's exercise price in cash, or by delivery to the Company of shares of common stock already owned by the optionee having fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Generally, the options vest and become exercisable ratably over a four-year period.



The Plans contain antidilutive provisions authorizing appropriate adjustments in certain circumstances. Shares of common stock subject to options that expire without being exercised or that are canceled as a result of the cessation of employment are available for further grants.


A summary of the Company's stock option activity is presented below:


                                                                YEAR ENDED SEPTEMBER 30,
                                           -------------------------------------------------------------------
                                                   1998                   1999                   2000
                                           --------------------   --------------------   ---------------------
                                                       WEIGHTED               WEIGHTED                WEIGHTED
                                           NUMBER OF   AVERAGE    NUMBER OF   AVERAGE    NUMBER OF    AVERAGE
                                            SHARES      PRICE      SHARES      PRICE       SHARES      PRICE
                                           ---------   --------   ---------   --------   ----------   --------
Outstanding at beginning of period.......   700,427     $ 8.44      820,910    $9.58      1,851,227    $ 8.06
  Granted................................   319,000      11.20    1,604,000     7.03        820,050     16.62
  Exercised..............................  (100,266)      5.80     (455,600)    6.98       (701,774)     7.84
  Canceled...............................   (98,251)     10.55     (118,083)    8.84        (92,398)     7.83
                                           --------     ------    ---------    -----     ----------    ------
Outstanding at end of period.............   820,910     $ 9.58    1,851,227    $8.06      1,877,105    $11.89
                                           ========     ======    =========    =====     ==========    ======
Exercisable at end of period.............   413,403     $ 8.48      840,560    $8.57        463,764    $ 9.26
                                           ========     ======    =========    =====     ==========    ======

                         SATCON TECHNOLOGY CORPORATION

K. STOCKHOLDERS' EQUITY (CONTINUED)


The following table summarizes information about stock options outstanding as of September 30, 2000.



                               OPTIONS OUTSTANDING            OPTIONS EXERCISABLE
                        ----------------------------------   ----------------------
                                      WEIGHTED    WEIGHTED                 WEIGHTED
                                       AVERAGE    AVERAGE                  AVERAGE
      RANGE OF            NUMBER      REMAINING   EXERCISE     NUMBER      EXERCISE
   EXERCISE PRICES      OUTSTANDING     LIFE       PRICE     EXERCISABLE    PRICE
---------------------   -----------   ---------   --------   -----------   --------
$       5.00--$ 7.81       311,456        7.9     $  5.67       70,509      $ 5.53
$       8.05--$10.50       708,548        8.0        8.43      253,673        9.02
$      11.00--$13.38       240,751        7.3       11.67      139,582       11.57
$      16.13--$20.63       546,350        9.4       17.55           --          --
$      31.25--$37.25        70,000        9.8       31.30           --          --
                         ---------      -----     -------      -------      ------
                         1,877,105        8.4     $ 11.89      463,764      $ 9.26
                         =========      =====     =======      =======      ======



At September 30, 2000, an additional 276,450 shares were available under the Plans for future grants.



During 1999, the Company granted fully vested and immediately exercisable options to purchase 755,000 shares of the Company's common stock to consultants at exercise prices ranging from $5.75 to $10.00 per share of which 300,000 stock options were granted outside of the Plans. The Company has recorded the fair value of the options, as determined by the Black-Scholes option pricing model, of $2,152,277, to selling, general and administrative expenses during the year ended September 30, 1999. As of September 30, 1999, options to purchase 450,000 shares at an exercise price of $7.00 per share were exercised. As of September 30, 1999, the Company received $1,333,333 of cash on these exercises and the remaining amount due from the stockholders is classified within stockholders' equity as amounts receivable from exercise of stock options. As of September 30, 2000, options to purchase 750,000 shares at exercise prices ranging from $5.75 to $10.00 per share have been exercised. As of September 30, 2000, the Company has received full payment on these exercises.



During 2000, the Company granted 216,000 non-qualified stock options to employees at an exercise price of $17.56 per share outside of the Board approved Plans, which are included in the above table.

                         SATCON TECHNOLOGY CORPORATION

K. STOCKHOLDERS' EQUITY (CONTINUED)


WARRANTS


On June 5, 1998, the Company issued to certain individuals, in settlement of a claim asserted against the Company, Common Stock Purchase Warrants to purchase up to 68,795 shares of common stock, as amended, at an exercise price of $11.43 per share. The value of these warrants was not material to the financial statements. These warrants expired on November 11, 1999, unexercised.



On November 11, 1998, the Company issued common stock warrants to purchase up to 67,125 shares of the Company's Common Stock at an exercise price of $11.43 per share. The Company has recorded the fair value of these warrants, as determined by the Black-Scholes option pricing model, of $56,362, to selling, general and administrative expenses during the year ended September 30, 1999. These warrants expired on November 11, 1999 unexercised.



On August 25, 1999, in connection with the $8 million private placement of 8,000 shares of the Company's Series A Convertible Preferred Stock, $0.01 par value per share, with Brown Simpson Strategic Growth Funds (see Note L), the Company issued common stock warrants to purchase up to 120,000 and 675,000 shares of common stock at an exercise price of $7.80 and $8.54, respectively. These warrants expire on August 25, 2003. The Company has valued these warrants at $2,369,292, using the Black-Scholes option pricing model. At September 30, 1999, none of these warrants were exercised. At September 30, 2000, 18,000 shares of common stock had been purchased at an exercise price of $7.80 per share.



On October 21, 1999, in connection with an investment by MTI, the Company issued a warrant to purchase up to 36,000 shares of the Company's Common Stock at an exercise price of $8.80 per share. This warrant expires on October 21, 2003. On January 31, 2000, in connection with a second closing of this investment, the Company issued an additional warrant to purchase up to 64,000 shares of the Company's Common Stock at an exercise price of $8.80 per share. This warrant expires on January 31, 2004. The Company valued the warrants issued to MTI on October 12, 1999 and January 31, 2000 at $231,912 and $1,273,509, respectively, using the Black-Scholes option pricing model. At September 30, 2000, none of these warrants had been exercised.



On November 16, 1999, in connection with the acquisition of certain intellectual property, equipment and other assets from Northrop Grumman Corporation, the Company issued a warrant to purchase up to 100,000 shares of the Company's Common Stock at an exercise price of $9.725 per share. The Company has valued this warrant at $631,000 using the Black-Scholes option pricing model. As of September 30, 2000, all of these warrants had been exercised.



On February 4, 2000, the Company issued to Northrop Grumman Corporation an additional warrant to purchase up to 100,000 shares of the Company's Common Stock at an exercise price of $9.725 per share. This warrant is exercisable upon the occurrence of certain defined events. As of September 30, 2000, this warrant is not yet exercisable. This warrant expires on December 31, 2006. As of September 30, 2000, the fair value of this warrant, using the Black-Scholes option pricing model, was $936,485, which will be added to the purchase price of the assets acquired from Northrop Grumman Corporation when it becomes exerciseable.

                         SATCON TECHNOLOGY CORPORATION

K. STOCKHOLDERS' EQUITY (CONTINUED)

STOCK-BASED COMPENSATION

Had compensation cost for the Company's stock-based compensation been determined based on fair value at the grant dates as calculated in accordance with SFAS
No. 123, the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:


                                                                          YEAR ENDED SEPTEMBER 30,
                                             -----------------------------------------------------------------------------------
                                                      1998                          1999                          2000
                                             -----------------------   -------------------------------   -----------------------
                                               NET LOSS                    NET LOSS                        NET LOSS
                                             ATTRIBUTABLE   LOSS PER     ATTRIBUTABLE       LOSS PER     ATTRIBUTABLE   LOSS PER
                                              TO COMMON      COMMON        TO COMMON         COMMON       TO COMMON      COMMON
                                             STOCKHOLDERS    SHARE       STOCKHOLDERS         SHARE      STOCKHOLDERS    SHARE
                                             ------------   --------   -----------------   -----------   ------------   --------
As reported................................  $ (4,857,814)   $ (.54)   $     (14,392,657)  $    (1.57)   $(13,047,033)   $(1.03)
Pro forma..................................  $ (5,433,804)   $ (.61)   $     (15,597,109)  $    (1.70)   $(17,092,280)   $(1.35)


The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. SFAS No. 123 does not apply to awards prior to 1996 and additional awards in future years are anticipated.


The fair value of each stock option is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: an expected life of seven years, expected volatility of 57.9%, no dividends, and risk-free interest rate of 5.76% for September 30, 1998; an expected life of seven years, expected volatility of 80.0%, no dividends, and risk-free interest rate of 6.08% for September 30, 1999 and an expected life of seven years, expected volatility of ranging from 80.1% to 112.3%, no dividends, and risk-free interest rate of 6.17% for September 30, 2000. The weighted average fair value of options granted for years ended September 30, 1998, 1999 and 2000 are $7.14, $5.21, and $14.05, respectively.



In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion
No. 25." This interpretation clarifies the application of APB Opinion No. 25, including (a) the definition of employee for purposes of applying Opinion
No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The Interpretation is effective July 1, 2000, and the effects of applying the Interpretation are recognized on a prospective basis. The adoption of this Interpretation did not have a material impact on the Company's financial condition or results of operations.



COMMON STOCK OFFERING



On October 30, 2000, the Company filed for a public offering of its Common Stock. In connection with this offering, the Company has incurred $678,980 of deferred equity financing costs that are included in other long-term assets at September 30, 2000.



L. PREFERRED STOCK


The Company is authorized to issue up to 1,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"). The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular

                         SATCON TECHNOLOGY CORPORATION

L. PREFERRED STOCK (CONTINUED)

matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions.

On August 25, 1999, the Company completed an $8 million private placement of 8,000 shares of its Series A Redeemable Convertible Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"), with Brown Simpson Strategic Growth Funds ("Brown Simpson"). The Series A Preferred Stock is initially convertible into 1,025,641 shares of the Company's common stock, $0.01 par value per share (the "Common Stock").


In connection with the transaction, Brown Simpson also received warrants to purchase up to 675,000 fully vested and immediately exercisable additional shares of Common Stock at $8.54 per share (the "Brown Simpson Warrants"). The Brown Simpson Warrants expire on August 25, 2003. The Company has valued these warrants at $1,818,558 based on the fair value of these warrants, as determined by the Black-Scholes option pricing model, and has recorded this amount as a discount to the Preferred Stock. In addition, the Company incurred direct costs of $1,338,234 in connection with this preferred stock offering which have also been recorded as a discount to the Preferred Stock.



H.C. Wainwright & Co., Inc. ("H.C. Wainwright") served as placement agent for the transaction and received a commission of $560,000 and warrants to purchase 120,000 shares of the Company's Common Stock at $7.80 per share. These warrants expire on August 25, 2003. H.C. Wainwright will also receive a future fee in the amount of 4% of any monies received by the Company upon the exercise of the Brown Simpson Warrants. The Company has recorded the fair value of these warrants, as determined by the Black-Scholes option pricing model, of $550,734 as a discount to the preferred stock.



The Company has valued the redeemable convertible preferred stock at issuance to be $4,843,208 based on the relative fair market values of the financial instruments issued in connection with this placement and net of offering costs. The Company is accreting the carrying value of the preferred stock to its redemption value of $8,000,000 at August 25, 2003, using the effective interest method. As of September 30, 1999, the Company accreted $50,904 and recorded this as a charge against additional paid-in capital.



On March 7, 2000, the preferred stockholders elected to convert all 8,000 shares of the redeemable preferred stock into 1,025,641 shares of the Company's Common Stock, which resulted in the accretion of an additional $3,105,888 of the discount on the redeemable preferred stock during the year ended September 30, 2000.

                         SATCON TECHNOLOGY CORPORATION

M. SIGNIFICANT CUSTOMERS



Significant customers, defined as those customers that account for 10% or more of total net revenue in a fiscal year or 10% or more of accounts receivable and unbilled contract costs and fees at the end of a fiscal year, were as follows:



                                                                                       PERCENTAGE OF
                                                                                    ACCOUNTS RECEIVABLE
                                                                                       AND UNBILLED
                                                                                    CONTRACT COSTS AND
                                                    PERCENTAGE OF TOTAL REVENUE           FEES AT
                                                      YEAR ENDED SEPTEMBER 30,         SEPTEMBER 30,
                                                   ------------------------------   -------------------
CUSTOMER                                             1998       1999       2000       1999       2000
--------                                           --------   --------   --------   --------   --------
U.S. government:
  U.S. Department of Defense.....................    22.1%      20.6%      *          20.4%      10.3%
  U.S. Department of Energy......................    *          *          11.5%      20.0%      *
Applied Materials................................    *          *          10.6%      *          22.3%


------------------------

*   Less than 10%


N. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION


NON-CASH INVESTING AND FINANCING ACTIVITIES


                                                                  YEAR ENDED SEPTEMBER 30,
                                                             -----------------------------------
                                                               1998        1999         2000
                                                             --------   ----------   -----------
Accretion of redeemable convertible preferred stock
  discount.................................................  $    --    $   50,904   $ 3,105,888
                                                             =======    ==========   ===========
Acquisition of equipment under capital leases..............  $    --    $   49,813   $        --
                                                             =======    ==========   ===========
Contingent obligation to Class D preferred stockholders of
  Beacon Power Corporation.................................  $    --    $5,309,115   $   484,764
                                                             =======    ==========   ===========
Conversion of redeemable preferred stock to common stock...  $    --    $       --   $ 8,000,000
                                                             =======    ==========   ===========
Common stock held in escrow issued in connection with
  settlement agreement.....................................  $    --    $  190,191   $        --
                                                             =======    ==========   ===========
Valuation adjustment for common stock held in escrow.......  $    --    $  238,409   $   257,160
                                                             =======    ==========   ===========
Warrants issued in connection with MTI investment..........  $    --    $       --   $ 1,505,421
                                                             =======    ==========   ===========
MTI warrant received in connection with MTI investment.....  $    --    $       --   $ 3,459,438
                                                             =======    ==========   ===========
Valuation adjustment for MTI warrants......................  $    --    $       --   $(1,021,725)
                                                             =======    ==========   ===========

                         SATCON TECHNOLOGY CORPORATION

N. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION (CONTINUED)


Net cash paid for the acquisitions of Inductive Components Inc., Lighthouse Software, Inc., HyComp, Inc., Ling Electronics, Inc. and certain intellectual property, equipment and other assets from Northrop Grumman Corporation was as follows:



                                                                 YEAR ENDED SEPTEMBER 30,
                                                          --------------------------------------
                                                            1998         1999           2000
                                                          ---------   -----------   ------------
Fair value of assets....................................         --   $ 1,742,812   $ 11,200,265
Cost in excess of net assets of companies acquired,
  net...................................................         --       389,079      3,754,910
Liabilities assumed, including transaction costs........         --      (567,215)    (2,476,383)
Fair value of common stock issued.......................         --      (568,800)   (12,408,792)
                                                          ---------   -----------   ------------
Cash paid...............................................         --   $   995,876   $     70,000
Less: Cash acquired.....................................         --            --        (45,946)
                                                          ---------   -----------   ------------
Net cash paid for the acquisitions......................         --   $   995,876   $     24,054
                                                          =========   ===========   ============


INTEREST AND INCOME TAXES PAID

Cash paid for interest and income taxes was as follows:


                                                                 YEAR ENDED SEPTEMBER 30,
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
Interest....................................................  $ 10,206   $115,692   $  3,176
                                                              ========   ========   ========
Income taxes................................................  $  5,772         --         --
                                                              ========   ========   ========



O. ACQUISITIONS


INDUCTIVE COMPONENTS, INC. AND LIGHTHOUSE SOFTWARE, INC.


On January 4, 1999, the Company's MagMotor subsidiary acquired substantially all of the assets and assumed certain liabilities of Inductive Components, Inc. and Lighthouse Software, Inc. The aggregate consideration paid by the Company for the acquired assets of Inductive Components, Inc. and Lighthouse Software, Inc. was 100,000 shares of the Company's common stock, valued at $5.6875 per share, or $568,750. In addition, the Company assumed indebtedness of approximately $246,000. The Company has included in its consolidated results of operations the acquisition of Inductive Components and Lighthouse Software under the purchase method of accounting. The purchase price has been allocated as follows:


Inventory...................................................  $ 50,000
Property and equipment......................................   100,597
Intangibles.................................................   275,000
Goodwill....................................................   389,079
                                                              --------
                                                              $814,676
                                                              ========

The pro forma financial information has not been presented, as the acquisitions of Inductive Components, Inc. and Lighthouse Software, Inc. are not material.

                         SATCON TECHNOLOGY CORPORATION

O. ACQUISITIONS (CONTINUED)

HYCOMP, INC.

On April 12, 1999, the Company executed an agreement to purchase substantially all of the assets and assume certain liabilities of HyComp, Inc. ("HyComp"). The aggregate consideration paid by the Company for the acquired assets of HyComp consisted of (i) $750,000 in cash; (ii) the assumption of certain liabilities and obligations of HyComp in the amount of approximately $422,000;
(iii) transaction costs of $95,000; and (iv) a 5% royalty to HyComp on certain sales through April 12, 2000. At September 30, 1999, the Company has recorded $50,000 of accrued royalties. The Company has included in its consolidated results of operations the acquisition of HyComp under the purchase method of accounting. The purchase price has been allocated as follows:

Accounts receivable.........................................  $   38,556
Inventory...................................................     318,359
Deposits....................................................      19,800
Property and equipment......................................     940,500
                                                              ----------
                                                              $1,317,215
                                                              ==========

The pro forma financial information has not been presented as the acquisition of HyComp is not material.

LING ELECTRONICS, INC.


On October 21, 1999, the Company acquired Ling Electronics, Inc. and Ling Electronics, Ltd. (collectively, "Ling Electronics") from MTI. In consideration for the acquisition of Ling Electronics, MTI received $70,000 and 770,000 shares of the Company's Common Stock valued at $9.8438 per share, or $7,579,726. In addition, the Company incurred approximately $177,000 of legal, accounting, consultation and filing fees as a cost of this transaction. The purchase price of the acquisition has been allocated as follows:



Cash and cash equivalents...................................  $   45,946
Accounts receivable.........................................   1,937,023
Inventory...................................................   3,127,991
Prepaid expenses and other assets...........................     260,239
Property and equipment......................................     250,000
Goodwill....................................................   3,754,910
Accounts payable............................................     641,687
Accrued payroll and payroll related expenses................     334,129
Deferred revenues...........................................      13,500
Other accrued expenses......................................     560,437


The following unaudited pro forma financial information combines SatCon and Ling's results of operations as if the acquisition had taken place on October 1, 1998. The pro forma results are not necessarily indicative of what the results of operations actually would have been if the transaction had

                         SATCON TECHNOLOGY CORPORATION

O. ACQUISITIONS (CONTINUED)

occurred on the applicable dates indicated and are not intended to be indicative of future results of operations.


                                                  YEAR ENDED SEPTEMBER 30,
                                          -----------------------------------------
                                             1998           1999           2000
                                          -----------   ------------   ------------
                                          (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
Revenue.................................  $27,764,923   $ 23,849,881   $ 31,194,618
Operating loss..........................  $(2,433,575)  $(11,316,689)  $ (9,822,203)
Net loss................................  $(5,740,230)  $(15,881,125)  $(10,260,029)
Net loss attributable to common
  stockholders..........................  $(5,740,230)  $(15,932,029)  $(13,365,917)
Net loss per share, basic and diluted...  $     (0.59)  $      (1.60)  $      (1.06)


NORTHROP GRUMMAN CORPORATION


On November 16, 1999, the Company purchased certain intellectual property, equipment and other assets from Northrop Grumman Corporation ("NGC"). These assets were used by NGC in connection with its power electronics product business. The Company is amortizing the purchase price allocated to completed technology on a straight-line basis over a 10-year period. The Company is depreciating the purchase price allocated to property and equipment on a straight-line basis over a 10-year period. The Company also entered into (i) a sublease with NGC pursuant to which it agreed to a five-year sublease for approximately 14,863 square feet of rentable space in the Baltimore, Maryland area and (ii) a three-year Transition Services Agreement providing the Company access to certain test facilities and personnel of NGC on a fee basis. In consideration for these foregoing assets and agreements, NGC received 578,761 shares of the Company's Common Stock valued at $8.3438 per share or $4,829,066. In addition, the Company issued to NGC a warrant to purchase an additional 100,000 shares of the Company's Common Stock at an exercise price of $9.725 per share. The Company has recorded the fair value of this warrant, as determined by the Black-Scholes option pricing model, of approximately $631,000 and approximately $119,000 of legal, accounting, consultation and filing fees as a cost of this transaction. On February 4, 2000, the Company issued to NGC an additional warrant to purchase 100,000 shares of the Company's Common Stock at an exercise price of $9.725 per share. This warrant is exercisable upon the occurrence of certain defined events, none of which had occurred as of September 30, 2000. The purchase price of the asset purchase has been allocated as follows:



Inventory...................................................               $1,206,000
Property and equipment......................................                1,091,643
Intangibles:
  Completed technology......................................  $3,142,882
  Transition services agreement.............................     101,542
  Favorable lease...........................................      36,999
                                                              ----------
      Total intangibles.....................................                3,281,423



The pro forma financial information has not been presented, as this transaction is the purchase of assets rather than as a business combination. The Company has determined that this transaction was the acquisition of assets and not the acquisition of a business as this business ceased operations more than 12 months prior to this acquisition of assets, the Company did not acquire facilities, employees or

                         SATCON TECHNOLOGY CORPORATION

O. ACQUISITIONS (CONTINUED)


customer base and there is not sufficient continuity of the acquired entity's operations prior to and after the transaction.



For the fiscal year ended September 30, 2000, the Company recognized $413,991 of revenue, primarily related to funded research and development arrangements, from NGC. At September 30, 2000, the Company had $62,492 of accounts receivable and unbilled contract costs and fees from NGC.



P. LOSS PER SHARE



The following is the reconciliation of the numerators and denominators of the basic and diluted net loss per share computations:



                                                                   YEAR ENDED SEPTEMBER 30,
                                                       ------------------------------------------------
                                                           1998              1999              2000
                                                       ------------      ------------      ------------
Net loss attributable to common stockholders.....      $ (4,857,914)     $(14,392,657)     $(13,047,033)
                                                       ============      ============      ============

BASIC AND DILUTED:
Common shares outstanding, beginning of period...         8,769,146         8,990,249         9,529,649
Weighted average common shares issued during the
  period.........................................           190,163           200,017         3,100,173
Weighted average shares repurchased during the
  period.........................................            (2,638)          (14,225)               --
                                                       ------------      ------------      ------------
Weighted average shares outstanding--basic and
  diluted........................................         8,956,671         9,176,041        12,629,822
                                                       ============      ============      ============
Net loss per share, basic and diluted............      $      (0.54)     $      (1.57)     $      (1.03)
                                                       ============      ============      ============



At September 30, 1998, 1999 and 2000, 28,300, 44,500 and 44,500 common shares, respectively, were excluded from common shares outstanding, as they were held in treasury. At September 30, 1999, 42,860 common shares were excluded from common shares outstanding, as they were held in escrow.



At September 30, 1998, 1999 and 2000, options and warrants to purchase 884,758, 2,782,147, and 2,854,105 shares of common stock, respectively, were excluded from the diluted weighted average common shares outstanding as their effect would be antidilutive.

                         SATCON TECHNOLOGY CORPORATION

Q. COMPREHENSIVE LOSS


The Company's total comprehensive loss is as follows:


                                                                   YEAR ENDED SEPTEMBER 30,
                                                       ------------------------------------------------
                                                           1998              1999              2000
                                                       ------------      ------------      ------------
Net loss.........................................      $ (4,857,814)     $(14,341,753)     $ (9,941,145)
                                                       ============      ============      ============
Other comprehensive income/(loss), net of tax:
  Unrealized gains on securities.................      $      9,835      $     10,380                --
  Valuation adjustment for MTI warrants..........                --                --      $ (1,025,725)
  Foreign currency translation adjustment........                --                --           (51,778)
                                                       ------------      ------------      ------------
Other comprehensive income/(loss)................             9,835            10,380        (1,077,503)
                                                       ------------      ------------      ------------
Comprehensive loss...............................      $ (4,847,979)     $(14,331,373)     $(11,018,648)
                                                       ============      ============      ============



R. SEGMENT DISCLOSURES



As of October 1, 1998, the Company adopted SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". SFAS No. 131 establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products and services, geographical areas and major customers. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and assess their performance.



The Company's organizational structure is based on strategic business units that perform services and offer various products to the principal markets in which the Company's products are sold. These business units equate to three reportable segments: research and development, electronics products and motion control products.



The Company performs research and development services in collaboration with third parties. Film Microelectronics, Inc. designs and manufactures electronics products. The MagMotor and Ling Divisions specialize in the engineering and manufacturing of motion control products. The Company's principal operations and markets are located in North America.



The accounting policies of each of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on revenue and profit and loss from operations before income taxes, interest income, interest expense, other income and losses and loss from investment in Beacon Power excluding the effects of amortization of intangible assets associated with acquisitions. Common costs not directly attributable to a particular segment are allocated among segments based on management's estimates.

                         SATCON TECHNOLOGY CORPORATION

R. SEGMENT DISCLOSURES (CONTINUED)

The following is a summary of the Company's operations by operating segment:


                                                                  YEAR ENDED SEPTEMBER 30,
                                                      ------------------------------------------------
                                                         1998              1999              2000
                                                      -----------      ------------      -------------
Research and development:
Product revenue.................................               --                --      $      31,486
Funded research and development revenue.........      $ 8,010,735      $  6,355,383      $   8,627,601
                                                      -----------      ------------      -------------
  Total revenue.................................      $ 8,010,735      $  6,355,383      $   8,659,087
                                                      -----------      ------------      -------------
  Loss from operations, net of amortization of
    intangibles.................................      $(1,454,707)     $ (6,577,012)     $  (3,838,907)
                                                      ===========      ============      =============
Electronics products:
  Product revenue...............................      $ 5,909,765      $  6,306,085      $   8,584,446
                                                      -----------      ------------      -------------
  Income (loss) from operations, net of
    amortization of intangibles.................      $   504,528      $ (2,073,946)     $  (3,128,643)
                                                      ===========      ============      =============
Motion control products:
  Product revenue...............................      $ 1,610,423      $  2,816,413      $  13,811,496
                                                      -----------      ------------      -------------
  Loss from operations, net of amortization of
    intangibles.................................      $  (310,023)     $   (755,272)     $  (1,316,958)
                                                      ===========      ============      =============

Consolidated:
  Product revenue...............................      $ 7,520,188      $  9,122,499      $  22,427,428
  Funded research and development revenue.......      $ 8,010,735      $  6,355,383      $   8,627,601
                                                      -----------      ------------      -------------
  Total revenue.................................      $15,530,923      $ 15,477,882      $  31,055,029
                                                      ===========      ============      =============
  Loss from operations, net of amortization.....      $(1,260,202)     $ (9,406,230)     $  (8,284,508)
  Amortization of intangibles...................      $  (290,957)     $   (371,087)     $  (1,217,490)
                                                      -----------      ------------      -------------
  Operating loss................................      $(1,551,159)     $ (9,777,317)     $  (9,501,998)
  Other (losses) income.........................      $        --      $   (150,464)     $       9,891
  Interest income...............................      $   179,861      $     42,287      $     453,631
  Interest expense..............................      $   (10,206)     $   (115,692)     $      (3,176)
                                                      -----------      ------------      -------------
  Net loss before income taxes and loss from
    Beacon Power Corporation....................      $(1,381,504)     $(10,001,186)     $  (9,041,652)
                                                      ===========      ============      =============

                         SATCON TECHNOLOGY CORPORATION

R. SEGMENT DISCLOSURES (CONTINUED)


The following is a summary of the Company's total segment assets by operating segment:



                                                                    SEPTEMBER 30,
                                                              -------------------------
                                                                 1999          2000
                                                              -----------   -----------
Research and development:
  Segment assets............................................  $ 6,283,773   $18,464,754
Electronics products:
  Segment assets............................................  $ 8,643,258   $10,132,575
Motion control products:
  Segment assets............................................  $ 2,473,343   $13,416,197
Consolidated:
  Segment assets............................................  $17,400,374   $42,013,526
  Investment in Beacon Power Corporation....................  $   414,729   $        --
  Warrants to purchase Mechanical Technology
  Incorporated common stock.................................  $        --   $ 2,473,713
                                                              -----------   -----------
Total assets................................................  $17,815,103   $44,487,239
                                                              ===========   ===========


The Company operates and markets its services and products on a worldwide basis with its principal markets as follows:


                                                               YEAR ENDED SEPTEMBER 30,
                                                       ----------------------------------------
                                                          1998           1999          2000
                                                       -----------   ------------   -----------
Revenue by geographic region:
  United States......................................  $15,333,525   $ 14,627,000   $27,701,844
  Rest of world......................................      197,398        850,981     3,353,185
                                                       -----------   ------------   -----------
    Total revenue....................................  $15,530,923   $ 15,477,981   $31,055,029
                                                       ===========   ============   ===========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of Ling Electronics, Inc. and
Subsidiary

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, shareholder's equity and cash flows present fairly, in all material respects, the financial position of Ling Electronics, Inc. and its subsidiary at September 30, 1998 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PricewaterhouseCoopers LLP

Albany, New York
December 3, 1999

                      LING ELECTRONICS, INC AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                          SEPTEMBER 30, 1998 AND 1999

                             (DOLLARS IN THOUSANDS)

                                                                1998       1999
                                                              --------   --------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $    44    $    64
  Accounts receivable, less allowance of $99 in 1998 and
    $113 in 1999............................................    3,698      2,377
  Inventories, net..........................................    2,524      2,807
  Prepaid expenses and other assets.........................      106        122
                                                              -------    -------
    Total current assets....................................    6,372      5,370
Property and equipment, net.................................      392        394
                                                              -------    -------
    Total assets............................................  $ 6,764    $ 5,764
                                                              =======    =======
LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
  Accounts payable..........................................  $ 1,423    $   409
  Accrued liabilities.......................................    1,143        811
  Advance due Parent Company................................    5,474      6,907
                                                              -------    -------
    Total liabilities.......................................    8,040      8,127
                                                              -------    -------
Commitments and contingencies
Shareholder's deficit:
  Common stock, par value $0.01, 5,000,000 shares
    authorized, 32,398 shares issued........................       --         --
  Additional paid-in capital................................    1,636      1,636
  Retained deficit..........................................   (2,901)    (3,988)
  Accumulated other comprehensive loss......................      (11)       (11)
                                                              -------    -------
    Total shareholder's deficit.............................   (1,276)    (2,363)
                                                              -------    -------
    Total liabilities and shareholder's deficit.............  $ 6,764    $ 5,764
                                                              =======    =======

   The accompanying notes are an integral part of the consolidated financial statements.

                     LING ELECTRONICS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999

                             (DOLLARS IN THOUSANDS)

                                                              1998       1999
                                                            --------   --------
Net sales.................................................  $12,234    $ 8,372
Cost of sales.............................................    8,986      6,213
                                                            -------    -------
  Gross profit............................................    3,248      2,159
Operating expenses:
  Product development.....................................       99        188
  Selling and commissions.................................    1,772      1,427
  General and administrative..............................    1,812      1,631
                                                            -------    -------
    Total operating expenses..............................    3,683      3,246
                                                            -------    -------
    Net loss..............................................  $  (435)   $(1,087)
                                                            =======    =======

   The accompanying notes are an integral part of the consolidated financial statements.

                     LING ELECTRONICS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S DEFICIT

                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999

                             (DOLLARS IN THOUSANDS)

                                                                                             ACCUMULATED
                                                                    ADDITIONAL                  OTHER           TOTAL
                                                COMMON STOCK         PAID-IN     RETAINED   COMPREHENSIVE   SHAREHOLDER'S
                                             SHARES      AMOUNT      CAPITAL     DEFICIT    INCOME (LOSS)      DEFICIT
                                            --------   ----------   ----------   --------   -------------   -------------
Balances, September 30, 1997..............   32,398    $      --      $1,636     $(2,466)      $   (19)        $  (849)

Comprehensive income (loss):
  Net loss................................                                          (435)                         (435)
  Foreign currency translation
    adjustment............................                                                           8               8
                                                                                                               -------
  Total comprehensive loss................                                                                        (427)
                                             ------    ----------     ------     -------       -------         -------
Balances, September 30, 1998..............   32,398           --       1,636      (2,901)          (11)         (1,276)
Comprehensivce income (loss):
  Net loss................................                                        (1,087)                       (1,087)
  Foreign currency translation
    adjustment............................                                                          --              --
                                                                                                               -------
  Total comprehensive loss................                                                                      (1,087)
                                             ------    ----------     ------     -------       -------         -------
Balances, September 30, 1999..............   32,398    $      --      $1,636     $(3,988)      $   (11)        $(2,363)
                                             ======    ==========     ======     =======       =======         =======

   The accompanying notes are an integral part of the consolidated financial statements.

                      LING ELECTRONICS, INC. AND SUBSIDARY

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1999

                             (DOLLARS IN THOUSANDS)

                                                                1998       1999
                                                              --------   --------
Cash flows from operating activities:
  Net loss..................................................   $(435)    $(1,087)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Allowance for doubtful accounts.........................       5          14
    Reserve for obsolete inventory..........................     (46)        (41)
    Depreciation and amortization...........................     139         135
    Loss on sale of fixed asset.............................      --           4
    Foreign currency translation adjustment.................       8          --
    Changes in operating assets and liabilities:
      Accounts receivable...................................    (468)      1,307
      Inventories...........................................    (156)       (242)
      Prepaid expenses and other assets.....................       5         (16)
      Accounts payable......................................     198      (1,014)
      Accrued liabilities...................................     261        (332)
                                                               -----     -------
  Net cash used in operating activities.....................    (489)     (1,272)
                                                               -----     -------
Cash flows from investing activities:
    Purchases of property and equipment.....................     (90)       (141)
                                                               -----     -------
  Net cash used in investing activities.....................     (90)       (141)
                                                               -----     -------
Cash flows from financing activities:
    Advances from Parent Company............................     586       1,433
                                                               -----     -------
  Net cash provided by financing activities.................     586       1,433
                                                               -----     -------
Increase in cash and cash equivalents.......................       7          20
Cash and cash equivalents--beginning of year................      37          44
                                                               -----     -------
Cash and cash equivalents--end of year......................   $  44     $    64
                                                               =====     =======

   The accompanying notes are an integral part of the consolidated financial statements.

                     LING ELECTRONICS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1998 AND 1999

                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Ling Electronics, Inc. (the "Company"), of Anaheim California, designs, manufacturers and markets electro-dynamic vibration test systems, high-intensity sound transducers, power conversion equipment and power amplifiers used to perform reliability testing and stress screening during product development and quality control. This mode of testing is used by industry and the military to reveal design and manufacturing flaws in a broad range of precision products, from satelite parts to computer components.

On October 21, 1999, SatCon Technology Corporation ("SatCon") completed its acquisition of the Company from Mechanical Technology, Incorporated. (the "Parent Company") in connection with an additional investment by the Parent Company of approximately $7,000 in SatCon. In consideration for the acquisition of the Company and the Parent Company's investment, the Parent Company will receive 1,800,000 shares of SatCon's common stock, $.01 par value per share, and warrants to purchase an additional 100,000 shares of SatCon's common stock. The Parent Company funded $2,570 of its investment in SatCon on October 21, 1999, and will make the remaining investment by the end of January 2000. In addition, SatCon will also receive warrants to purchase 100,000 shares of the Parent Company's common stock. In connection with the acquisition, the advances due to the Parent Company were contributed to capital by the Parent Company.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its sister company (a wholly-owned subsidiary of the Parent Company) Ling Electronics, Ltd., after eliminating intercompany accounts and transactions.

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash and highly liquid short-term investments with maturities of less than three months. Cash and cash equivalents are carried at cost, which approximates market.

INVENTORIES

Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated (or amortized in the case of leasehold improvements) using primarily the straight-line method over their estimated useful lives ranging from

                     LING ELECTRONICS, INC. AND SUBSIDIARY

                          SEPTEMBER 30, 1998 AND 1999

                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) three to ten years. Significant additions or improvements extending assets' useful lives are capitalized; normal maintenance and repair costs are expensed as incurred. The cost of fully depreciated (or amortized) assets remaining in use are included in the respective asset and accumulated depreciation (or amortization) accounts. When items are sold or retired, related gains or losses are included in operations.

Assessments whether there has been a permanent impairment in the value of property and equipment are periodically performed by considering factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other economic factors. Management believes no permanent impairment has incurred.

REVENUE RECOGNITION

Sales of products are recognized when products are shipped to customers. Sales of products under long-term contracts are recognized under the percentage-of-completion method. Percentage-of-completion is based on the ratio of incurred costs to current estimated total costs at completion. Total contract losses are charged to operations during the period such losses are estimable.

FOREIGN CURRENCY TRANSLATION

The assets and liabilities of the Company's foreign subsidiary are translated at year-end rates of exchange, and revenues and expenses are translated at the average rates of exchange prevailing for the year. The effects of unrealized exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are accumulated in shareholder's equity.

INCOME TAXES

The Company follows Statement of Financial Accounting Standards ("SFAS")
No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on the enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the taxes payable for the period and the change during the period in deferred tax assets and liabilities.

The Company will be included in the consolidated federal tax return filed by the Parent Company through October 21, 1999, the date the Company was sold to SatCon Technology Corporation. The Company's tax provision has been computed using the separate return method for the allocation of federal income taxes. Deferred taxes are recorded on the separate company financial statements until the underlying temporary differences giving rise to the deferred taxes turn and the taxes become currently payable/receivable.

                     LING ELECTRONICS, INC. AND SUBSIDIARY

                          SEPTEMBER 30, 1998 AND 1999

                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
COMPREHENSIVE INCOME

In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS
No. 130, "Reporting Comprehensive Income," which established standards for the reporting and display of comprehensive income. The Company has adopted SFAS No. 130 effective October 1, 1997. Comprehensive income includes such items as foreign currency translation adjustments, etc. These amounts are presented as a component of shareholder's deficit, consistent with the Company's previous practice. SFAS No. 130 does not affect current principles of measurement of revenues and expenses and accordingly, the adoption of SFAS No. 130 had no effect on the Company's results of operations or financial position.

2. BASIS OF PRESENTATION

The Company's consolidated financial statements have been presented on the basis that it will continue as a going-concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company reported net losses of $435 and $1,087 for the years ended
September 30, 1998 and 1999, respectively, and had a deficit in equity of $2,363 at September 30, 1999.

However, as discussed in Note 1, the Company was acquired on October 21, 1999 by SatCon. Therefore, these financial statements do not consider whether the Company will continue as a going concern. Continuation will be dependent on business decision made by the management of SatCon, funding provided by SatCon and the Company's results of operations.

3. INVENTORIES

Inventories at September 30, consist of the following:

                                                                1998       1999
                                                              --------   --------
Finished goods..............................................   $   32     $   --
Work in progress............................................      685        794
Raw materials, components and assemblies....................    2,147      2,312
                                                               ------     ------
                                                                2,864      3,106

Less, provision for obsolete inventory......................     (340)      (299)
                                                               ------     ------
                                                               $2,524     $2,807
                                                               ======     ======

                     LING ELECTRONICS, INC. AND SUBSIDIARY

                          SEPTEMBER 30, 1998 AND 1999

                             (DOLLARS IN THOUSANDS)

4. PROPERTY AND EQUIPMENT

Property and equipment at September 30, consists of the following:

                                                              1998       1999
                                                            --------   --------
Leasehold improvements....................................  $   446    $   453
Machinery and equipment...................................    1,776      1,783
Furniture and fixtures....................................      561        560
Computer equipment and software...........................      359        374
Jigs, dies and molds......................................      191        201
Construction in progress..................................       --         78
Vehicles..................................................       36         36
                                                            -------    -------
                                                              3,369      3,485
Less, accumulated depreciation and amortization...........   (2,977)    (3,091)
                                                            -------    -------
                                                            $   392    $   394
                                                            =======    =======

Depreciation and amortization expense was $139 and $135 for the years ended September 30, 1998 and 1999, respectively. Repairs and maintenance expense was $122 and $103 for the years ended September 30, 1998 and 1999, respectively.

5. COMMITMENTS AND CONTINGENCIES

LITIGATION

During October 1998, a legal action brought by a group of investors against the Parent Company related to a stock purchase agreement and side letter agreements for the sale of the stock of the Company was determined in favor of the Parent Company.

In February 1995, the Company made a voluntary disclosure to the United States Department of Commerce regarding unlicensed exports of certain products shipped in the first four months of fiscal 1995. The Company has fully cooperated with the Office of Export Enforcement, which has not taken any action to-date. Possible administrative sanctions include: no action; a warning letter; denial of export privileges; and/or imposition of civil penalties. Foreign sales represent a significant portion of the Company's total revenue. The final outcome of this matter is not presently determinable and, therefore, no provision for any liability that may result has been recorded in the Company's financial statements.

LEASE COMMITMENTS

Future minimum rental payments required under noncancelable operating leases are: $409 in 2000; $424 in 2001; $440 in 2002; and $344 in 2003. Rent expense under all leases was $372 for each year in the years ended September 30, 1998 and 1999.

Future minimum rental income under non-cancelable operating sub-leases are: $160 in 2000; and $92 in 2001. There was no rental income for the year ended September 30, 1998. Rental income under all sub-leases was $164 for the year ended September 30, 1999.

                     LING ELECTRONICS, INC. AND SUBSIDIARY

                          SEPTEMBER 30, 1998 AND 1999

                             (DOLLARS IN THOUSANDS)

5. COMMITMENTS AND CONTINGENCIES (CONTINUED)
EMPLOYEE SAVINGS PLAN

The Parent Company maintains a voluntary savings and retirement plan (Internal Revenue Code Section 401(k) Plan) covering substantially all employees. The plan allows eligible employees to contribute a percentage of their pretax compensation and allows the Parent Company's management to make discretionary matching contributions. The investment of contributions to the plan is self-directed by the participants in the plan.

6. INCOME TAXES

Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates.

There was no income tax expense or benefit for the years ended September 30, 1998 or 1999.

The significant components of deferred income tax expense (benefit) for the years ended September 30, are as follows:

                                                               1998       1999
                                                             --------   --------
Deferred tax (benefit) expense.............................   $   62     $  (21)
Net operating loss carryforward--federal...................     (132)      (274)
Net operating loss carryforward--state.....................      (18)       (36)
Net operating loss carryforward--foreign...................      (60)       (46)
                                                              ------     ------
                                                                (148)      (377)
Change in valuation allowance..............................      148        377
                                                              ------     ------
                                                              $   --     $   --
                                                              ======     ======

The Company's effective income tax rate from continuing operations differed from the federal statutory rate as follows:

                                                                1998          1999
                                                              --------      --------
Federal statutory tax rate..................................    (34)%         (34)%
State taxes, net of federal tax effect......................      0%            0%
Change in valuation allowances..............................     34%           35%
Other, net..................................................      0%           (1)%
                                                                ---           ---
                                                                  0%            0%
                                                                ===           ===

                     LING ELECTRONICS, INC. AND SUBSIDIARY

                          SEPTEMBER 30, 1998 AND 1999

                             (DOLLARS IN THOUSANDS)

6. INCOME TAXES (CONTINUED)
The deferred tax assets and liabilities as of September 30, consist of the following tax effects relating to temporary differences and carryforwards:

                                                                1998       1999
                                                              --------   --------
Current deferred tax assets:
  Bad debt reserve..........................................   $  30      $  45
  Inventory valuation.......................................     154        119
  Inventory capitalization..................................      18         23
  Vacation pay..............................................      40         29
  Warranty and other sale obligations.......................      12         68
  Other reserves and accruals...............................       3          8
                                                               -----      -----
                                                                 257        292
Valuation allowance.........................................    (257)      (292)
                                                               -----      -----
  Net current deferred tax assets...........................   $  --      $  --
                                                               =====      =====

                                                              1998       1999
                                                            --------   --------
Noncurrent deferred tax assets:
  Net operating loss--federal.............................  $   774    $ 1,048
  Net operating loss--state...............................      123        159
  Net operating loss--foreign.............................      137        183
  Property, plant and equipment...........................       26         12
                                                            -------    -------
                                                              1,060      1,402
Valuation allowance.......................................   (1,060)    (1,402)
                                                            -------    -------
  Net noncurrent deferred tax assets......................  $    --    $    --
                                                            =======    =======

The valuation allowance is $1,317 and $1,694 at September 30, 1998 and 1999, respectively. During the year ended September 30, 1999, the valuation allowance increased by $377.

At September 30, 1999, the Company has unused federal net operating loss carryforwards of approximately $3,083. The federal net operating loss carryforwards, if unused, will begin to expire in 2009. The use of $1,887 of these carryforwards is limited on an annual basis, pursuant to the Internal Revenue Code, due to certain changes in ownership and equity transactions. At September 30, 1999, the Company has unused state net operating loss carryforwards of approximately $1,766. The state net operating loss carryforwards, if unused, will begin to expire in 2000. The use of $1,163 of these carryforwards is limited on an annual basis. At September 30, 1999, the Company has unused foreign net operating losses of approximately $592. The acquisition of the Company in October 1999 by SatCon will further limit the availability of the loss carryforward.

The Company made cash payments, net of refunds, for income taxes of $2 and $3 for the years ended September 30, 1998 and 1999, respectively.

                     LING ELECTRONICS, INC. AND SUBSIDIARY

                          SEPTEMBER 30, 1998 AND 1999

                             (DOLLARS IN THOUSANDS)

7. SEGMENT AND CONCENTRATION INFORMATION

The Company operates in a single industry segment and sells its products on a worldwide basis with its principal markets listed in the table below:

                                                              1998       1999
                                                            --------   --------
Geographic
  United States...........................................  $ 8,120    $ 5,849
  Europe..................................................    1,142      1,015
  Japan...................................................    1,514        531
  Pacific Rim.............................................      847        543
  China...................................................      466        278
  Canada..................................................       54         97
  Rest World..............................................       91         59
                                                            -------    -------
  Total sales.............................................  $12,234    $ 8,372
                                                            =======    =======

Sales concentrations to individual customers consisted primarily of sales to one and two customers, which were approximately $2,736 and $834 and represented approximately 22% and 10% of consolidated sales for the years ended
September 30, 1998 and 1999, respectively. No other customer accounted for more than 10% of consolidated sales for the years ended September 30, 1998 or 1999.

Financial instruments which subject the Company to concentrations of credit risk consist principally of accounts receivable. Accounts receivable for three and one customers were approximately $772 and $739 and represented approximately 21% and 31% of consolidated accounts receivable at September 30, 1998 and 1999, respectively. No other customer accounted for more than 10% of consolidated accounts receivable at September 30, 1998 or 1999.

8. RELATED PARTY TRANSACTIONS

The Parent Company periodically advances cash to the Company to fund working capital requirements. The Parent Company advanced the Company $586 and $1,433 for the years ended September 30, 1998 and 1999, respectively. These cash advances have been accumulated and recorded as advances due Parent Company, do not bear interest and are payable at the discretion of the Parent Company.

The Parent Company assesses the Company an annual charge to absorb administrative overhead costs incurred at the Parent Company. This charge was $484 and $524 for the years ended September 30, 1998 and 1999, and has been recorded as a component of general and administrative expenses.

                      INTRODUCTION TO UNAUDITED PRO FORMA
                   COMBINED CONSOLIDATED FINANCIAL STATEMENTS

On October 21, 1999, SatCon Technology Corporation ("SatCon") completed its acquisition of Ling Electronics, Inc. and Ling Electronics, Ltd. (collectively, "Ling") from Mechanical Technology Incorporated ("MTI"). In consideration for the acquisition of Ling, MTI received $70,000 and 770,000 shares of SatCon's common stock, $0.01 par value per share.


On November 16, 1999, SatCon purchased certain intellectual property, equipment and other assets from Northrop Grumman Corporation ("NGC"). The Company also entered into a (i) a sublease with NGC pursuant to which it agreed to a five-year sublease for approximately 14,863 square feet of rentable space in the Baltimore, Maryland and (ii) a three-year transition services agreement providing the Company access to certain test facilities and personnel of NGC on a fee basis. In consideration for these foregoing assets and agreements, NGC received 578,761 shares of the Company's common stock, $.01 par value per share. In addition, the Company issued to NGC a warrant to purchase an additional 100,000 shares of the Company's common stock, $.01 par value per share, at an exercise price of $9.725.



The following unaudited pro forma combined consolidated statements of operations for the year ended September 30, 2000 give effect to the acquisitions described above accounted for under the purchase method of accounting. The unaudited pro forma combined consolidated financial statements are based on historical consolidated financial statements of SatCon and Ling under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma combined consolidated financial statements.



The unaudited pro forma combined consolidated statements of operations for the year ended September 30, 2000 assumes the acquisitions were consummated on October 1, 1999.


The unaudited pro forma combined consolidated financial statements may not be indicative of the results that actually would have occurred if the acquisition had been consummated on the dates indicated or which may be obtained in the future. The unaudited pro forma combined consolidated financial statements should be read in conjuction with the historical consolidated financial statements of SatCon and Ling.

                         SATCON TECHNOLOGY CORPORATION


                          UNAUDITED PRO FORMA COMBINED
                      CONSOLIDATED STATEMENT OF OPERATIONS


                                                  FOR THE YEAR ENDED SEPTEMBER 30, 2000
                                      --------------------------------------------------------------
                                         SATCON         LING/NGC      PRO FORMA          PRO FORMA
                                       HISTORICAL      HISTORICAL    ADJUSTMENTS         COMBINED
                                      -------------   ------------   -----------       -------------
Revenue:
  Product revenue...................  $  22,427,428   $    139,589                     $  22,567,017
  Funded research and development
    revenue.........................      8,627,601             --                         8,627,601
                                      -------------   ------------   -----------       -------------
    Total revenue...................     31,055,029        139,589            --          31,194,618
Cost of product revenue.............     19,069,192        236,291        13,646(3)(1)    19,319,129
                                      -------------   ------------   -----------       -------------
Gross margin........................     11,985,837        (96,702)      (13,646)         11,875,489
                                      -------------   ------------   -----------       -------------
Research and development expenses...     10,300,765         70,065                        10,370,830
Selling, general and administrative
  expenses..........................      9,969,580        123,488                        10,093,068
Amortization of intangibles.........      1,217,490                       74,392 (2)(4)     1,291,882
                                      -------------   ------------   -----------       -------------
Total operating expenses............     21,487,835        193,553        74,392          21,755,780
                                      -------------   ------------   -----------       -------------
Operating loss......................     (9,501,998)      (290,255)      (88,088)         (9,880,291)
Other income, net...................          9,891          1,321                            11,212
Interest income.....................        453,631                                          453,631
Interest expense....................         (3,176)                                          (3,176)
                                      -------------   ------------   -----------       -------------
Net loss before income taxes and
  loss from Beacon Power
  Corporation.......................     (9,041,652)      (288,934)      (88,088)         (9,418,624)
Provision for income taxes..........             --             --                                --
Loss from Beacon Power
  Corporation.......................       (899,493)            --            --            (899,493)
                                      -------------   ------------   -----------       -------------
Net loss............................     (9,941,145)      (288,934)      (88,088)        (10,318,117)
                                      -------------   ------------   -----------       -------------
Accretion of redeemable convertible
  preferred stock discount..........     (3,105,888)            --            --          (3,105,888)
                                      -------------   ------------   -----------       -------------
Net loss attributable to common
  stockholders......................  $ (13,047,033)  $   (288,934)  $   (88,088)      $ (13,424,005)
                                      =============   ============   ===========       =============
Net loss per weighted average share,
  basic and diluted.................  $       (1.03)                                   $       (1.05)
                                      =============                                    =============
Weighted average number of common
  shares, basic and diluted.........     12,629,822                      104,428          12,734,250
                                      =============                  ===========       =============

    NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS


The unaudited pro forma combined consolidated statements of operations have been prepared to reflect the acquisitions as if they occurred on October 1, 1999. Pro forma net loss per share has been computed using the weighted average shares of common stock outstanding adjusted for the issuance of 770,000 shares in connection with the acquisition of Ling Electronics and 578,761 shares in connection with the acquisition of assets from Northrop Grumman Corporation.


The following is a summary of adjustments reflected in the unaudited pro forma combined consolidated statements of operations:


    (1) Represents the adjustment to depreciation expense to reflect the fair value of Ling's equipment of $250,000 being depreciated on a straight-line basis over a 10-year period.



    (2) Represents the excess of the purchase price over the fair value of the net assets acquired of $3,754,910 being amortized on a straight-line basis over a 7-year period associated with the acquisition of Ling.



    (3) Represents the adjustment to depreciation expense to reflect the fair value of the equipment acquired from Northrop Grumman Corporation of $1,091,643 being depreciated on a straight-line basis over a 10-year period.



    (4) Represents the completed technology of $3,142,882 being amortized on a straight-line basis over a 10-year period, the favorable lease of $36,999 being amortized on a straight-line basis over a 5-year period, and the transition service agreement of $901,542 being amortized on a straight-line basis over a 3-year period.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of Beacon Power Corporation:

We have audited the accompanying balance sheets of Beacon Power Corporation (the "Company")(a development stage company) as of December 31, 1998 and 1999, and the related statements of operations, stockholders' deficiency and cash flows for the years then ended and for the period from May 8, 1997 (date of inception) through December 31, 1997 and the period from May 8, 1997 (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beacon Power Corporation as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended and the period from May 8, 1997 (date of inception) through December 31, 1997 and the period from May 8, 1997 (date of inception) through December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.


/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
May 25, 2000 (September 22, 2000 as to the last paragraph of Note 15 and November 22, 2000 as to Note 16)

                            BEACON POWER CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS


                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1998          1999
                                                              ----------   ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $2,491,151   $    234,350
  Prepaid expenses and other current assets.................      20,307         15,987
                                                              ----------   ------------
      Total current assets..................................   2,511,458        250,337
PROPERTY AND EQUIPMENT, Net.................................     433,726        566,013

PREPAID FINANCING COSTS.....................................          --         81,934

DEPOSITS....................................................      42,595         57,150

OTHER ASSETS................................................       4,375         18,066
                                                              ----------   ------------
TOTAL ASSETS................................................  $2,992,154   $    973,500
                                                              ==========   ============
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES:
  Accounts payable..........................................  $  822,723   $    413,146
  Accrued compensation and benefits.........................      68,183        109,206
  Accrued interest..........................................          --        164,140
  Accrued loss on sales commitments.........................          --        325,000
  Due to related party......................................      18,611             --
  Other accrued expenses....................................      15,622         43,222
  Current portion of capital lease obligations..............     105,406         73,291
                                                              ----------   ------------
      Total current liabilities.............................   1,030,545      1,128,005
                                                              ----------   ------------
DIVIDENDS PAYABLE...........................................     112,153        749,005
                                                              ----------   ------------
NOTES PAYABLE TO INVESTORS..................................          --      3,150,000
                                                              ----------   ------------
CAPITAL LEASE OBLIGATIONS, Net of current portion...........      76,166          2,875
                                                              ----------   ------------
COMMITMENTS (Note 6)

CLASS D REDEEMABLE CONVERTIBLE
PREFERRED STOCK (Liquidation preference of $4,750,000)......   4,493,145      4,534,816
                                                              ----------   ------------
STOCKHOLDERS' (DEFICIENCY) EQUITY:
  Preferred stock:
    Class A Convertible, $.01 par value; 6,000,000, shares
     authorized 4,622,907 and 4,767,907 shares issued and
     outstanding in 1998 and 1999 respectively, (liquidation
     preference, $20,571,936 and $21,217,186,
     respectively)..........................................   5,378,951      5,741,451
    Class B Convertible, $.01 par value; 1 share authorized;
     no shares issued and outstanding.......................          --             --
    Class C Convertible, $.01 par value; 6 shares
     authorized, issued and outstanding.....................      29,866         29,866
    Common stock, $.01 par value; 110,000,000 shares
     authorized; 16,848 shares issued and outstanding.......         168            168
  Deferred consulting expense, net..........................     (37,500)      (100,000)
  Deferred stock compensation...............................          --        (56,648)
  Additional paid-in capital................................          --        515,318
  Deficit accumulated during the development stage..........  (8,091,340)   (14,721,356)
                                                              ----------   ------------
      Total stockholders' deficiency........................  (2,719,855)    (8,591,201)
                                                              ----------   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY..............  $2,992,154   $    973,500
                                                              ==========   ============


SEE NOTES TO FINANCIAL STATEMENTS.

                            BEACON POWER CORPORATION

                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS


                                                            PERIOD FROM                                   CUMULATIVE FROM
                                                            MAY 8, 1997                                     MAY 8, 1997
                                                             (DATE OF                                         (DATE OF
                                                           INCEPTION) TO    YEAR ENDED     YEAR ENDED    INCEPTION) THROUGH
                                                           DECEMBER 31,    DECEMBER 31,   DECEMBER 31,      DECEMBER 31,
                                                               1997            1998           1999              1999
                                                           -------------   ------------   ------------   ------------------
REVENUE..................................................   $   232,316    $        --    $   268,868       $    501,184
                                                            -----------    -----------    -----------       ------------

OPERATING EXPENSES:
  Selling, general and administrative....................     1,168,471      1,188,165      1,558,985          3,915,621
  Research and development...............................     2,291,874      3,523,572      3,506,031          9,321,477
  Loss on sales commitments..............................            --             --        325,000            325,000
  Depreciation and amortization..........................            --         78,208        218,594            296,802
                                                            -----------    -----------    -----------       ------------
    Total operating expenses.............................     3,460,345      4,789,945      5,608,610         13,858,900
                                                            -----------    -----------    -----------       ------------

LOSS FROM OPERATIONS.....................................    (3,228,029)    (4,789,945)    (5,339,742)       (13,357,716)
                                                            -----------    -----------    -----------       ------------

OTHER INCOME (EXPENSE):
  Interest income........................................       116,648         11,277         25,118            153,043
  Interest expense.......................................            --        (14,730)      (356,869)          (371,599)
                                                            -----------    -----------    -----------       ------------
    Total other income (expense), net....................       116,648         (3,453)      (331,751)          (218,556)
                                                            -----------    -----------    -----------       ------------

NET LOSS.................................................    (3,111,381)    (4,793,398)    (5,671,493)       (13,576,272)

PREFERRED STOCK DIVIDENDS................................            --       (112,153)      (916,852)        (1,029,005)

ACCRETION OF REDEEMABLE CONVERTIBLE PREFERRED STOCK......            --         (6,908)       (41,671)           (48,579)
                                                            -----------    -----------    -----------       ------------

LOSS TO COMMON SHAREHOLDERS..............................   $(3,111,381)   $(4,912,459)   $(6,630,016)      $(14,653,856)
                                                            ===========    ===========    ===========       ============

LOSS PER SHARE--BASIC AND DILUTED........................   $   (184.67)   $   (291.58)   $   (393.52)
                                                            ===========    ===========    ===========

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING...............        16,848         16,848         16,848
                                                            ===========    ===========    ===========

PRO FORMA LOSS PER SHARE.................................                                 $     (0.42)
                                                                                          ===========

PRO FORMA WEIGHTED-AVERAGE COMMON SHARES
  OUTSTANDING--BASIC AND DILUTED.........................                                  13,492,674
                                                                                          ===========



SEE NOTES TO FINANCIAL STATEMENTS.

                            BEACON POWER CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY


                                                                CLASS A                  CLASS C
                                                            PREFERRED STOCK          PREFERRED STOCK          COMMON STOCK
                                                        -----------------------   ---------------------   ---------------------
                                                          SHARES       AMOUNT       SHARES      AMOUNT      SHARES      AMOUNT
                                                        ----------   ----------   ----------   --------   ----------   --------
BALANCE AT MAY 8, 1997 (DATE OF INCEPTION)............          --   $       --           --   $    --            --   $     --
  Issuance of founder's shares........................          --           --           --        --     6,750,000     67,500
  Issuance of Class A preferred stock.................   1,125,000    5,000,000           --        --            --         --
  Recapitalization....................................   3,373,313       67,466           --        --    (6,746,626)   (67,466)
  Rounding for fractional shares......................          --           --           --        --            (2)        --
  Issuance of Class C preferred and common stock......          --           --            6    29,933        13,476        134
  Repayment of subscription receivable................
  Accrual of consulting expense.......................          --           --           --        --            --         --
  Net loss............................................          --           --           --        --            --         --
                                                        ----------   ----------   ----------   -------    ----------   --------
BALANCE, DECEMBER 31, 1997............................   4,498,313    5,067,466            6    29,866        16,848        168
  Issuance of Class A preferred stock for services....     120,000      300,000           --        --            --         --
  Issuance of Class A preferred stock for services and
    interest on loans.................................       4,594       11,485           --        --            --         --
  Dividend on Class D preferred stock.................          --           --           --        --            --         --
  Repayment of subscription receivable................          --           --           --        --            --         --
  Amortization of deferred consulting expense, net....          --           --           --        --            --         --
  Accretion of redeemable preferred stock to
    redemption value..................................          --           --           --        --            --         --
  Net loss............................................          --           --           --        --            --         --
                                                        ----------   ----------   ----------   -------    ----------   --------
BALANCE, DECEMBER 31, 1998............................   4,622,907    5,378,951            6    29,866        16,848        168
  Issuance of Class A preferred stock for services....     145,000      362,500           --        --            --         --
  Dividend on Class D preferred stock.................          --           --           --        --            --         --
  Deferred stock compensation.........................          --           --           --        --            --         --
  Amortization of deferred stock compensation.........          --           --           --        --            --         --
  Amortization of deferred consulting expense, net....          --           --           --        --            --         --
  Issuance of warrants to holders of Class D shares...          --           --           --        --            --         --
  Issuance of warrants for bridge loans...............          --           --           --        --            --         --
  Accretion of redeemable preferred stock to
    redemption value..................................          --           --           --        --            --         --
  Net loss............................................          --           --           --        --            --         --
                                                        ----------   ----------   ----------   -------    ----------   --------
BALANCE, DECEMBER 31, 1999............................  $4,767,907   $5,741,451            6   $29,933        16,848   $    168
                                                        ==========   ==========   ==========   =======    ==========   ========

                                                                                                                   DEFICIT
                                                         DEFERRED                                                ACCUMULATED
                                                        CONSULTING     DEFERRED      ADDITIONAL      STOCK        DURING THE
                                                         EXPENSE,        STOCK        PAID-IN     SUBSCRIPTION   DEVELOPMENT
                                                           NET       COMPENSATION     CAPITAL      RECEIVABLE       STAGE
                                                        ----------   -------------   ----------   ------------   ------------
BALANCE AT MAY 8, 1997 (DATE OF INCEPTION)............         --      $     --      $      --    $        --             --
  Issuance of founder's shares........................         --            --             --             --        (67,500)
  Issuance of Class A preferred stock.................         --            --             --     (5,000,000)            --
  Recapitalization....................................         --            --             --             --             --
  Rounding for fractional shares......................         --            --             --             --             --
  Issuance of Class C preferred and common stock......         --            --             --             --             --
  Repayment of subscription receivable................                                              2,992,492             --
  Accrual of consulting expense.......................     87,500            --             --             --             --
  Net loss............................................         --            --             --             --     (3,111,381)
                                                        ---------      --------      ----------   -----------    ------------
BALANCE, DECEMBER 31, 1997............................     87,500            --             --     (2,007,508)    (3,178,881)
  Issuance of Class A preferred stock for services....   (150,000)           --             --             --             --
  Issuance of Class A preferred stock for services and
    interest on loans.................................         --            --             --             --             --
  Dividend on Class D preferred stock.................         --            --             --             --       (112,153)
  Repayment of subscription receivable................         --            --             --      2,007,508             --
  Amortization of deferred consulting expense, net....     25,000            --             --             --             --
  Accretion of redeemable preferred stock to
    redemption value..................................         --            --             --             --         (6,908)
  Net loss............................................         --            --             --             --     (4,793,398)
                                                        ---------      --------      ----------   -----------    ------------
BALANCE, DECEMBER 31, 1998............................    (37,500)           --             --             --     (8,091,340)
  Issuance of Class A preferred stock for services....   (125,000)           --             --             --             --
  Dividend on Class D preferred stock.................         --            --             --             --       (636,852)
  Deferred stock compensation.........................         --       (65,318)        65,318             --             --
  Amortization of deferred stock compensation.........         --         8,670             --             --             --
  Amortization of deferred consulting expense, net....     62,500            --             --             --             --
  Issuance of warrants to holders of Class D shares...         --            --        280,000             --       (280,000)
  Issuance of warrants for bridge loans...............         --            --        170,000             --             --
  Accretion of redeemable preferred stock to
    redemption value..................................         --            --             --             --        (41,671)
  Net loss............................................         --            --             --             --     (5,671,493)
                                                        ---------      --------      ----------   -----------    ------------
BALANCE, DECEMBER 31, 1999............................  $(100,000)     $(56,648)     $ 515,318    $        --    $(14,721,856)
                                                        =========      ========      ==========   ===========    ============


                                                            TOTAL
                                                        STOCKHOLDERS'
                                                         DEFICIENCY
                                                        -------------
BALANCE AT MAY 8, 1997 (DATE OF INCEPTION)............  $         --
  Issuance of founder's shares........................            --
  Issuance of Class A preferred stock.................            --
  Recapitalization....................................            --
  Rounding for fractional shares......................            --
  Issuance of Class C preferred and common stock......        30,000
  Repayment of subscription receivable................     2,992,492
  Accrual of consulting expense.......................        87,500
  Net loss............................................    (3,111,381)
                                                        ------------
BALANCE, DECEMBER 31, 1997............................        (1,389)
  Issuance of Class A preferred stock for services....       150,000
  Issuance of Class A preferred stock for services and
    interest on loans.................................        11,485
  Dividend on Class D preferred stock.................      (112,153)
  Repayment of subscription receivable................     2,007,508
  Amortization of deferred consulting expense, net....        25,000
  Accretion of redeemable preferred stock to
    redemption value..................................        (6,908)
  Net loss............................................    (4,793,398)
                                                        ------------
BALANCE, DECEMBER 31, 1998............................    (2,719,855)
  Issuance of Class A preferred stock for services....       237,500
  Dividend on Class D preferred stock.................      (636,852)
  Deferred stock compensation.........................            --
  Amortization of deferred stock compensation.........         8,670
  Amortization of deferred consulting expense, net....        62,500
  Issuance of warrants to holders of Class D shares...            --
  Issuance of warrants for bridge loans...............       170,000
  Accretion of redeemable preferred stock to
    redemption value..................................       (41,671)
  Net loss............................................    (5,671,493)
                                                        ------------
BALANCE, DECEMBER 31, 1999............................  $ (8,591,201)
                                                        ============

                            BEACON POWER CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS


                                                     PERIOD FROM                                   CUMULATIVE FROM
                                                     MAY 8, 1997                                     MAY 8, 1997
                                                      (DATE OF                                         (DATE OF
                                                    INCEPTION) TO    YEAR ENDED     YEAR ENDED    INCEPTION) THROUGH
                                                    DECEMBER 31,    DECEMBER 31,   DECEMBER 31,      DECEMBER 31,
                                                        1997            1998           1999              1999
                                                    -------------   ------------   ------------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss........................................   $(3,111,381)   $(4,793,398)   $(5,671,493)      $(13,576,272)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
    Depreciation and amortization.................            --         78,208        218,594            296,802
    Interest expense relating to issuance of
      warrants....................................            --             --        170,000            170,000
    Amortization of deferred consulting expense,
      net.........................................        87,500        175,000        300,000            562,500
    Services and interest expense paid in
      preferred stock.............................            --         11,485             --             11,485
    Accrued loss on sales commitments.............            --             --        325,000            325,000
    Changes in operating assets and liabilities:
      Accounts receivable.........................       (14,487)        14,487             --                 --
      Prepaid expenses and other current assets...            --        (20,307)         4,320            (15,987)
      Accounts payable............................        50,000        772,723       (409,577)           413,146
      Accrued compensation and benefits...........        31,042         37,141         41,023            109,206
      Accrued interest............................            --             --        164,140            164,140
      Due to related party........................            --         18,611        (18,611)                --
      Other accrued expenses and current
        liabilities...............................        31,981        (16,359)        36,270             51,892
                                                     -----------    -----------    -----------       ------------
        Net cash used in operating activities.....    (2,925,345)    (3,722,409)    (4,840,334)       (11,488,088)
                                                     -----------    -----------    -----------       ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Increase in other assets........................       (27,147)       (19,823)      (110,180)          (157,150)
  Repayment (issuance) of note receivable from
    officer.......................................       (40,000)        40,000             --                 --
  Purchases of property and equipment.............            --       (257,423)      (350,881)          (608,304)
                                                     -----------    -----------    -----------       ------------
        Net cash used in investing activities.....       (67,147)      (237,246)      (461,061)          (765,454)
                                                     -----------    -----------    -----------       ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of subscription receivable............     2,992,492      2,007,508             --          5,000,000
  Issuance of Class C preferred stock.............        30,000             --             --             30,000
  Issuance of Class D redeemable preferred
    stock.........................................            --      4,486,237             --          4,486,237
  Repayment of capital leases.....................            --        (72,939)      (105,406)          (178,345)
  Proceeds from notes payable issued to
    investors.....................................            --             --      3,150,000          3,150,000
                                                     -----------    -----------    -----------       ------------
  Net cash provided by financing activities.......     3,022,492      6,420,806      3,044,594         12,487,892
                                                     -----------    -----------    -----------       ------------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.....................................        30,000      2,461,151     (2,256,801)           234,350

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD....            --         30,000      2,491,151                 --
                                                     -----------    -----------    -----------       ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD..........   $    30,000    $ 2,491,151    $   234,350       $    234,350
                                                     ===========    ===========    ===========       ============
SUMMARY OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
  Issuance of Class A Preferred Stock for
    subscription receivable.......................   $ 5,000,000    $        --    $        --       $  5,000,000
                                                     ===========    ===========    ===========       ============
  Acquisition of assets with capital leases.......   $        --    $   254,411    $        --       $    254,411
                                                     ===========    ===========    ===========       ============
  Issuance of warrants in conjunction with
    financing.....................................   $        --    $        --    $   450,000       $    450,000
                                                     ===========    ===========    ===========       ============
  Issuance of non-qualified stock options to
    consultants...................................   $        --    $        --    $    65,318       $     65,318
                                                     ===========    ===========    ===========       ============


SEE NOTES TO FINANCIAL STATEMENTS.

             BEACON POWER CORPORATION (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS


         AS OF DECEMBER 31, 1998 AND 1999 AND FOR THE YEARS THEN ENDED
    AND FOR THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997
      AND THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1999


1.  NATURE OF BUSINESS AND OPERATIONS

NATURE OF BUSINESS--Beacon Power Corporation (the "Company" or "Beacon") (a development stage company) was incorporated on May 8, 1997 as a wholly owned subsidiary of SatCon Technology Corporation ("SatCon"). Since its inception, Beacon has been engaged in the development of flywheel devices for storing and transmitting kinetic energy. As of December 31, 1999, the Company has not yet commenced its planned principal activities of marketing and manufacturing such devices and accordingly is accounted for as a development stage company under Statement of Financial Accounting Standards No. 7. As of December 31, 1999, a majority of the Company's outstanding shares is owned by SatCon. However, in conjunction with the October 1998 Class D preferred stock offering, the Company's minority investors were granted the right to appoint a majority of the members of the Company's Board of Directors.

The Company has a single operating segment, manufacturing alternative power sources. The Company has no organizational structure dictated by product lines, geography or customer type.

OPERATIONS--The Company has experienced net losses since its inception and, as of December 31, 1999, had an accumulated deficit of approximately
$14.7 million. The Company is currently facing the challenge of finalizing development of a viable commercial product and raising adequate capital to sustain operations. As discussed in Note 15, during the period during January 1, 2000 to May 25, 2000, the Company secured additional financing of approximately $32 million. Management believes that this funding is sufficient to continue its operations as a going concern through at least December 31, 2000.

2.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

ACCOUNTING PRINCIPLES--The accompanying financial statements have been prepared using accounting principles generally accepted in the United States of America.

RECAPITALIZATION--The accompanying financial statements reflect a recapitalization of the Company in 1997 when one shareholder exchanged shares of common stock for Class A preferred stock.


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


USE OF ESTIMATES--The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS--Cash and cash equivalents include demand deposits and highly liquid investments with a maturity of three months or less when acquired. Cash equivalents are stated at cost, which approximates market value.

PROPERTY AND EQUIPMENT--Property and equipment, including leasehold improvements, are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets.

             BEACON POWER CORPORATION (A DEVELOPMENT STAGE COMPANY)

         AS OF DECEMBER 31, 1998 AND 1999 AND FOR THE YEARS THEN ENDED
    AND FOR THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997
      AND THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1999


2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PREPAID FINANCING COSTS--Prepaid financing costs consist of legal, financing and other related expenses incurred in connection with the Class E financing completed during the year ending December 31, 2000 and will be amortized over the terms of the obligations using the effective interest method.

OTHER ASSETS--Other assets consist of unamortized legal expenses related to patents.


LOSSES ON SALES COMMITMENTS--Substantially all of the Company's sales commitments are firm and have fixed-prices. Revenue and cost of revenue on such sales commitments are recorded as deliveries are made. The direct costs to manufacture products covered by the Company's firm sales commitments are in excess of the fixed selling prices. Direct costs consist of materials and direct labor costs. These excess costs have been estimated and accrued as losses on sales commitments in the period in which the sales commitment is made. Estimates of costs to manufacture products are reviewed and revised periodically and accruals for estimated losses from such revisions are recorded in the accounting period in which the revisions are made.


LONG-LIVED ASSETS--In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121 long-lived assets to be held and used by the Company are reviewed to determine whether any events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. The conditions considered include whether or not the asset is in service, has become obsolete, or whether external market circumstances indicate that the carrying amount may not be recoverable. The Company recognizes a loss for the difference between the estimated fair value of the asset and the carrying amount. The fair value of the assets is measured using either available market prices or estimated discounted cash flows. The Company's analyses indicate that there has been no impairment of long-lived assets.

REVENUE RECOGNITION--Revenue relates to work performed under research and development contracts. Revenue is recognized as services are performed.


STOCK-BASED COMPENSATION--Compensation expense associated with awards of stock or options to employees is measured using the intrinsic-value method. Deferred compensation expense associated with awards to nonemployees is measured using the fair-value method and is amortized over the vesting period of three years using an accelerated calculation under FASB Interpretation No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans."


INCOME TAXES--Deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and tax loss and credit carryforwards using the currently enacted tax rates and laws. A valuation allowance is provided to the extent realization of deferred tax assets is not considered more likely than not.

RESEARCH AND DEVELOPMENT--Research and development costs are expensed as incurred.

FINANCIAL INSTRUMENTS--The carrying amount of cash and cash equivalents, accounts payable, accrued expenses, notes payable to investors and capital lease obligations approximate their fair values.

             BEACON POWER CORPORATION (A DEVELOPMENT STAGE COMPANY)

         AS OF DECEMBER 31, 1998 AND 1999 AND FOR THE YEARS THEN ENDED
    AND FOR THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997
      AND THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1999


2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CONCENTRATION OF CREDIT RISK--Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents. Substantially all of the Company's cash and cash equivalents are managed by one financial institution. At December 31, 1998 and 1999, the Company had cash balances at a financial institution in excess of federally insured limits. However, the Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

COMPREHENSIVE LOSS--Comprehensive loss is the same as net loss for all periods presented.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS--In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The statement, as amended, is effective for fiscal years beginning after June 15, 2000. Management is currently evaluating the effect of adopting SFAS No. 133 on the financial statements.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition" (SAB 101). SAB 101 established guidelines for revenue recognition and is effective for periods beginning no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. Management does not expect that the adoption of SAB 101 will have a material impact on the Company's financial condition or results of operations.

NET LOSS PER SHARE

HISTORICAL LOSS PER SHARE--Historical loss per share has been computed using the weighted-average number of shares of common stock outstanding during each period. Diluted loss per share was computed in the same manner. The impact of the Company's outstanding potential common shares, such as options and warrants (computed using the treasury stock method) and convertible preferred stock, were excluded from the calculation because such items were antidilutive.


The weighted average number of shares of common stock issuable during the years ended December 31, 1999, and 1998, the period from May 8, 1997 to December 31, 1997 and the period from May 8, 1997 through December 31, 1999 aggregated 16,298,920, 14,495,538 and 3,700,956, and 10,676,036, respectively, upon the exercise of options and warrants and the conversion of preferred stock outstanding.

             BEACON POWER CORPORATION (A DEVELOPMENT STAGE COMPANY)

         AS OF DECEMBER 31, 1998 AND 1999 AND FOR THE YEARS THEN ENDED
    AND FOR THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997
      AND THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1999


3.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

                                              ESTIMATED
                                                USEFUL
                                                LIVES        1998       1999
                                              ----------   --------   --------
Machinery and equipment.....................     5 years   $214,635   $298,180
Furniture and fixtures......................     7 years     19,423     41,521
Office equipment............................     3 years     10,904    159,894
Leasehold improvements......................  lease term     12,561    108,809
Equipment under capital lease obligations...  lease term    254,411    254,411
                                                           --------   --------
  Total.....................................                511,934    862,815
Less accumulated depreciation and
  amortization..............................                (78,208)  (296,802)
                                                           --------   --------
  Property and equipment, net...............               $433,726   $566,013
                                                           ========   ========

4.  NOTES PAYABLE TO INVESTORS

At December 31, 1999, notes payable to investors consists of Senior Secured Convertible Promissory Notes (the "Senior Notes") held by the Company's primary investors. The Senior Notes bear interest, which is payable upon conversion, at an annual rate of 12.5%, increasing to 15% after six months if the Class E redeemable convertible preferred stock ("Class E Stock") funding had not occurred at that time. The notes are secured by substantially all of the assets of the Company. In connection with the issuance of the Senior Notes, the investors received warrants to purchase shares of the Company's common stock (see Note 10).

On April 7, 2000, the Senior Notes and accrued interest were converted into Class E Stock (see Note 15).

5.  CAPITAL LEASE OBLIGATIONS

The Company leases equipment under capital lease agreements expiring through 2001. Future obligations under such capital leases as of December 31, 1999 are as follows:

2000........................................................  $77,530
2001........................................................    3,067
                                                              -------
                                                               80,597
Less amount representing interest...........................    4,431
                                                              -------
                                                               76,166
Less current portion of capital lease obligations...........   73,291
                                                              -------
Capital lease obligations, excluding current portion........  $ 2,875
                                                              =======

             BEACON POWER CORPORATION (A DEVELOPMENT STAGE COMPANY)

         AS OF DECEMBER 31, 1998 AND 1999 AND FOR THE YEARS THEN ENDED
    AND FOR THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997
      AND THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1999


6.  COMMITMENTS

The Company leases office and light manufacturing space under operating leases expiring through January 30, 2001 and an operating lease for office equipment expiring October 2001.

Future minimum annual lease payments under noncancelable operating leases as of December 31, 1999 are as follows:

2000........................................................  $241,506
2001........................................................    25,449

Total rent expense was $146,255 and $199,405, during 1998 and 1999, and $345,660 for the period from inception to December 31, 1999.

7.  PREFERRED STOCK


CLASS A CONVERTIBLE PREFERRED STOCK--Each share of Class A convertible preferred stock ("Class A Stock") is convertible into two shares of common stock at the option of the holder (see Note 16). The Class A Stock is nonvoting. Upon liquidation, holders of Class A Stock are entitled to receive, out of funds then generally available prior to any payment with respect to the holders of common stock, $4.45 per share, plus any declared and unpaid dividends thereon. Holders of the Class A Stock have the right to receive the same dividends as declared by the Board of Directors on common shares on an "as-if-converted" basis. The
Class A Stock will automatically be converted into shares of common stock upon the closing of a public offering of common stock of the Company, upon a vote of the Board of Directors or upon the automatic conversion of the Class D preferred stock (see Note 8). Class A Stock is subordinate to Class D, E and F preferred stock and has parity with Class B and C preferred stock. The Class A stock does not have redemption features.



CLASS B AND C CONVERTIBLE PREFERRED STOCK--The Company has authorized both Class B and Class C Convertible Preferred Stock. Only Class C shares are outstanding. Class B shares were never issued. Class B and C shares have identical conversion and voting rights. Each share of Class C convertible preferred stock ("Class C Stock") is convertible into two shares of common stock at the option of the holder (See Note 16). The holders of the Class C Stock have voting rights equivalent to the number of shares of common stock into which their shares of Class C Stock convert. The Class C Stock has the right to receive the same dividends as declared by the Board of Directors on common shares on an "as-if-converted" basis. The Class C Stock will automatically be converted into shares of common stock upon the closing of a public offering of common stock of the Company, upon a vote of the Board of Directors, upon the automatic conversion of the Class D preferred Stock (see Note 8), or upon conversion of the Class A Stock. Class B and C Stock have parity with Class A in liquidation and are subordinate to Class D, E and F preferred stock. The Class B and C Stock do not have redemption features.


8.  REDEEMABLE PREFERRED STOCK


CLASS D REDEEMABLE CONVERTIBLE PREFERRED STOCK--The Company has authorized 6,000,000 shares of Class D convertible preferred stock ("Class D Stock") with a par value of $.01 per share. On

             BEACON POWER CORPORATION (A DEVELOPMENT STAGE COMPANY)

         AS OF DECEMBER 31, 1998 AND 1999 AND FOR THE YEARS THEN ENDED
    AND FOR THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997
      AND THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1999


8.  REDEEMABLE PREFERRED STOCK (CONTINUED)

October 23, 1998, the Company issued 1,900,000 shares of Class D Stock and received net proceeds of approximately $4,486,000. Issuance costs totaled approximately $264,000 and are being accreted to the carrying value of the Class D Stock over the period to the stock's earliest redemption date. Each share of Class D Stock is convertible into two shares of common stock at the option of the holder (see Note 16). The holders of the Class D Stock have voting rights equivalent to the number of shares of common stock into which their shares of Class D Stock convert. Holders of the Class D Stock are also entitled to appoint representatives to the Board of Directors. The Class D Stock earns cumulative dividends at an annual rate of 12.5% through May 23, 2000 and 6% on and after this date, payable quarterly. Dividends can be paid in shares of Class D Stock through May 23, 2000 and after this date, are payable only in cash. Cumulative dividends not paid on Class D Stock total $112,153 and $749,005 as of December 31, 1998 and 1999, respectively. Upon liquidation, holders of Class D Stock are entitled to receive, out of funds then generally available, unpaid dividends previously declared or accrued and a per share amount of $2.50. The Class D Stock is redeemable by the holder at any time after December 31, 2004 for the stated value of $2.50 per share plus accrued, but unpaid, dividends. The Class D Stock will automatically be converted into shares of common stock upon a change in ownership of 50% of the Company's outstanding voting stock, upon a merger or consolidation of the Company or upon the sale of significant assets of the Company, or upon the closing of a qualified public offering.


Pursuant to the Stock Purchase Agreement related to the Class D Stock (the "Class D Agreement"), the Company is bound by certain covenants. The Class D Stock is senior to the Class A, B and C Stock, subordinate to Class F preferred stock and has parity with Class E preferred Stock (see Note 15).

9.  COMMON STOCK

DIVIDENDS--Dividends may be declared and paid on the common stock as and when determined by the Board of Directors subject to any preferential dividend rights of any then outstanding shares of preferred stock.


RESERVED SHARES--At December 31, 1999, 18,260,840 shares of common stock were reserved for issuance under the Company's stock option plan, outstanding warrants and for the potential conversion of preferred stock.


10.  STOCK WARRANTS


At its inception in 1997, the Company issued a warrant to purchase 1,125,000 shares of common stock to an investor at the price of $2.67 per share (the "1997 warrant"). The warrant expired unexercised on May 28, 1999. Value ascribed to this warrant was not material.



Under the conditions of the Class D Stock offering, the Company issued warrants in October 1999 to three investors to purchase 772,500 shares of common stock at $1.67, 772,500 shares of common stock at $2.25, and 772,500 shares of common stock at $3.00 (the "October 1999 warrants"). The estimated fair value of the warrants at the date of their issuance was $280,000. This amount has been recorded as

             BEACON POWER CORPORATION (A DEVELOPMENT STAGE COMPANY)

         AS OF DECEMBER 31, 1998 AND 1999 AND FOR THE YEARS THEN ENDED
    AND FOR THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997
      AND THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1999


10.  STOCK WARRANTS (CONTINUED)
a dividend to the holders of the Class D Stock and credited to additional paid-in-capital. These warrants expire December 31, 2004. Additional warrants were issued under the Class D agreement during April 2000 (see Note 15).

In conjunction with the issuance of the Senior Notes in August 1999, the Company issued warrants to four investors to purchase 315,000 shares of Class E Stock (or common stock if the warrant was exercised prior to the Class E Stock financing (see Note 15)) at an exercise price of $2.50 per share (the "August 1999 warrants"). The estimated fair value of the warrants at the date of grant was $170,000. This amount has been recorded as a discount on the Senior Notes and was charged to interest expense in 1999 as the Senior Notes are demand notes. These warrants expire on August 2, 2004.

In conjunction with the Class E conversion in April 2000 (see Note 15), the August 1999 warrants were cancelled.

All warrants were valued on the date of grant using the Black-Scholes (common stock) or the Binary Option Pricing Model (preferred stock). The assumptions used to value these warrants were as follows:

                                                                            AUGUST      OCTOBER
                                                                 1997         1999         1999
                                                              WARRANT     WARRANTS     WARRANTS
                                                           ----------   ----------   ----------
Risk-free interest rate..................................      6.25%        5.62%        5.86%
Expected life of warrant.................................  24 months    30 months    27 months
Expected dividend payment rate, as a percentage of the
  stock price on the date of grant.......................         0%         0.0%           0%
Assumed volatility.......................................        48%          60%          60%

11.  STOCK OPTIONS


The Company's option plans provide for the granting of stock options to purchase up to 9,000,000 shares of the Company's common stock. Options may be granted to employees, officers, directors and consultants of the Company with terms of up to 10 years. Under the terms of the option plans, incentive stock options ("ISOs") are to be granted at fair market value of the Company's stock at the date of grant, and nonqualified stock options ("NSOs") are to be granted at a price determined by the Board of Directors. ISOs and NSOs generally vest ratably over 36 months from the grant date and have contractual lives of up to 10 years.

             BEACON POWER CORPORATION (A DEVELOPMENT STAGE COMPANY)

         AS OF DECEMBER 31, 1998 AND 1999 AND FOR THE YEARS THEN ENDED
    AND FOR THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997
      AND THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1999


11.  STOCK OPTIONS (CONTINUED)
Stock option activity since inception is as follows:


                                                                           WEIGHTED-   WEIGHTED-
                                                                            AVERAGE     AVERAGE
                                                              NUMBER OF    EXERCISE      FAIR
                                                                SHARES       PRICE       VALUE
                                                              ----------   ---------   ---------
Outstanding at inception....................................          --
  Granted...................................................     647,874     $ .89       $0.35
                                                              ----------
Outstanding, December 31, 1997..............................     647,874       .89
  Granted...................................................     199,126       .89        0.38
  Canceled, forfeited or expired............................     (10,000)      .89
                                                              ----------
Outstanding, December 31, 1998..............................     837,000       .89
  Granted...................................................   1,467,000       .89        0.40
  Canceled, forfeited or expired............................    (295,688)      .89
                                                              ----------     -----
Outstanding, December 31, 1999..............................   2,008,312     $ .89
                                                              ==========     =====


The following table summarized information about stock options outstanding at December 31, 1999:


                                                                                          VESTED
                                               WEIGHTED-                        --------------------------
                                                AVERAGE         WEIGHTED-                        WEIGHTED-
                              NUMBER           REMAINING         AVERAGE                          AVERAGE
                            OF OPTIONS        CONTRACTUAL       EXERCISE          NUMBER         EXERCISE
EXERCISE PRICE              OUTSTANDING          LIFE             PRICE         OF OPTIONS         PRICE
--------------              -----------       -----------       ---------       ----------       ---------
         $.89                2,008,312            8.64           $.89            378,244          $.89
       ======                =========            ====           ======           =======         ======


As described in Note 2, the Company uses the intrinsic-value method to measure compensation expense associated with grants of stock options to employees. If the Company had used the fair value method to measure compensation, reported net loss would have been as follows:


                                          PERIOD FROM                                       CUMULATIVE FROM
                                          MAY 8, 1997                                         MAY 8, 1997
                                      (DATE OF INCEPTION)                                 (DATE OF INCEPTION)
                                              TO             YEAR ENDED     YEAR ENDED          THROUGH
                                         DECEMBER 31,       DECEMBER 31,   DECEMBER 31,      DECEMBER 31,
                                             1997               1998           1999              1999
                                      -------------------   ------------   ------------   -------------------
Net loss to common shareholders as
  reported..........................      $(3,111,381)      $(4,912,459)   $(6,630,016)       $(14,653,856)
Net loss pro forma..................       (3,336,722)       (4,987,251)    (7,154,362)        (15,478,335)
Loss per share--as reported.........          (184.67)          (291.58)       (393.52)
Loss per share--pro forma...........          (198.05)          (296.01)       (424.64)

             BEACON POWER CORPORATION (A DEVELOPMENT STAGE COMPANY)

         AS OF DECEMBER 31, 1998 AND 1999 AND FOR THE YEARS THEN ENDED
    AND FOR THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997
      AND THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1999


11.  STOCK OPTIONS (CONTINUED)
The fair value of the options on their grant date was measured using the Black-Scholes option-pricing model. Key assumptions used to apply this option-pricing model are as follows:

                                                                1997       1998       1999
                                                              --------   --------   --------
Risk-free interest rate.....................................     5.5%      5.75%       6.0%
Expected life of option.....................................  3 years    3 years    3 years
Expected dividend payment rate, as a percentage of the stock
  price on the date of grant................................       0%         0%         0%
Assumed volatility..........................................      50%        58%        60%


The option-pricing model used was designed to value readily tradable stock options with relatively short lives. However, management believes that the assumptions used to value the options and the model applied yield a reasonable estimate of the fair value of the grants made under the circumstances (see also
Note 15).


12.  INCOME TAXES

The components of the provision (benefit) for income taxes consisted of the following:

                                          PERIOD FROM                                       CUMULATIVE FROM
                                          MAY 8, 1997                                         MAY 8, 1997
                                      (DATE OF INCEPTION)                                 (DATE OF INCEPTION)
                                            THROUGH          YEAR ENDED     YEAR ENDED            TO
                                         DECEMBER 31,       DECEMBER 31,   DECEMBER 31,      DECEMBER 31,
                                             1997               1998           1999              1999
                                      -------------------   ------------   ------------   -------------------
Federal--deferred...................      $(1,037,870)      $(1,594,955)   $(1,995,158)       $(4,627,983)
State--deferred.....................         (181,683)         (282,933)      (352,087)          (816,703)
Increase in valuation allowance.....        1,219,553         1,877,888      2,347,245          5,444,686
                                          -----------       -----------    -----------        -----------
Provision (benefit) for income
  taxes.............................      $        --       $        --    $        --        $        --
                                          ===========       ===========    ===========        ===========

Taxes during interim periods are computed using the estimated rate effective for the entire year. Changes to the estimated rate are reflected in periods in which the estimated charge occurs.

A reconciliation of the statutory federal rate to the effective rate for all periods is as follows:

Statutory federal rate benefit..............................    (34)%
State, net of federal effect................................     (6)
Valuation allowance provided................................     40
                                                                ---
Effective rate..............................................     --%
                                                                ===

             BEACON POWER CORPORATION (A DEVELOPMENT STAGE COMPANY)

         AS OF DECEMBER 31, 1998 AND 1999 AND FOR THE YEARS THEN ENDED
    AND FOR THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997
      AND THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1999


12.  INCOME TAXES (CONTINUED)
The components of the Company's deferred tax assets and liabilities consisted of the following at December 31:

                                                        1998          1999
                                                     -----------   -----------
Long-term assets:
  Net operating loss carryforwards.................  $ 2,643,962   $ 4,728,408
  Research and development credits.................      444,513       524,958
  Loss on contracts................................           --       130,000
  Other............................................        8,966        61,320
                                                     -----------   -----------
Net deferred tax assets before valuation
  allowance........................................    3,097,441     5,444,686
Less valuation allowance...........................   (3,097,441)   (5,444,686)
                                                     -----------   -----------
Net deferred tax assets............................  $        --   $        --
                                                     ===========   ===========

The valuation allowance increased by $1,877,888 in 1998 and $2,347,245 in 1999, primarily due to the generation of net operating loss carryforwards and credits for which realization is not reasonably assured.

The Company has available for future periods federal and state tax net operating loss carryforwards for federal and state purposes of approximately $11,850,000 and $11,616,000, respectively, as of December 31, 1999. In addition, the Company has business credits of approximately $524,958 as of December 31, 1999. The net operating loss carryforwards expire beginning in 2012 and 2002 for federal and state tax purposes, respectively. The federal research and development credits begin to expire in 2012. The Company did not pay any income taxes from inception to December 31, 1999.

Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may have limited, or may limit in the future, the amount of net operating loss carryforwards which could be utilized annually to offset future taxable income and income tax liabilities. The amount of any annual limitation is determined based upon the Company's value prior to an ownership change.

13.  BENEFIT PLAN

In 1998, the Company created a 401(k) Profit Sharing Plan (the "Plan") for its full-time employees. Each participant in the Plan may elect to contribute a percentage of his or her annual compensation to the Plan on a pre-tax basis up to the annual limit established by the Internal Revenue Service ($10,200 for 1999). The Company matches employee contributions at a rate of 50% up to the first 6% of the employee's contributions. The Company may also elect to make a profit-sharing contribution based on the discretion of the Board of Directors. Employee contributions are fully vested. Company matching and profit sharing contributions vest 20% after two years of service consisting of at least
1,000 hours per calendar year and 20% annually thereafter. Company contributions were $19,376, $41,963 and $61,339 during 1998, 1999, and the Period from
Inception to December 31, 1999, respectively.

             BEACON POWER CORPORATION (A DEVELOPMENT STAGE COMPANY)

         AS OF DECEMBER 31, 1998 AND 1999 AND FOR THE YEARS THEN ENDED
    AND FOR THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997
      AND THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1999


14.  RELATED-PARTY TRANSACTIONS

CONSULTING AGREEMENTS--The Company entered into consulting agreements with three investors in 1998 and 1997. The contracts are seven-year agreements, renewable annually thereafter, for consulting services to be provided by the investors in exchange for annual issuances of shares of the Company's Class A Stock. During 1997, 1998, 1999 and the period from inception, $87,500, $175,000, $300,000, and
$562,500, respectively, was recorded as consulting expense relating to these agreements, and 120,000 and 145,000 shares of Class A Stock in 1998 and 1999, respectively, were issued or issuable as compensation under these contracts. Prepaid and accrued consulting expenses have been recorded annually, based on the terms and dates of the consulting agreements. The services provided by the investors were recorded based upon the value of the securities issued. These contracts all expire immediately upon an initial public offering of the Company's common stock.

PATENTS--The Company has entered into an agreement with SatCon whereby SatCon granted the Company a perpetual license to use the technology patented by SatCon relating to the field of flywheel energy storage products, systems and processes for stationary terrestrial applications.

SERVICES AGREEMENTS--SatCon performs certain research and development, administrative and other services for the Company. Amounts paid to SatCon for such services rendered amounted to approximately $1,351,000, $443,000, $59,000 and $1,853,000 during 1997, 1998, 1999 and the period from inception to December 31, 1999, respectively. As of December 31, 1998, there was $18,611 due to SatCon relating to such services.

DISTRIBUTION AGREEMENT--In 1997, the Company signed a 20-year agreement which granted an investor (DQE Enterprises, Inc.) exclusive rights to distribute certain of the Company's products in a territory comprised of seven Mid-Atlantic states and the District of Columbia. However, the Company retained the right to distribute products directly to cable television and telephone companies.

15.  SUBSEQUENT EVENTS

BRIDGE FINANCING--On January 7, 2000, the Company received $600,000 of bridge loans bearing annual interest at a rate of 12.5%; $200,000 of these loans were repaid in February 2000 and the remaining loans were converted into Class E redeemable convertible preferred stock (the "Class E Stock") in conjunction with the Class E conversion (see below).

In February, March and April 2000, the Company received additional bridge financing of $1,400,000 from previous investors and $4,100,000 from new and previous investors (the "Class F Bridge Loans"). The Class F Bridge Loans bear annual interest at a rate of 6%. $5,200,000 of these loans were converted into Class F redeemable convertible preferred stock ("Class F Stock") in May 2000, (see below). The remaining $300,000 plus interest was repaid in April 2000.


In conjunction with the April bridge loans, investors were granted warrants to purchase 82,000 shares of the Company's common stock at $2.10 per share. These warrants expire April 21, 2005. The estimated fair value of such warrants is $27,000 based on the Black-Scholes Pricing Model.



WARRANTS ISSUED UNDER CLASS D AGREEMENT--Under the conditions of the Class D Stock offering, the Company issued warrants in April 2000 to three investors to purchase 712,500 shares of common stock

             BEACON POWER CORPORATION (A DEVELOPMENT STAGE COMPANY)

         AS OF DECEMBER 31, 1998 AND 1999 AND FOR THE YEARS THEN ENDED
    AND FOR THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997
      AND THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1999


15.  SUBSEQUENT EVENTS (CONTINUED)

at $1.67, 712,500 shares of common stock at $2.25, and 712,500 shares of common stock at $3.00. Upon issuance of these warrants the Company recorded a dividend of approximately $1,300,000 for the fair market value of these warrants based on the Black-Scholes Pricing Model. These warrants expire December 31, 2004.



CLASS E CONVERSION--During April 2000, the Company authorized 2,000,000 shares of $.01 par value per share Class E Stock. On April 7, 2000, the Company converted $3,550,000 of bridge loans plus interest of $275,559 into 1,226,141 shares of Class E Stock (the "Class E conversion"). Each share of Class E Stock is convertible into two shares of common stock at the option of the holder (see
Note 16). Holders of the Class E Stock have voting rights equivalent to the number of shares of common stock into which their shares of Class E Stock convert. Holders of the Class E Stock also share with the Class D Stock shareholders the right to appoint representatives to the Board of Directors. The Class E Stock earns cumulative dividends at an annual rate of 12.5% through May 23, 2000 and 6% on and after this date, payable quarterly. Dividends are payable in shares of Class E Stock through May 23, 2000 and after this date, are payable in cash. Upon liquidation, holders of Class E Stock are entitled to receive, out of funds then generally available unpaid dividends previously declared or accrued and a per share amount of $3.12. The Class E Stock is redeemable by the holder at any time after December 31, 2004 for the stated value of $3.12 per share plus accrued but unpaid dividends. The Class E Stock will automatically be converted into shares of common stock upon a change in ownership of 50% of the Company's outstanding voting stock, upon a merger or consolidation of the Company, upon the sale of significant assets of the Company, or upon consummation of a qualified public offering.


Class E Stock is senior to Class A, B and C Stock, on parity with Class D Stock and subordinate to Class F Stock.

In conjunction with the Class E conversion, warrants totaling 315,000, issued in conjunction with the issuance of the Senior Notes in August 1999 (Note 10), were cancelled. In exchange, warrants to purchase 306,535 shares of Class E Stock at $2.50 per share were issued. These warrants expire April 7, 2005. The estimated fair market value of these warrants is approximately $344,000 based on the Binary Option Pricing Model.

Pursuant to the stock purchase agreement related to the Class E Stock, the Company is bound by certain covenants.


CLASS F ISSUANCE--During May 2000 the Company authorized q7,500,000 shares of $.01 par value Class F Stock. On May 23, 2000, the Company sold 6,785,711 shares of Class F Stock for a total of $28.5 million, and accordingly, the outstanding Class F Bridge Loans of $5,200,000 were converted to Class F Stock.



Each share of Class F Stock is convertible into two shares of common stock at the option of the holder (see Note 16). Holders of the Class F Stock have voting rights equivalent to the number of shares of common stock into which their shares of Class F Stock convert. The Class F Stock earns cumulative dividends at an annual rate of 6%, payable quarterly. Dividends are payable in cash. The Class F Stock will automatically be converted into shares of common stock immediately prior to a merger or consolidation of the Company or upon the sale of significant assets of the Company, or the

             BEACON POWER CORPORATION (A DEVELOPMENT STAGE COMPANY)

         AS OF DECEMBER 31, 1998 AND 1999 AND FOR THE YEARS THEN ENDED
    AND FOR THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1997
      AND THE PERIOD MAY 8, 1997 (DATE OF INCEPTION) TO DECEMBER 31, 1999


15.  SUBSEQUENT EVENTS (CONTINUED)
consummation of a qualified public offering. The Class F shareholders are entitled to appoint representatives to the Board of Directors. The Class F stock is redeemable by the holder at any time after May 23, 2005 at a price per share equal to the sum of the Class F stated value, initially $4.20 per share, multiplied by the number of shares to be redeemed, plus all accrued but unpaid dividends.

The Class F Stock is senior to all other classes of preferred stock.

Upon liquidation, holders of the Class F stock are entitled to receive, out of funds then generally available, unpaid dividends previously paid or accrued and a per share amount equal to the Class F stated value.

Pursuant to the Stock Purchase Agreement related to the Class F Stock (the "Class F Agreement"), the Company is bound by certain covenants.


Under the conditions of the Class F Agreement, the Company will issue warrants for shares of common stock equal to $14,250,000 divided by the warrant price. The warrant price is defined as 37.5% of the lower of: (i) the effective price per share of common stock paid by the acquirer in a sale transaction as determined by a nationally recognized banking firm chosen by the Company and approved by a majority of the purchasers that hold a majority of the aggregate preferred shares and conversion shares (shares of common stock issuable upon conversion of the Class F Stock) as of the date of consummation of such sale transaction and (ii) the initial price in the first qualified offering of the Company's common stock. These warrants expire on May 23, 2005 and no warrants have been issued at this time.



STOCK OPTIONS--During the period from January 1, 2000 to September 22, 2000, the Company issued 1,808,988 ISOs with exercise prices from $.89 to $6.10, 1,157,200 NSOs to employees at exercise prices from $2.10 to $7.50, and 160,000 NSOs to consultants at an exercise price of $4.10.



16.  INITIAL PUBLIC OFFERING AND STOCK SPLIT



On November 22, 2000 the Company completed an initial public offering for the sale of 8,000,000 shares of the Company's common stock. The gross proceeds of the offering were $48 million. Prior to the effective date of the offering, the Company completed a 2-for-1 split of the Company's common stock. All share and per share amounts in the accompanying financial statements have been retroactively restated to reflect this 2-for-1 split.



In conjunction with the Company's initial public offering, the Company authorized a new class of preferred stock consisting of 10,000,000 shares.


                                  * * * * * *

--------------------------------------------------------------------------------

                                     [LOGO]

                         SATCON TECHNOLOGY CORPORATION
                                         SHARES

                                  COMMON STOCK

                             ---------------------
                                   PROSPECTUS

                             ---------------------


                                           , 2001


                               CIBC WORLD MARKETS

                         BANC OF AMERICA SECURITIES LLC

                                  FAC/EQUITIES

--------------------------------------------------------------------------

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE INFORMATION THAT IS NOT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THE COMMON STOCK IN ANY JURISDICTION, WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THE COMMON STOCK.


UNTIL              , 2001 (25 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL
DEALERS THAT EFFECT TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant, other than the underwriting discounts and commissions. All amounts shown are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.


SEC registration fee........................................  $   30,360
NASD filing fee.............................................      12,000
Nasdaq National Market listing fee..........................      17,500
Blue Sky fees and expenses..................................       5,000
Transfer Agent and Registrar fees...........................      25,000
Accounting fees and expenses................................     400,000
Legal fees and expenses.....................................     600,000
Printing and mailing expenses...............................     250,000
Miscellaneous...............................................     360,140
                                                              ----------
    Total...................................................  $1,700,000
                                                              ==========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. SatCon has included such a provision in its Certificate of Incorporation. This provision reads as follows:

       "To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary demands for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
       (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
       Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court like determines that such indemnification is proper under the circumstances. SatCon's Bylaws include the following provision:

       "Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees", who may be indemnified by a Delaware corporation pursuant to the provisions of such
       Section 145, namely, any person or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful."

SatCon has purchased directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits


EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
1.1                     Form of Underwriting Agreement.

2.1                     Amended and Restated Asset Purchase Agreement among SatCon
                        Film Microelectronics, Inc., Film Microelectronics Inc., and
                        Albert R. Snider, dated as of April 3, 1997, is incorporated herein by reference to Exhibits to the Registrant's Current
                        Report on Form 8-K dated April 16, 1997.

2.2                     Stock Purchase Agreement, dated as of October 21, 1999, by and among the Registrant, Mechanical Technology
                        Incorporated, Ling Electronics, Inc. and Ling Electronics,
                        Ltd. is incorporated herein by reference to Exhibits to the
                        Registrant's Current Report on Form 8-K dated October 21,
                        1999.

2.3                     Asset Purchase Agreement, dated as of November 16, 1999, by and between the Registrant and Northrop Grumman Corporation is incorporated herein by reference to Exhibits to the
                        Registrant's Current Report on Form 8-K dated November 16,
                        1999.

3.1 Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No.
                        33-49286).

3.2                     Bylaws of the Registrant is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on
                        Form S-1 (File No. 33-49286).

3.3                     Certificate of Amendment of Certificate of Incorporation of
                        the Registrant, as filed with the Secretary of State of the
                        State of Delaware on May 12, 1997, is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

3.4                     Bylaws Amendment of the Registrant is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

3.5                     Certificate of Amendment of Certificate of Incorporation of
                        the Registrant, as filed with the Secretary of State of the
                        State of Delaware on March 17, 1999, is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated August 25, 1999.

3.6                     Certificate of Designation of Series and Statement of
                        Variations of Relative Rights, Preferences and Limitations
                        of Preferred Stock, dated as of August 25, 1999, relating to the Series A Preferred Stock is incorporated herein by
                        reference to Exhibits to the Registrant's Current Report on
                        Form 8-K dated August 25, 1999.

3.7                     Certificate of Amendment of Certificate of Incorporation of
                        the Registrant, as filed with the Secretary of State of the
                        State of Delaware on March 15, 2000.

4.1 Specimen Certificate of Common Stock, $.01 par value, is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No.
                        33-49286).

5.1(**)                 Opinion of Hale and Dorr LLP.

10.1(*)                 Employment Agreement, dated July 1, 1992, between the
                        Registrant and David B. Eisenhaure is incorporated herein by reference to Exhibits to the Registrant's Registration
                        Statement on Form S-1 (File No. 33-49286).

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
10.2(*)                 Employment Agreement, dated July 1, 1992, between the
                        Registrant and Michael C. Turmelle is incorporated herein by reference to Exhibits to the Registrant's Registration
                        Statement on Form S-1 (File No. 33-49286).

10.3                    Change of Control Letter Agreement, dated March 22, 2000,
                        between the Registrant and Sean F. Moran is incorporated
                        herein by reference to Exhibits to the Registrant's
                        Quarterly Report on Form 10-Q for the period ended March 31,
                        2000.

10.4(*) 1992 Stock Option Plan is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-49286).

10.5(*) 1994 Stock Option Plan is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1994.

10.6(*) 1996 Stock Option Plan is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1996.

10.7(*) 1998 Stock Incentive Plan is incorporated herein by reference to Exhibit B to the Registrant's Definitive
                        Schedule 14A filed January 26, 1999.

10.8(*) 1999 Stock Incentive Plan is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1999.

10.9                    Lease, dated October 21, 1993, between the Registrant and
                        Gunwyn/First Street Limited Partnership is incorporated herein by reference to Exhibits to the Registrant's
                        Registration Statement on Form S-1 (File No. 33-49286).

10.10                   Manufacturing Agreement between Applied Materials, Inc. and its wholly-owned subsidiaries and the Registrant, dated as of February 20, 1997, is incorporated herein by reference to
                        Exhibits to the Registrant's Quarterly Report on Form 10-Q
                        for the period ended March 31, 1997.

10.11                   Securities Purchase Agreement, dated as of May 28, 1997, by and among the Registrant, Beacon Power Corporation and DQE
                        Enterprises, Inc. is incorporated herein by reference to
                        Exhibits to the Registrant's Current Report on Form 8-K
                        dated May 28, 1997.

10.12                   Securities Purchase Agreement, dated as of October 23, 1998, by and among Beacon Power Corporation, Perseus Capital,
                        L.L.C., DQE Enterprises, Inc., Micro Generation Technology
                        Fund, L.L.C. and the Registrant is incorporated herein by
                        reference to Exhibits to the Registrant's Current Report on
                        Form 8-K dated October 23, 1998.

10.13                   Amended and Restated License Agreement, dated as of October
                        23, 1998, by and between the Registrant and Beacon Power
                        Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October
                        23, 1998.

10.14                   Registration Rights Statement, dated as of October 23, 1998, by and among Beacon Power Corporation, Perseus Capital,
                        L.L.C., DQE Enterprises, Inc., Micro Generation Technology
                        Fund, L.L.C., and the Registrant, setting forth certain
                        registration rights granted by the Registrant is
                        incorporated herein by reference to Exhibits to the
                        Registrant's Current Report on Form 8-K dated October 23,
                        1998.

10.15                   Registration Rights Statement, dated as of October 23, 1998, by and among Beacon Power Corporation, Perseus Capital,
                        L.L.C., DQE Enterprises, Inc., Micro Generation Technology
                        Fund, L.L.C. and the Registrant, setting forth certain
                        registration rights granted by Beacon Power Corporation is incorporated herein by reference to Exhibits to the
                        Registrant's Current Report on Form 8-K dated October 23,
                        1998.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
10.16                   Lease, dated February 27, 1996, by and between the
                        Registrant and Diamond Management, Inc. is incorporated
                        herein by reference to Exhibits to the Registrant's Annual
                        Report on Form 10-K for the year ended September 30, 1998.

10.17                   Lease, dated March 5, 1998, by and between the Registrant
                        and Harold W. Slovin is incorporated herein by reference to
                        Exhibits to the Registrant's Annual Report on Form 10-K for
                        the year ended September 30, 1998.

10.18                   North America Distributor Agreement, dated June 4, 1998, by and between SatCon Film Microelectronics, Inc., a division of the Registrant, and Falcon Electronics, Inc. is
                        incorporated herein by reference to Exhibits to the
                        Registrant's Annual Report on Form 10-K for the year ended
                        September 30, 1998.

10.19                   Asset Purchase Agreement, dated as of January 4, 1999, among
                        K&D MagMotor Corp., the Registrant, Inductive Components,
                        Inc., Lighthouse Software, Inc. and Thomas Glynn is
                        incorporated herein by reference to Exhibits to the
                        Registrant's Current Report on Form 8-K dated January 4,
                        1999.

10.20                   Asset Purchase Agreement, dated as of March 31, 1999, by and between HyComp, Inc. and HyComp Acquisition Corp., a
                        wholly-owned subsidiary of the Registrant, is incorporated herein by reference to Exhibits to the Registrant's
                        Quarterly Report on Form 10-Q for the period ended June 30,
                        1999.

10.21                   Note Purchase Agreement, dated as of June 22, 1999, by and among Beacon Power Corporation, Perseus Capital, L.L.C., DQE
                        Enterprises, Inc., Micro Generation Technology Fund, L.L.C.
                        and the Registrant is incorporated herein by reference to
                        Exhibits to the Registrant's Quarterly Report on Form 10-Q
                        for the period ended June 30, 1999.

10.22                   Note and Warrant Purchase Agreement, dated as of August 2,
                        1999, by and among Beacon Power Corporation, Perseus
                        Capital, L.L.C., DQE Enterprises, Inc., Micro Generation
                        Technology Fund, L.L.C. and the Registrant is incorporated herein by reference to Exhibits to the Registrant's
                        Quarterly Report on Form 10-Q for the period ended June 30,
                        1999.

10.23                   License and Technical Assistant Agreement, dated as of June
                        7, 1999, by and between Delco Remy America, Inc. and the
                        Registrant is incorporated herein by reference to Exhibits to the Registrant's Amendment No. 1 to the Quarterly Report
                        on Form 10-Q for the period ended March 31, 1999.

10.24                   Securities Purchase Agreement, dated as of August 25, 1999, among the Registrant and the purchasers listed on Schedule I thereto is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated August 25,
                        1999.

10.25                   Registration Rights Agreement, dated as of August 25, 1999, among the Registrant and the investors named on the
                        signature pages thereof is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K
                        dated August 25, 1999.

10.26 Form of Warrants issued on August 25, 1999 in connection with the sale of the Series A Preferred Stock is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated August 25,
                        1999.

10.27                   Securities Purchase Agreement, dated as of October 21, 1999, between the Registrant and Mechanical Technology
                        Incorporated is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October
                        21, 1999.

10.28                   SatCon Registration Rights Agreement, dated as of October
                        21, 1999, between the Registrant and Mechanical Technology
                        Incorporated is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October
                        21, 1999.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
10.29                   MTI Registration Rights Agreement, dated as of October 21,
                        1999, between Mechanical Technology Incorporated and the
                        Registrant is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October
                        21, 1999.

10.30                   Form of Stock Purchase Warrant issued on October 21, 1999 by the Registrant to Mechanical Technology Incorporated is
                        incorporated herein by reference to Exhibits to the
                        Registrant's Current Report on Form 8-K dated October 21,
                        1999.

10.31                   Form of Stock Purchase Warrant issued on October 21, 1999 by
                        Mechanical Technology Incorporated to the Registrant is
                        incorporated herein by reference to Exhibits to the
                        Registrant's Current Report on Form 8-K dated October 21,
                        1999.

10.32                   Sublease, dated November 16, 1999, between the Registrant
                        and Northrop Grumman Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on
                        Form 8-K dated November 16, 1999.

10.33                   Transition Services Agreement, dated as of November 16,
                        1999, between the Registrant and Northrop Grumman
                        Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated
                        November 16, 1999.

10.34                   Memorandum of Understanding, entered into on November 16,
                        1999, between the Registrant and Northrop Grumman
                        Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated
                        November 16, 1999.

10.35                   Registration Rights Agreement, dated as of November 16,
                        1999, between the Registrant and Northrop Grumman
                        Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated
                        November 16, 1999.

10.36                   Stock Purchase Warrant issued on February 4, 2000 by the
                        Registrant to Northrop Grumman Corporation is incorporated herein by reference to the Registrant's Quarterly Report on
                        Form 10-Q for the period ended December 31, 1999.

10.37                   Promissory Note, dated October 6, 1999, made in favor of the
                        Registrant by Michael C. Turmelle in the amount of $10,000, together with Promissory Note, dated December 6, 1999, made in favor of the Registrant by Michael C. Turmelle in the
                        amount of $75,000, is incorporated herein by reference to
                        the Registrant's Quarterly Report on Form 10-Q for the
                        period ended December 31, 1999.

10.38                   Demand Promissory Note, dated February 25, 2000, made in
                        favor of the Registrant by Beacon Power Corporation in the amount of $300,000, together with First Amendment to Demand
                        Promissory Note, dated March 16, 2000 is incorporated by
                        reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2000.

10.39                   Consulting Agreement, dated July 19, 2000, between the
                        Registrant and Marshall J. Armstrong is incorporated herein by reference to the Registrant's Quarterly Report on Form
                        10-Q for the period ended June 30, 2000.

10.40 Agreement between the Department of Energy and the Registrant.

16                      Letter Regarding Registrant's Change in Certifying
                        Accountant is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated May 12,
                        1999.

21.1                    Subsidiaries of the Registrant.

23.1                    Consent of Arthur Andersen LLP.

23.2                    Consent of PricewaterhouseCoopers LLP.

23.3                    Consent of PricewaterhouseCoopers LLP.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
23.4                    Consent of Deloitte & Touche LLP.

------------------------

(*) Management contract or compensatory plan or arrangement required to be filed as an Exhibit to the Annual Report on Form 10-K for the year ended
    September 30, 1999.


(**) To be filed by amendment.


    (b) Financial Statement Schedules

SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS


                                                         ADDITIONS
                                           BALANCE AT    CHARGED TO    ADDITIONS                     BALANCE
                                          BEGINNING OF   COSTS AND        FROM                       AT END
                                             PERIOD       EXPENSES    ACQUISITIONS   DEDUCTIONS     OF PERIOD
                                          ------------   ----------   ------------   -----------   -----------
YEAR ENDED SEPTEMBER 30, 1998:
  Allowance for doubtful accounts.......  $   159,243    $   29,014            --    $  (136,421)  $    51,836
  Allowance for unbilled contract
    costs...............................  $ 1,130,468            --            --    $(1,072,857)  $    57,611
  Deferred tax valuation allowance......  $ 4,111,568    $2,689,999            --             --   $ 6,801,567
  Allowance for obsolete inventory......  $   758,541            --            --    $  (549,765)  $   208,776
  Reserve for product warranty
    expense.............................  $    16,511            --            --    $   (16,511)           --
  Accrued costs for consolidation of
    facilities..........................  $   498,000            --            --    $  (398,000)  $   100,000

YEAR ENDED SEPTEMBER 30, 1999:
  Allowance for doubtful accounts.......  $    51,836    $  345,433            --    $   (10,583)  $   386,686
  Allowance for unbilled contract
    costs...............................  $    57,611    $  688,510            --             --   $   746,121
  Deferred tax valuation allowance......  $ 6,801,567    $4,788,539            --             --   $11,590,106
  Allowance for obsolete inventory......  $   208,776    $  870,021            --             --   $ 1,078,797
  Reserve for product warranty
    expense.............................           --    $   36,000            --             --   $    36,000
  Accrued costs for consolidation of
    facilities..........................  $   100,000            --            --             --   $   100,000

YEAR ENDED SEPTEMBER 30, 2000:
  Allowance for doubtful accounts.......  $   386,686    $  265,742            --    $  (332,208)  $   320,220
  Allowance for unbilled contract
    costs...............................  $   746,121            --            --    $  (746,121)           --
  Deferred tax valuation allowance......  $11,590,106     9,668,342                                 21,254,448
  Allowance for obsolete inventory......  $ 1,078,797    $  658,774            --    $  (543,621)  $ 1,193,950
  Reserve for product warranty
    expense.............................  $    36,000    $  264,096    $  195,384    $   (30,365)      465,115
  Accrued costs for consolidation of
    facilities..........................  $   100,000            --            --             --   $   100,000


All other schedules have been omitted because they are not required or because the required information is given in the Registrant's Consolidated Financial Statements or Notes thereto.


ITEM 17. UNDERTAKINGS.



Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



The undersigned Registrant hereby undertakes that:



(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.



(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on December 12, 2000.


                                                       SATCON TECHNOLOGY CORPORATION

                                                       By:  /s/ DAVID B. EISENHAURE
                                                            -----------------------------------------
                                                            David B. Eisenhaure
                                                            PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                                            CHAIRMAN OF THE BOARD


Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                          DATE
                ---------                                  -----                          ----
                                            Chairman of the Board, President,
         /s/ DAVID B. EISENHAURE              Chief Executive Officer and
    ---------------------------------         Director (Principal Executive         December 12, 2000
           David B. Eisenhaure                Officer)

                                            Vice President of Finance, Chief
            /s/ SEAN F. MORAN*                Financial Officer and Treasurer
    ---------------------------------         (Principal Financial Officer and      December 12, 2000
              Sean F. Moran                   Principal Accounting Officer)

         /s/ MICHAEL C. TURMELLE*           Director, Vice President, Chief
    ---------------------------------         Operating Officer and Secretary       December 12, 2000
           Michael C. Turmelle

        /s/ JAMES L. KIRTLEY, JR.*          Director, Vice President and Chief
    ---------------------------------         Scientist                             December 12, 2000
          James L. Kirtley, Jr.

        /s/ MARSHALL J. ARMSTRONG*          Director
    ---------------------------------                                               December 12, 2000
          Marshall J. Armstrong

          /s/ ALAN P. GOLDBERG*             Director
    ---------------------------------                                               December 12, 2000
             Alan P. Goldberg

                SIGNATURE                                  TITLE                          DATE
                ---------                                  -----                          ----
         /s/ THOMAS A. HURKMANS*            Director
    ---------------------------------                                               December 12, 2000
            Thomas A. Hurkmans

          /s/ GERALD L. WILSON*             Director
    ---------------------------------                                               December 12, 2000
             Gerald L. Wilson

      * By: /s/ DAVID B. EISENHAURE
    ---------------------------------
           David B. Eisenhaure
           As Attorney-In-Fact

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                           ON SUPPLEMENTARY SCHEDULE

To the Board of Directors of
SatCon Technology Corporation:


We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of SatCon Technology Corporation and its subsidiaries and have issued our report thereon dated November 28, 2000. Our audit was made for the purpose of forming an opinion on those consolidated financial statements taken as a whole. The schedule listed in Item 16(b) is the responsibility of the Company's management and is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic consolidated financial statements. This schedule has been subjected to auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.


                                          /s/ ARTHUR ANDERSEN LLP
                                          Arthur Andersen LLP


Boston, Massachusetts
November 28, 2000

                                 EXHIBIT INDEX


EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
1.1            Form of Underwriting Agreement.

2.1            Amended and Restated Asset Purchase Agreement among SatCon
               Film Microelectronics, Inc., Film Microelectronics Inc., and
               Albert R. Snider, dated as of April 3, 1997, is incorporated herein by reference to Exhibits to the Registrant's Current
               Report on Form 8-K dated April 16, 1997.

2.2 Stock Purchase Agreement, dated as of October 21, 1999, by and among the Registrant, Mechanical Technology
               Incorporated, Ling Electronics, Inc. and Ling Electronics,
               Ltd. is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October 21,
               1999.

2.3 Asset Purchase Agreement, dated as of November 16, 1999, by and between the Registrant and Northrop Grumman Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated November 16,
               1999.

3.1 Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No.
               33-49286).

3.2 Bylaws of the Registrant is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-49286).

3.3 Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on May 12, 1997, is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

3.4 Bylaws Amendment of the Registrant is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

3.5 Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on March 17, 1999, is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated August 25, 1999.

3.6            Certificate of Designation of Series and Statement of
               Variations of Relative Rights, Preferences and Limitations of Preferred Stock, dated as of August 25, 1999, relating to the Series A Preferred Stock is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated August 25, 1999.

3.7 Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on March 15, 2000.

4.1 Specimen Certificate of Common Stock, $.01 par value, is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File
               No. 33-49286).

5.1(**)        Opinion of Hale and Dorr LLP.

10.1(*)        Employment Agreement, dated July 1, 1992, between the
               Registrant and David B. Eisenhaure is incorporated herein by reference to Exhibits to the Registrant's Registration
               Statement on Form S-1 (File No. 33-49286).

10.2(*)        Employment Agreement, dated July 1, 1992, between the
               Registrant and Michael C. Turmelle is incorporated herein by reference to Exhibits to the Registrant's Registration
               Statement on Form S-1 (File No. 33-49286).

10.3 Change of Control Letter Agreement, dated March 22, 2000, between the Registrant and Sean F. Moran is incorporated herein by reference to Exhibits to the Registrant's
               Quarterly Report on Form 10-Q for the period ended March 31,
               2000.

10.4(*) 1992 Stock Option Plan is incorporated herein by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-49286).

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
10.5(*)        1994 Stock Option Plan is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K
               for the year ended September 30, 1994.

10.6(*) 1996 Stock Option Plan is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1996.

10.7(*) 1998 Stock Incentive Plan is incorporated herein by reference to Exhibit B to the Registrant's Definitive
               Schedule 14A filed January 26, 1999.

10.8(*) 1999 Stock Incentive Plan is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1999.

10.9           Lease, dated October 21, 1993, between the Registrant and
               Gunwyn/First Street Limited Partnership is incorporated herein by reference to Exhibits to the Registrant's
               Registration Statement on Form S-1 (File No. 33-49286).

10.10 Manufacturing Agreement between Applied Materials, Inc. and its wholly-owned subsidiaries and the Registrant, dated as of February 20, 1997, is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

10.11 Securities Purchase Agreement, dated as of May 28, 1997, by and among the Registrant, Beacon Power Corporation and DQE
               Enterprises, Inc. is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated May 28, 1997.

10.12 Securities Purchase Agreement, dated as of October 23, 1998, by and among Beacon Power Corporation, Perseus Capital,
               L.L.C., DQE Enterprises, Inc., Micro Generation Technology
               Fund, L.L.C. and the Registrant is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October 23, 1998.

10.13          Amended and Restated License Agreement, dated as of October
               23, 1998, by and between the Registrant and Beacon Power
               Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October
               23, 1998.

10.14 Registration Rights Statement, dated as of October 23, 1998, by and among Beacon Power Corporation, Perseus Capital,
               L.L.C., DQE Enterprises, Inc., Micro Generation Technology
               Fund, L.L.C., and the Registrant, setting forth certain registration rights granted by the Registrant is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October 23,
               1998.

10.15 Registration Rights Statement, dated as of October 23, 1998, by and among Beacon Power Corporation, Perseus Capital,
               L.L.C., DQE Enterprises, Inc., Micro Generation Technology
               Fund, L.L.C. and the Registrant, setting forth certain registration rights granted by Beacon Power Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October 23,
               1998.

10.16 Lease, dated February 27, 1996, by and between the Registrant and Diamond Management, Inc. is incorporated herein by reference to Exhibits to the Registrant's Annual
               Report on Form 10-K for the year ended September 30, 1998.

10.17 Lease, dated March 5, 1998, by and between the Registrant and Harold W. Slovin is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1998.

10.18 North America Distributor Agreement, dated June 4, 1998, by and between SatCon Film Microelectronics, Inc., a division of the Registrant, and Falcon Electronics, Inc. is incorporated herein by reference to Exhibits to the Registrant's Annual Report on Form 10-K for the year ended
               September 30, 1998.

10.19          Asset Purchase Agreement, dated as of January 4, 1999, among
               K&D MagMotor Corp., the Registrant, Inductive Components,
               Inc., Lighthouse Software, Inc. and Thomas Glynn is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated January 4,
               1999.

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
10.20          Asset Purchase Agreement, dated as of March 31, 1999, by and between HyComp, Inc. and HyComp Acquisition Corp., a
               wholly-owned subsidiary of the Registrant, is incorporated herein by reference to Exhibits to the Registrant's
               Quarterly Report on Form 10-Q for the period ended June 30,
               1999.

10.21 Note Purchase Agreement, dated as of June 22, 1999, by and among Beacon Power Corporation, Perseus Capital, L.L.C., DQE
               Enterprises, Inc., Micro Generation Technology Fund, L.L.C.
               and the Registrant is incorporated herein by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1999.

10.22          Note and Warrant Purchase Agreement, dated as of August 2,
               1999, by and among Beacon Power Corporation, Perseus
               Capital, L.L.C., DQE Enterprises, Inc., Micro Generation
               Technology Fund, L.L.C. and the Registrant is incorporated herein by reference to Exhibits to the Registrant's
               Quarterly Report on Form 10-Q for the period ended June 30,
               1999.

10.23          License and Technical Assistant Agreement, dated as of June
               7, 1999, by and between Delco Remy America, Inc. and the
               Registrant is incorporated herein by reference to Exhibits to the Registrant's Amendment No. 1 to the Quarterly Report on Form 10-Q for the period ended March 31, 1999.

10.24 Securities Purchase Agreement, dated as of August 25, 1999, among the Registrant and the purchasers listed on Schedule I thereto is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated August 25,
               1999.

10.25 Registration Rights Agreement, dated as of August 25, 1999, among the Registrant and the investors named on the signature pages thereof is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated August 25, 1999.

10.26 Form of Warrants issued on August 25, 1999 in connection with the sale of the Series A Preferred Stock is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated August 25,
               1999.

10.27 Securities Purchase Agreement, dated as of October 21, 1999, between the Registrant and Mechanical Technology
               Incorporated is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October
               21, 1999.

10.28          SatCon Registration Rights Agreement, dated as of October
               21, 1999, between the Registrant and Mechanical Technology
               Incorporated is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October
               21, 1999.

10.29          MTI Registration Rights Agreement, dated as of October 21,
               1999, between Mechanical Technology Incorporated and the
               Registrant is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October
               21, 1999.

10.30 Form of Stock Purchase Warrant issued on October 21, 1999 by the Registrant to Mechanical Technology Incorporated is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October 21,
               1999.

10.31          Form of Stock Purchase Warrant issued on October 21, 1999 by
               Mechanical Technology Incorporated to the Registrant is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated October 21,
               1999.

10.32 Sublease, dated November 16, 1999, between the Registrant and Northrop Grumman Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated November 16, 1999.

10.33          Transition Services Agreement, dated as of November 16,
               1999, between the Registrant and Northrop Grumman
               Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated
               November 16, 1999.

10.34          Memorandum of Understanding, entered into on November 16,
               1999, between the Registrant and Northrop Grumman
               Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated
               November 16, 1999.

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
10.35          Registration Rights Agreement, dated as of November 16,
               1999, between the Registrant and Northrop Grumman
               Corporation is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated
               November 16, 1999.

10.36          Stock Purchase Warrant issued on February 4, 2000 by the
               Registrant to Northrop Grumman Corporation is incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the period ended December 31, 1999.

10.37 Promissory Note, dated October 6, 1999, made in favor of the Registrant by Michael C. Turmelle in the amount of $10,000, together with Promissory Note, dated December 6, 1999, made in favor of the Registrant by Michael C. Turmelle in the amount of $75,000, is incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the period ended December 31, 1999.

10.38 Demand Promissory Note, dated February 25, 2000, made in favor of the Registrant by Beacon Power Corporation in the amount of $300,000, together with First Amendment to Demand
               Promissory Note, dated March 16, 2000 is incorporated by reference to Exhibits to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2000.

10.39          Consulting Agreement, dated July 17, 2000, between the
               Registrant and Marshall J. Armstrong is incorporated herein by reference to the Registrant's Quarterly Report on Form
               10-Q for the period ended June 30, 2000.

10.40 Agreement between the Department of Energy and the Registrant.

16             Letter Regarding Registrant's Change in Certifying
               Accountant is incorporated herein by reference to Exhibits to the Registrant's Current Report on Form 8-K dated May 12,
               1999.

21.1           Subsidiaries of the Registrant.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of PricewaterhouseCoopers LLP.

23.3           Consent of PricewaterhouseCoopers LLP.

23.4           Consent of Deloitte & Touche LLP.


------------------------

(*) Management contract or compensatory plan or arrangement required to be filed as an Exhibit to the Annual Report on Form 10-K for the year ended
    September 30, 1999.


(**) To be filed by amendment.